Execution Version

SENIOR SECURED TERM LOAN CREDIT AGREEMENT

dated as of April 14, 2023 among
SOUNDHOUND AI, INC.,
as the Borrower,

the Lenders
from time to time party hereto and
ACP POST OAK CREDIT II LLC,
as Administrative Agent and Collateral Agent

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Table of Contents (continued)
Page

ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS    1
Section 1.01    Defined Terms    1
Section 1.02    Types of Loans and Borrowings    26
Section 1.03    Terms Generally; Rules of Construction    26
Section 1.04    Accounting Terms and Determinations; GAAP    26
Section 1.05    Times of Day    27
Section 1.06    Timing of Payment or Performance    27
Section 1.07    Benchmark Replacement    27
Section 1.08    Limited Condition Acquisition    27
ARTICLE II THE CREDITS    28
Section 2.01    Commitments    28
Section 2.02    Loans and Borrowings    28
Section 2.03    Requests for Borrowings    29
Section 2.04    Interest Elections    29
Section 2.05    Funding of Borrowings    30
Section 2.06    Incremental Loan    31
ARTICLE III PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES    32
Section 3.01    Repayment of Loans    32
Section 3.02    Interest    32
Section 3.03    Permanent Cessations Fallbacks for SOFR    33
Section 3.04    Prepayments    35
Section 3.05    Administrative Agent and Other Fees    37
ARTICLE IV PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS    37
Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs    37
Section 4.02    Presumption of Payment by the Borrower    38
Section 4.03    Certain Deductions by the Administrative Agent    38
ARTICLE V INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY    39
Section 5.01    Increased Costs    39
Section 5.02    Break Funding Payments    39
Section 5.03    Taxes    40
Section 5.04    Mitigation Obligations; Designation of Different Lending Office    43
Section 5.05    Illegality    44
Section 5.06    Removal or Replacement of a Lender    44
ARTICLE VI [RESERVED]    45
ARTICLE VII CONDITIONS PRECEDENT    45
Section 7.01    Closing Date    45
ARTICLE VIII REPRESENTATIONS AND WARRANTIES    49
Section 8.01    Organization; Powers    49
Section 8.02    Authority; Enforceability    49
Section 8.03    Approvals; No Conflicts    49
Section 8.04    Financial Condition; No Material Adverse Change    50
Section 8.05    Litigation    50
Section 8.06    Environmental Matters    50

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Table of Contents (continued)
Page
Section 8.07    Compliance with the Laws and Agreements; No Defaults    52
Section 8.08    Investment Company Act    52
Section 8.09    Taxes    52
Section 8.10    ERISA    52
Section 8.11    Disclosure; No Material Misstatements    53
Section 8.12    Insurance    53
Section 8.13    Restriction on Liens    54
Section 8.14    Officer, Directors and Ownership    54
Section 8.15    Jurisdiction of Organization; Name; Location of Business and Offices    54
Section 8.16    Properties; Titles, Etc    54
Section 8.17    Permits    55
Section 8.18    Security Documents    55
Section 8.19    Hedging Agreements    56
Section 8.20    Use of Proceeds    56
Section 8.21    Solvency    56
Section 8.22    USA PATRIOT; AML Laws; Anti-Corruption Laws and Sanctions    56
Section 8.23    Accounts    57
Section 8.24    Labor Matters    57
Section 8.25    Affected Financial Institutions    57
ARTICLE IX AFFIRMATIVE COVENANTS    57
Section 9.01    Financial Statements; Other Information    57
Section 9.02    Notices of Material Events    60
Section 9.03    Existence; Conduct of Business    61
Section 9.04    Payment of Obligations    61
Section 9.05    Material Contracts    61
Section 9.06    Maintenance of Properties    61
Section 9.07    Insurance    62
Section 9.08    Books and Records; Inspection Rights    62
Section 9.09    Compliance with Laws    62
Section 9.10    Environmental Matters    63
Section 9.11    Further Assurances    63
Section 9.12    Additional Guaranty; Additional Collateral    64
Section 9.13    ERISA Compliance    65
Section 9.14    Casualty Event    65
Section 9.15    Miscellaneous Business Covenants    66
Section 9.16    License Agreements and Third-Party License Agreements    66
Section 9.17    Insurance Policy    66
Section 9.18    Intellectual Property    68
Section 9.19    Funding of Interest Escrow Account    68
Section 9.20    Board Observer    69
Section 9.21    Post-Closing Obligations    69
ARTICLE X NEGATIVE COVENANTS    70
Section 10.01    Financial Covenant    70
Section 10.02    Indebtedness    70
Section 10.03    Liens    71
Section 10.04    Restricted Payments    72
Section 10.05    Investments, Loans and Advances    73
Section 10.06    Nature of Business    74

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Table of Contents (continued)
Page
Section 10.07    Proceeds of Loans    74
Section 10.08    ERISA Compliance    75
Section 10.09    Mergers, Etc    75
Section 10.10    Sale of Properties    75
Section 10.11    Environmental Matters    76
Section 10.12    Transactions with Affiliates    76
Section 10.13    Negative Pledge Agreements; Dividend Restrictions    76
Section 10.14    Sale and Leaseback    77
Section 10.15    Amendments to Organizational Documents, Fiscal Year End    77
Section 10.16    Material Contracts    77
Section 10.17    New Accounts    77
Section 10.18    Bankruptcy Remote    77
ARTICLE XI EVENTS OF DEFAULT; REMEDIES    78
Section 11.01    Events of Default    78
Section 11.02    Remedies    80
Section 11.03    Protective Payments    82
ARTICLE XII THE AGENTS    82
Section 12.01    Appointment; Powers    82
Section 12.02    Duties and Obligations of Agents    83
Section 12.03    Action by Administrative Agent or Collateral Agent    83
Section 12.04    Reliance by Administrative Agent and Collateral Agent    84
Section 12.05    Subagents    84
Section 12.06    Resignation or Removal of Agents    85
Section 12.07    Administrative Agent as Lender    85
Section 12.08    No Reliance    85
Section 12.09    Administrative Agent May File Proofs of Claim    86
Section 12.10    Authority of Collateral Agent to Release Collateral and Liens    86
Section 12.11    Acknowledgement of Lenders    86
Section 12.12    Credit Bidding    87
Section 12.13    Disqualified Institutions    88
ARTICLE XIII MISCELLANEOUS    88
Section 13.01    Notices    88
Section 13.02    Waivers; Amendments    90
Section 13.03    Expenses, Indemnity; Damage Waiver    91
Section 13.04    Assignments and Participations    93
Section 13.05    Survival; Revival; Reinstatement    96
Section 13.06    Counterparts; Integration; Effectiveness    97
Section 13.07    Severability    98
Section 13.08    Right of Setoff    98
Section 13.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS    98
Section 13.10    Certain Determinations    99
Section 13.11    Headings    99
Section 13.12    Confidentiality    99
Section 13.13    Interest Rate Limitation    100
Section 13.14    EXCULPATION PROVISIONS    101
Section 13.15    No Third-Party Beneficiaries    101

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Section 13.16    USA PATRIOT ACT NOTICE    101
Section 13.17    Collateral Releases    102
Section 13.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    102

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Page

ANNEXES, EXHIBITS AND SCHEDULES

Annex I    Commitments

Exhibit A    Form of Note
Exhibit B    Form of Borrowing Request Exhibit C    Form of Interest Election Request
Exhibit D    Form of Quarterly IP Monitoring Report Exhibit E-1    Form of Solvency Certificate
Exhibit E-2    Form of Compliance Certificate
Exhibit F    Form of Guarantee and Collateral Agreement Exhibit G    Form of Assignment and Assumption
Exhibit H-1    Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders) Exhibit H-2    Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants) Exhibit H-3    Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships) Exhibit H-4    Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
Exhibit I    Form of Perfection Certificate

Schedule 1.01    Material Contracts
Schedule 7.01(f)    Organizational and Capital Structure of the Loan Parties
Schedule 7.01(x)     Real Property Rights Schedule 8.04    Material Indebtedness Schedule 8.05    Litigation
Schedule 8.13    Restriction on Liens
Schedule 8.14    Officers, Directors and Ownership Schedule 8.18    Jurisdictions for Filing Mortgages Schedule 8.19    Hedging Agreements
Schedule 8.23    Accounts
Schedule 9.07    Insurance
Schedule 9.17    Insurance Premium Payments Schedule 9.21    Post-Closing Obligations Schedule 10.02    Existing Indebtedness Schedule 10.03    Existing Liens
Schedule 10.05    Existing Investments Schedule 10.18    Bankruptcy Remote Schedule 12.13    Disqualified Institutions

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SENIOR SECURED TERM LOAN CREDIT AGREEMENT, dated as of April 14,
2023 (this “Agreement”), among SOUNDHOUND AI, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time party hereto and ACP POST OAK CREDIT II LLC (“ACP”), as the Administrative Agent for the Lenders and Collateral Agent for the Secured Parties.

R E C I T A L S

A.The Borrower has requested that the Lenders extend, and the Lenders have agreed to make available to the Borrower, the term loan facility provided for herein upon the terms and subject to the conditions set forth in this Agreement and the other Loan Documents.

B.The Borrower desires to secure the Secured Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first-priority security interest in and continuing Lien (subject to certain limitations set forth in this Agreement) upon all of its rights, title and interest in its property constituting Collateral.

C.Borrower has determined that it is in its best interests to cause each of its Subsidiaries other than Excluded Subsidiaries (subject to certain additional exceptions set forth in this Agreement) to guarantee the Secured Obligations and to pledge and grant to the Collateral Agent, for the benefit of the Secured Parties, a first-priority security interest in and continuing Lien (subject to certain limitations set forth in this Agreement) upon all of its rights, title and interest in its property constituting Collateral.

In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ACP” has the meaning assigned to such term in the introductory paragraph hereto.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary (other than the formation of a newly formed Subsidiary), or (c) a merger, amalgamation or consolidation or any other combination with another Person (other than a Person that is a Subsidiary before giving effect to such merger, amalgamation or consolidation, provided that the Company or a Subsidiary is the surviving or resulting entity). “Acquired Assets” means assets acquired in any Acquisition under clause (a) of this definition.

“Adjustable Rate” means, for purposes of any calculation, the rate per annum equal to (a) the Index for such calculation plus (b) the Spread Adjustment; provided that if the Adjustable Rate as so determined is less than the Index Floor, then the Adjustable Rate shall be the Index Floor.

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“Administrative Agent” means ACP, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent or administrative agent appointed in accordance with the provisions of Section 12.06.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Administrator” has the meaning set forth in the 2021 ISDA Definitions.

“Administrator/Benchmark Event” has the meaning set forth in the 2021 ISDA Definitions.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Loans” has the meaning assigned to such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, (a) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (b) another Person that directly or indirectly owns or holds (i) ten percent (10.0%) or more of any class of Equity Interests with voting power in the specified Person or (ii) ten percent (10.0%) or more of the Equity Interests in the specified Person or (c) any officer, director, manager or partner of the specified Person.

“Agent” means the Administrative Agent or the Collateral Agent, as applicable, and “Agents” shall refer to both the Administrative Agent and the Collateral Agent, collectively.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjustable Rate plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjustable Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjustable Rate, as applicable. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 3.03(b)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than two percent (2.00%), such rate shall be deemed to be two percent (2.00%) for purposes of this Agreement.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender, any Loan Party or their Subsidiaries from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or their Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the FCPA, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Applicable Business Day” has the meaning set forth in the 2021 ISDA Definitions.

“Applicable Fallback Effective Date” has the meaning set forth in the 2021 ISDA Definitions.

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“Applicable Margin” means, for any day, (a) with respect to any ABR Loan, a rate per annum equal to 7.50% or (b) with respect to any SOFR Loan, a rate per annum equal to 8.50%.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of all Loans of all Lenders then outstanding).

“Approved Fund” means any Person (other than a natural person) that is primarily engaged in making, purchasing, holding or investing in commercial bank loans and similar extensions of credit in the ordinary course of its business and any investment fund or asset manager that is administered, advised, sub- advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 13.04(b)), and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Beneficial Ownership Certification” means a certification regarding the Beneficial Owners of the Borrower as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Board Observer Agreement” means that certain Board Observer Agreement among the Administrative Agent and Borrower.

“Borrower” has the meaning assigned to such term in the introductory paragraph hereto.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date, and in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

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“Borrowing Request” means a written request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form of Exhibit B or such other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Call Premium” means with respect to any prepayment (whether voluntary or involuntary) of Loans hereunder, any other repayment of the Loans hereunder or acceleration of Loans: (a) in the case of any such prepayment, repayment or acceleration of Loans that occurs during the period from the Closing Date to and including the Call Premium Expiration Date, an amount equal to (i) the present value of all required payments of interest on such Loans being prepaid, repaid or that has become or is declared accelerated, from the date of such prepayment, repayment or acceleration through the Call Premium Expiration Date (calculated based on the effective interest rate for SOFR Loans as of the date of such prepayment, repayment or acceleration), which present value shall be calculated using a discount rate equal to the Treasury Rate plus 50 basis points plus (ii) the Insurance Call Premium (if any), and (b) in the case of any such prepayment, repayment or acceleration of Loans that occurs after the Call Premium Expiration Date, 0.00%.

“Call Premium Expiration Date” means the date that is the second anniversary of the Closing Date.

“Capital Expenditures” means, for any Person, all expenditures for fixed or capital assets or other capital expenditures which, in accordance with GAAP, are required to be capitalized and so shown on the consolidated balance sheet of such Person.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases or finance leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. Notwithstanding anything to the contrary contained herein, any lease (whether or not in existence on the Closing Date) that would have been considered an operating lease under the provisions of GAAP as in effect as of December 31, 2018 (and not as a capital or finance lease) regardless of any change in GAAP (whether or not such change in GAAP is contemplated as of the date hereof) following December 31, 2018 that would otherwise require such lease to be re-characterized (on a prospective or retroactive basis or otherwise) as a capital or finance lease, shall be treated as an operating lease.

“Cash Equivalents” means:

(a)marketable obligations, maturing within one (1) year after acquisition thereof, issued or unconditionally guaranteed by the United States or an instrumentality or agency thereof and entitled to the full faith and credit of the United States;

(b)marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;

(c)deposits maturing within one (1) year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating

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of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(d)money market funds substantially all of the assets of which comprise securities of the types described in subsections (a) through (c) above; and

(e)Investments consistent with Borrower’s investment policy delivered to the Collateral Agent prior to the Closing Date (or any updates thereto approved by the Collateral Agent), provided that such investment policy has been approved by Borrower’s board of directors.

“Casualty Event” means (a) any loss, casualty or other insured damage to any Property of any Loan Party or any of its Subsidiaries or (b) any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of (or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking), any Property of any Loan Party or any of its Subsidiaries (any event in this clause (b), a “Condemnation Event”).

“Change in Control” means the occurrence of any of the following:

(a)the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than any Permitted Holder of (i) Equity Interests representing more than 35% of (A) the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (B) the economic interest represented by the issued and outstanding Equity Interests of the Borrower, or (ii) the power to elect or appoint a majority of the Board of Directors or equivalent governing body of the Borrower;

(b)the Borrower ceasing to beneficially own and control, directly, 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of IPHoldCo;

(c)IPHoldCo ceasing to beneficially own and control, directly, 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of IPCo; or

(d)the sale, exclusive license or transfer, in a single transaction or in a related series of transactions, of all or substantially all of the assets of IPCo to any Person or of any Loan Party to any Person that is not a Loan Party.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith (whether or not having the force of law) or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated, issued or implemented.

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“Closing Date” means the date on which the conditions specified in Section 7.01 are satisfied (or waived in accordance with Section 13.02).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means all Property now owned or hereafter acquired by the Loan Parties or any other Guarantor which is subject to a Lien created or purported to be created under one or more Security Documents. For the avoidance of doubt, Collateral does not include Excluded Assets.

“Collateral Agent” means ACP, as collateral agent for the Secured Parties, together with any successor collateral agent or collateral agent appointed in accordance with the provisions of Section 12.06.

“Commitments” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Annex I hereto under the heading “Commitments” and any additional commitments established pursuant to Section 2.06. As of the Closing Date, the aggregate principal amount of Commitments of the Lenders is $100,000,000.

“Commodity Accounts” means all “commodity accounts” (as such term is defined in the UCC) of the Loan Parties.

“Condemnation Event” has the meaning assigned to such term in the definition of “Casualty
Event”.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, including the power to elect a majority of the directors, managers, trustees or equivalent of a Person, as the case may be. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, with respect to any Deposit Account, Securities Account or Commodity Account, a control agreement, in form and substance reasonably satisfactory to the Collateral Agent.

“Current Assets” means, at any date of determination, the total current assets (other than cash and cash equivalents) in accordance with GAAP of the Loan Parties on such date.

“Current Liabilities” means, at any date of determination, the total current liabilities in accordance with GAAP of the Loan Parties on such date, but excluding the current portion of any Indebtedness under this Agreement.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning set forth in Section 3.02(c)(i).

“Deposit Accounts” means all “deposit accounts” (as such term is defined in the UCC) of the Loan
Parties.

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“Disposition” means, (a) with respect to any Intellectual Property, any sale, license (other than any non-exclusive license granted in the ordinary course of business), sale with retained non-exclusive license, assignment, conveyance or transfer, and (b) with respect to any other Property (including, without limitation, Equity Interests of any Subsidiaries), any sale, lease, sale and leaseback, assignment, conveyance, transfer, license or other disposition thereof, including, without limitation, any Casualty Event or issuance of Equity Interests of any Subsidiary. The terms “Dispose” and “Disposed of” have meanings correlative thereto.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other obligations hereunder outstanding and all of the Commitments are terminated.

“Disqualified Institution” means, (a) the Persons listed on Schedule 12.13 and (b) on any date, any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent at least five (5) Business Days prior to such date (and an Affiliate of any such Person to the extent reasonably identifiable on the basis of the similarity of such Affiliate’s name and the name of an entity so identified in writing); provided that “Disqualified Institutions” shall exclude (i) any Insurer (or any reinsurer thereof), (ii) any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time and (iii) any Person for whose benefit a Lender has pledged or assigned a security interest in all or a portion of its rights under this Agreement to secure obligations of such Lender (or any prospective pledgee or assignee of such a security interest identified in writing by a Lender on or prior to the date the Borrower has delivered such written designation).

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized or incorporated in the United States or a state or territory thereof.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“ELOC” means a committed equity facility for the offering and sale from time to time of the Borrower’s Class A common stock by CF Principal Investments LLC.

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“Environmental Laws” means any and all Governmental Requirements pertaining in any way to the health and safety of persons or property, the environment, the preservation or reclamation of natural resources, or the management, Release or Threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which any Loan Party or any Subsidiary of any Loan Party is conducting, or at any time has conducted, business, or where any Property of any Loan Party or any Subsidiary of any Loan Party is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, including both preferred and common equity, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest, including any other debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“Escrow Agent” means PRAXIS Technology Escrow, LLC.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 11.01.

“Excepted Liens” means:

(a)Liens for Taxes, assessments or other governmental charges or levies which are (i) not yet due and payable or (ii) being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(b)Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c)statutory landlord’s Liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business, each of which is in respect of

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obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP or in respect of which bonds otherwise in an amount sufficient to repay the underlying obligation of such Liens shall have been obtained and remain in effect;

(d)Liens arising solely by virtue of any statutory or common law provision or customary deposit account terms (pursuant to a depository institution’s standard documentation that is provided to its customers generally) relating to banker’s Liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by any Loan Party or any Subsidiary of any Loan Party to provide collateral to the depository institution; and

(e)encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use or operation of such property in the ordinary course of business of the Loan Parties, or the value thereof, and that do not otherwise individually or in the aggregate materially impair the validity, perfection or priority of the Liens granted under the Security Documents;

provided, further, that (x) Liens described in clauses (a) through (d) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Collateral Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (y) in no event shall “Excepted Liens” secure Indebtedness of the type specified in clauses (a) and (b) of the definition of Indebtedness.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in the Guarantee and Collateral Agreement.

“Excluded Subsidiary” means any Subsidiary that is: (a) an Immaterial Subsidiary; (b) a Foreign Subsidiary, and (c) a Subsidiary for which the Borrower and the Administrative Agent agree in writing that the cost or other consequences of obtaining a guaranty from such Subsidiary would be excessive in view of the benefits to be obtained by the Secured Parties therefrom; provided, in each case, that no Excluded Subsidiary may at any time own or hold any right, title or interest in, to or under any Intellectual Property.

“Excluded Taxes” means any of the following Taxes imposed on or, with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) any and all Taxes imposed on (or measured by) such recipient’s net income (however denominated), franchise Taxes or branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized or incorporated under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in or, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes,
(b) in the case of a Lender, U.S. federal withholding Taxes that are imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such an interest in a the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.06) or otherwise becomes a party to this Agreement or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its

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lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.03(f), and (d) any
U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” means Indebtedness outstanding under (a) that certain Loan and Security Agreement, dated as of March 31, 2021 (as it may be amended, supplemented or otherwise modified from time to time), among Silicon Valley Bank, SVB Innovation Credit Fund VIII, L.P. and SoundHound, Inc. and (b) that certain Loan and Security Agreement, dated as of June 14, 2021 (as it may be amended, supplemented or otherwise modified from time to time), among Ocean II PLO, LLC, Structural Capital Investments III, LP and SoundHound, Inc.

“Extraordinary Net Cash Receipts” means any cash received by or paid to or for the account of the Borrower or any of its Subsidiaries not in the ordinary course of business, including, without limitation, (a) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action relating to the Collateral, (b) foreign, United States federal, state and local Tax refunds (other than
(i) research and development tax credit payments, (ii) payroll tax refunds and (iii) VAT refunds) and (c) indemnity payments; in each case, net of customary reasonable costs and expenses associated therewith; provided that Extraordinary Net Cash Receipts shall not include the proceeds (u) of any Indebtedness permitted to be incurred under this Agreement, (x) described in Sections 3.04(c)(i), (iii) or (iv) hereof, (y) working capital adjustments or (z) constituting deferred revenue (including as a result of settlements or judgments) from customer contracts.

“Facility” means this Agreement and the Commitments and the extensions of credit made hereunder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules, administrative guidance, or practices adopted or entered into pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that (a) if such a day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to three major banks on such day of such transactions as determined by the Administrative Agent; provided further that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Fed Recommended Rate” has the meaning set forth in the 2021 ISDA Definitions.

“Fee Letter” means that certain Fee Letter among the Agents and the Borrower dated as of the date hereof.

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“Financial Covenant” has the meaning set forth in Section 10.01.

“Financial Officer” means, for any Person, a chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Fixing Day” has the meaning set forth in the 2021 ISDA Definitions.

“FOMC Target Rate” has the meaning set forth in the 2021 ISDA Definitions.

“Flood Laws” mean all collectively, (a) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender (or if the Lender is a disregarded entity for U.S. federal income Tax purposes, the Person treated as the owner of the assets of such Lender for U.S. federal income Tax purposes) that is not a United States person, within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary that is (a) a direct or indirect Subsidiary of a Loan Party, which Subsidiary is organized under the laws of a jurisdiction other than the United States, a state thereof, or the District of Columbia, (b) a direct or indirect Subsidiary of a Subsidiary described in clause (a), which Subsidiary described in clause (a) is a “controlled foreign corporation” within the meaning of Section 957 of the Code (such entity, a “CFC”), or (c) a direct or indirect Domestic Subsidiary of a Loan Party all or substantially all of the assets of which are comprised of (directly or through one or more disregarded entities) Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Subsidiaries described in this definition.

“Free Cash Flow” means as of the most recently completed four consecutive fiscal quarters for which the Borrower has delivered financial statements pursuant to Section 9.01(a) or (b), the result of (a) the sum of (i) Net Income for such period, (ii) the amount of decrease, if any, in Working Capital of the Loan Parties during such period, and (iii) the depreciation and amortization expense of the Loan Parties for such period, minus (b) the sum of (i) mandatory or voluntary payments made toward the repayment of the Loans, other Secured Obligations and other Indebtedness for borrowed money during such period, (ii) the aggregate amount of Capital Expenditures made by the Loan Parties during such period, (iii) the amount of the increase, if any, in Working Capital of the Loan Parties during such period, (iv) to the extent not otherwise deducted from the calculation of Net Income, interest payments made on the Loans, other Secured Obligations and other Indebtedness for borrowed money during such period and (v) to the extent not otherwise deducted from the calculation of Net Income, Taxes of the Loan Parties paid by the Loan Parties during such period.

“Funds Flow Memorandum” has the meaning set forth in Section 7.01(u).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.04.

“General and Administrative Costs” means the general and administrative costs of the Borrower, including utilities, communications, consulting fees, salary, rent, supplies, travel, insurance, accounting, legal, engineering and broker related fees required to manage its affairs.

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“Governmental Approval” means any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice, declaration, or registration, filed with, or issued or granted, by any Governmental Authority.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including Environmental Laws and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement dated as of the Closing Date executed by the Borrower and the other Loan Parties (including any Subsidiaries that execute such agreement after the Closing Date pursuant to Section 9.12), in substantially the form of Exhibit F.

“Guarantors” means each Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement as a “Guarantor” and “Grantor” (as such terms are defined in the Guarantee and Collateral Agreement) and guarantees the Secured Obligations.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law and including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, asbestos containing materials, polychlorinated biphenyls, per- and poly-fluorinated substances or radon.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or their Subsidiaries shall be a Hedging Agreement.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary that (a) does not have, together with the total assets as of such date of all other Immaterial Subsidiaries in the aggregate, total assets in excess of two and one half percent (2.5%) of consolidated total assets of the Borrower and its Subsidiaries as of such date, (b) for the twelve-month period most recently ended on or prior to such

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date for which financial statements have been delivered pursuant to Section 9.01(a) or Section 9.01(b), did not have, together with the revenues for such period attributable to all Immaterial Subsidiaries in the aggregate, revenues in excess of two and one half percent (2.5%) of consolidated revenues of the Borrower for such period, and (c) does not own, directly or indirectly, Equity Interests in any other Subsidiary that is not an Immaterial Subsidiary; provided, in each case, that no Immaterial Subsidiary may at any time own or hold any right, title or interest in, to or under any Intellectual Property.

“Increased Cost Lender” has the meaning assigned to such term in Section 5.06.

“Indebtedness” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and other accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (other than trade accounts payable in the ordinary course of business); (d) in respect of any Capital Lease of any Person, the capitalized amount thereof (or finance lease liabilities) that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; (e) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person; (f) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made);
(g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others; (h) obligations to deliver commodities, goods or services in consideration of one or more advance payments; (i) obligations to pay for goods or services, even if such goods or services are not actually received or utilized by such Person, i.e., take-or-pay and similar obligations; (j) any Indebtedness of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock; and (l) obligations under Hedging Agreements. The Indebtedness of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 13.03(b).

“Index” means “CME Term SOFR” as defined in the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (as amended, supplemented or modified from time to time, the “2021 ISDA Definitions”) for a tenor of one month beginning on the applicable date of determination. Each calculation by Administrative Agent of the Index shall be conclusive and binding for all purposes, absent manifest error.

“Index Cessation Event” has the meaning set forth in the 2021 ISDA Definitions.

“Index Floor” means one and a half percent (1.50%).

“Information” has the meaning assigned to such term in Section 13.12.

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“Insurance Call Premium” has the meaning assigned to such term on Schedule 9.17.

“Insurance Policy” means that certain Collateral Protection Insurance Policy issued by the Insurers to the Administrative Agent on behalf of the Lenders, as insured, with the Lenders as loss payee thereunder.

“Insurance Premium Escrow Account” means, (a) initially, that certain deposit account of the Collateral Agent (or its sub-agent) held for the benefit of the Insurers as notified in writing to the Borrower, the Lenders and the Insurers or (b) if permitted by the Collateral Agent in its sole discretion, any deposit account of the Borrower designated by the Borrower from time to time in writing to the Collateral Agent, subject to a Control Agreement in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent (it being understood and agreed that the Collateral Agent shall have sole control over the Insurance Premium Escrow Account immediately upon the occurrence of the Closing Date and at all times thereafter), in each case, established and maintained for purposes of holding the Insurance Premium Escrow Account Funds for the benefit of the Insurers.

“Insurance Premium Escrow Account Funds” has the meaning assigned to such term in Section
9.17(b).

“Insurance Premium Escrow Required Amount” means, beginning on the six-month anniversary of the Closing Date, an amount equal to the next Insurance Premium Payment to be due and payable as set forth on Schedule 9.17.

“Insurance Premium Payments” has the meaning assigned to such term in Section 9.17.

“Insurers” means each Insurer, as defined in the Insurance Policy.

“Intellectual Property” has the meaning set forth in the Guarantee and Collateral Agreement.

“Intellectual Property Assignment Agreements” means, collectively, (i) that certain Intellectual Property Assignment Agreement, to be entered into in accordance with Section 9.21, by and between SoundHound, Inc., as assignor thereunder, and IPHoldCo, as assignee thereunder, and (ii) that certain Intellectual Property Assignment Agreement, to be entered into in accordance with Section 9.21, by and between IPHoldCo, as assignor thereunder, and IPCo, as assignee thereunder.

“Intercompany IP Licensing Agreement” means that certain IP License Agreement, to be entered into in accordance with Section 9.21, among IPCo and the other Loan Parties.

“Interest Election Request” means a written request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04 and substantially in the form of Exhibit C or such other form approved by the Administrative Agent.

“Interest Escrow Account” means, (a) initially, that certain deposit account of the Collateral Agent (or its sub-agent) as notified in writing to the Borrower and the Lenders, or (b) if permitted by the Collateral Agent in its sole discretion, any deposit account of the Borrower designated by the Borrower from time to time in writing to the Collateral Agent, subject to a Control Agreement in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent (it being understood and agreed that the Collateral Agent shall have sole control over the Interest Escrow Account immediately upon the occurrence of the Closing Date and at all times thereafter).

“Interest Escrow Account Funds” has the meaning assigned to such term in Section 3.02(d).

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“Interest Escrow Required Amount” means an amount equal to $13,544,860, subject to being (i) increased by agreement among the Administrative Agent, Lenders and the Borrower in connection with any increase in the Commitments pursuant to Section 2.06 and (ii) reduced pursuant to the express terms of Section 9.19(b)(B) and (d).

“Interest Payment Date” has the meaning assigned to such term in Section 3.02(d).

“Interest Period” means, with respect to each Loan, (a) initially, the period commencing on and including the Closing Date and ending on and excluding the next Interest Payment Date, and (b) thereafter, each period beginning on and including the last day of the immediately preceding Interest Period and ending on and excluding the earlier of (x) the next succeeding Interest Payment Date and (y) the Maturity Date; provided, that the Interest Period ending on the Maturity Date shall include the Maturity Date.

“Interest Rate” means, for any calendar month in an Interest Period, an interest per annum equal to the sum of (a) the Adjustable Rate, which Adjustable Rate shall be determined (x) with respect to the calendar month in which the Closing Date occurred, on the Closing Date and (y) with respect to each calendar month thereafter, the Rate Determination Date for each Reset Date, plus (b) the Applicable Margin.

“Investment” means, for any Person: (a) the purchase or acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Indebtedness of, purchase or other acquisition of any other Indebtedness or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or a discrete set of Properties of the seller of such Properties, other than any Property consisting of equipment, materials or consumables purchased or acquired in the ordinary course of business; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“IPCo” means SoundHound AI IP, LLC, a Delaware limited liability company.

“IPHoldCo” means SoundHound AI IP Holding, LLC, a Delaware limited liability company.

“IP Escrow Agreement” means that certain Information Escrow Agreement, by and among the Escrow Agent, the Administrative Agent and IPCo.

“IRS” means the United States Internal Revenue Service.

“Labor Contracts” means all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

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“License Agreements” means any license or sublicense agreement between IPCo and a Loan Party pursuant to which such Loan Party has made arrangements to exploit certain Intellectual Property of IPCo, as such agreements may be amended, restated, amended and restated, supplemented or otherwise modified not in contravention of this Agreement.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including (a) the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Limited Condition Acquisition” means any Permitted Acquisition or other permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“LCA Test Date” has the meaning assigned to such term in Section 1.08.

“Liquidity” means (a) aggregate principal amounts then available to be borrowed under any revolving facility of the Borrower permitted hereunder and (b) the Unrestricted Cash of the Loan Parties that is subject to a valid and first priority perfected Lien (subject to Excepted Liens of the type described in clause (d) of the definition thereof) in favor of the Collateral Agent.

“Loan Documents” means this Agreement, the Notes, the Security Documents, the Fee Letter, the Board Observer Agreement, any agreement, instrument or certificate required to be delivered under this Agreement by or on behalf of any Loan Party and each other document designated as a Loan Document thereunder (but for the avoidance of doubt shall not include the Insurance Policy).

“Loan Parties” means, collectively, the Borrower and the Guarantors. “Loan Party” means the Borrower or a Guarantor, individually, as the context may require.

“Loans” has the meaning specified for such term in Section 2.01(a).

“Majority Lenders” means, as of any date of determination, the holders of more than 50% of (a) the Commitments of all the Lenders then in effect or (b) after the Closing Date, the outstanding principal amount of the Loans of all Lenders then outstanding at such date (without regard to any sale by a Lender of a participation in any Loan under Section 13.04(c)); provided, that at any time there are two or more Lenders, at least two Lenders shall be necessary to constitute “Majority Lenders”.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on, (a) the business, operations, liabilities (actual or contingent) or financial condition of (i) the Borrower and its Subsidiaries, taken as a whole or (ii) the Borrower, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to any Agent or any Lender under any Loan Document.

“Material Contract” means (a) the agreements listed on Schedule 1.01, (b) the Intercompany IP Licensing Agreement and (c) any other contract or other arrangement to which any Loan Party or any of its Subsidiaries is a party (other than the Loan Documents) which are entered into after the date of the

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Agreement and for which disclosure under Item 1.01 of Form 8-K is required (or would be required if such Person becomes a reporting Person under the Exchange Act).

“Material Indebtedness” means any Indebtedness (other than the Loans) of any one or more of the Loan Parties or their Subsidiaries in an aggregate principal amount exceeding $2,500,000.

“Maturity Date” means April 14, 2027.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means each mortgage, deed of trust or any other document (including any assignment thereof) creating and evidencing a Lien on real Property and other Property in favor of the Collateral Agent, for the benefit of the Secured Parties, which shall be in a form reasonably satisfactory to the Collateral Agent, including the Mortgages with respect to the Real Property Rights set forth in Schedule 7.01(x).

“Mortgaged Property” means any Property owned by any Loan Party that is subject to a Mortgage.

“Net Cash Proceeds” means, (a) with respect to any Disposition of Collateral by any Loan Party, the sum of cash and cash equivalents received in connection with such Disposition, but only as and when so received, net of the reasonable costs and expenses incurred by such Loan Party in connection with such Disposition and all title and recording Tax expense and all federal, state, provincial, foreign and local Taxes (including transfer taxes and income Taxes) paid or reasonably estimated to be paid by any Loan Party as a consequence of such Disposition and the amount of any reserves established in accordance with GAAP and contingent liabilities reasonably estimated to be payable; (b) with respect to any Casualty Event, the proceeds thereof in the form of cash and cash equivalents, net of attorneys’ fees, accountants’ fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Casualty Event and other customary costs, fees and expenses actually incurred in connection therewith and net of Taxes paid and the Borrower’s reasonable and good faith estimate of income, franchise, sales and other applicable taxes required to be paid by the Borrower or any Loan Party in connection with such Casualty Event in the taxable year that such Casualty Event is consummated, the computation of which shall, in each such case, take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carry forwards and similar tax attributes; (c) with respect to the issuance of any Indebtedness, the cash proceeds received from such issuance of Indebtedness, as the case may be, net of attorney’s fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other reasonable costs and expenses associated therewith; and (d) with respect to any issuance of Equity Interests, the cash proceeds thereof, net of all Taxes incurred in connection therewith and attorney’s fees, investment banking fees, accountants’ fees, underwriting discounts, commissions and other reasonable costs and expenses associated therewith.

“Net Income” means with respect to the Borrower and the other Loan Parties, for any period, the aggregate of the net income (or loss) of the Loan Parties for such period determined in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following:

(a)all extraordinary or non-recurring gains, losses, charges or expenses;

(b)all gains or losses realized in connection with any Disposition with a fair market value of
$25,000 or more (other than inventory in the ordinary course of business) or the cancellation, retirement or early extinguishment of Indebtedness, on an after-tax basis;

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(c)the cumulative effect of a change in accounting principles;

(d)any non-cash compensation deduction as a result of any grant of stock or stock related instruments to current or former employees, officers, directors or members of management;

(e)any income or loss from disposed or discontinued operations and any net after tax gains or losses on disposed or discontinued operations; and

(f)any goodwill or other intangible asset impairment charge.

“New York Fed Business Day” has the meaning set forth in the 2021 ISDA Definitions.

“Non-Consenting Lender” has the meaning assigned to such term in Section 5.06.

“Notes” means the promissory notes of the Borrower described in Section 2.02(c) and being substantially in the form of Exhibit A.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to such corporation) and any shareholders agreement; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“OBFR” has the meaning set forth in the 2021 ISDA Definitions.

“Original Indebtedness” means Indebtedness permitted by this Agreement that is extended, refinanced or replaced.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising (i) from any payment made under any Loan Document, (ii) the

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execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document or (iii) the issuance or maintenance of the Insurance Policy (including, for the avoidance of doubt, any excise Tax with respect thereto), in each case except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at the request of a Loan Party pursuant to Section 5.06).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight SOFR borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning set forth in Section 13.04(c)(i).

“Participant Register” has the meaning set forth in Section 13.04(c)(ii).

“Patent, Trademark and Copyright Security Agreements” means each patent security agreement, trademark security agreement and copyright security agreement, in substantially the form attached as exhibits to the Guarantee and Collateral Agreement or otherwise in a form acceptable to the Collateral Agent, each as executed and delivered by the applicable Loan Parties in favor of the Collateral Agent, for the benefit of the Secured Parties.

“Payment” has the meaning assigned to such term in Section 12.11(a).

“Payment in Full” means (a) the Commitments have expired or been terminated, (b) the principal of and premium (if any) on and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full in cash (other than contingent indemnification obligations) and (c) all other Secured Obligations shall have been paid in full in cash.

“Payment Notice” has the meaning assigned to such term in Section 12.11(b).

“Perfection Certificate” means a perfection certificate substantially in the form of Exhibit I.

“Permitted Acquisition” means an Acquisition by the Borrower or any Subsidiary, provided that
(a) no Default or Event of Default has occurred and is continuing or would result from such Acquisition,
(b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date or immediately prior to such Acquisition (or any reasonable extensions, supplements or expansions thereof), (c) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Borrower shall have delivered to the Administrative Agent at least ten (10) days prior to such Acquisition (or such later date as the Administrative Agent may agree in its sole discretion) (i) a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a pro forma basis (with respect to any Limited Condition Acquisition, calculated on the LCA Test Date), the Loan Parties will be in compliance with the Financial Covenant and
(ii) to the extent reasonably available, financial statements of the acquired Person for the two most recent fiscal years then ended, (e) the representations and warranties made by the Loan Parties contained in each Loan Document shall be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) on and as of the date of such Acquisition (after giving effect thereto), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date, (f) after giving effect to such Acquisition

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on a pro forma basis, the Loan Parties shall be in compliance with the Financial Covenant (with respect to any Limited Condition Acquisition, calculated on the LCA Test Date), (g) no Indebtedness shall be acquired, incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and its Subsidiaries after giving effect to such Permitted Acquisition, except Indebtedness permitted pursuant to Section 10.02, and (h) if and to the extent required by Section 9.12, (i) if the property acquired is located with the United States of America or a state or territory thereof, then such property shall be come subject to a Lien in favor of the Collateral Agent in accordance with Section 9.12, (ii) if a new Subsidiary is acquired in such Permitted Acquisition and such Subsidiary is incorporated or formed in the United States of America or a state or territory thereof, then such Subsidiary shall (X) be added as a Guarantor in accordance with Section 9.12 and be jointly and severally liable for all Secured Obligations, and (Y) grant to Collateral Agent a Lien in all of its assets to the extent not constituting Excluded Assets in accordance with Section 9.12, and (iii) the Collateral Agent shall be granted a first priority securing interest in the Equity Interests of such target Person.

“Permitted Holder” means any of (i) Dr. Keyvan Mohajer, (ii) Dr. Seyed Majid Emami, (iii) Global Catalyst Partners III, L.P. and (iv) James Hom.

“Permitted Liens” means Liens permitted pursuant to Section 10.03.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower or an ERISA Affiliate or
(b) was at any time during the six (6) calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or an ERISA Affiliate.

“Prime Rate” means the “U.S. Prime Lending Rate” as published in The Wall Street Journal (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent). Any change in such prime rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Property” means any interest in any kind of property, right or asset, whether real, personal or mixed, or tangible or intangible (including cash, securities, accounts, contract rights, Intellectual Property and Equity Interests or other ownership interests of any Person), whether now in existence or owned or hereafter acquired.

“Prudent Industry Practice” means, with respect to any Person, those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by a significant portion of the Borrower’s industry, as good, safe and prudent practices in connection with construction, operation, maintenance, repair, improvement and use of equipment, facilities and improvements of the Property of the Borrower and its Subsidiaries, with commensurate standards of safety, performance, dependability, efficiency and economy. Prudent Industry Practices does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

“Rate Determination Date” means four (4) Business Days prior to the applicable Reset Date.

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“Real Property Rights” means all of the rights-of-way, easements, leases, consents, fee ownership, and other real property rights of the Loan Parties.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Redemption” means, with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Indebtedness. “Redeem” has the correlative meaning thereto.

“Refinance Indebtedness” means Indebtedness that extends, refinances or replaces Original Indebtedness.

“Register” has the meaning assigned to such term in Section 13.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” (or “Threatened Release”) has the meaning assigned to such terms as specified in CERCLA, as amended; provided, however, that (a) in the event that CERCLA is amended so as to broaden the meaning of the term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of any Loan Party or any Subsidiary of any Loan Party is located establish a meaning for “release” that is broader than that specified in CERCLA, such broader meaning shall apply.

“Relevant Governmental Body” means the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.

“Remedial Work” has the meaning assigned to such term in Section 9.10(a).

“Replacement Lender” has the meaning assigned to such term in Section 5.06.

“Reset Date” means the last day of each calendar month.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, a chief executive officer, the president, any Financial Officer, the secretary or any vice president of such Person, or if such Person does not have any such officer, an individual holding such position with a Person directly or indirectly managing its business and affairs. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means (a) the payment of any dividend or making of any other payment or distribution (whether in cash, securities or other property) on account of any Loan Party’s or any of its Subsidiaries’ respective Equity Interests or to the direct or indirect holders of any Loan Party’s or any of its Subsidiaries’ respective Equity Interests in their capacity as such, (b) the purchase, redemption, acquisition, retirement for value, cancellation or termination of any Loan Party’s or any of its Subsidiaries’

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respective Equity Interests, (c) any payment or distribution (whether in cash, securities or other property) on account of any return of capital to any Loan Party’s or any of its Subsidiaries’ respective stockholders, partners or members (or the equivalent Person thereof), (d) any payment by any Loan Party’s or any of its Subsidiaries’ for any advisory, consulting, management or similar services provided by or payable to any Affiliate of the Borrower, or (e)(i) any payment to redeem, purchase, prepay, repay, retire, defease or otherwise acquire for value, in each case, on or prior to the scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness for borrowed money that is unsecured, subordinated in right of payment, or secured by a Lien on a junior basis, or set aside any funds for such purpose, (ii) any interest payment in respect of any Indebtedness for borrowed money that is unsecured, subordinated in right of payment, or secured by a Lien on a junior basis, and (iii) any payment in violation of any subordination terms of the documentation governing such Indebtedness that is unsecured, subordinated in right of payment or secured by a Lien on a junior basis.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or its government.

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), or by the United Nations Security Council, the European Union or any EU member state, His Majesty’s Treasury, or other relevant sanctions authority (b) any Person located, operating, organized or resident in a Sanctioned Country or (c) any Person, directly or indirectly, owned or controlled by any such Person or Persons described in clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes or restricted measures imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Obligations” means (a) any and all amounts owing or to be owing (including interest accruing at any Default Rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, any other Loan Party or any of their Subsidiaries (other than Excluded Subsidiaries), whether or not a claim for post- filing or post-petition interest is allowed in such proceeding) by the Borrower or any other Loan Party or any of their Subsidiaries (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, the Collateral Agent or any Lender or other Secured Party under any Loan Document or paid on behalf of any Loan Party or any other Loan Party or any of their Subsidiaries by the Administrative Agent or the Collateral Agent or any of their Affiliates, and (b) all renewals, restatements, extensions and/or rearrangements of any of the above. Without limitation of the foregoing, the term “Secured Obligations” shall include the unpaid principal or premium (if any) of and interest on the Loans (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the

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commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party or any of their Subsidiaries (other than Excluded Subsidiaries), whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations and unpaid amounts, fees, expenses, indemnities, costs, and all other obligations and liabilities of every nature of the Borrower or any other Loan Party or any of their Subsidiaries, whether absolute or contingent, due or to become due, now existing or hereafter arising under this Agreement and the other Loan Documents.

“Secured Parties” means the Administrative Agent, the Collateral Agent, each Lender and each Indemnitee.

“Securities Accounts” means all “securities accounts” (as such term is defined in the UCC) of the Loan Parties.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” means the Guarantee and Collateral Agreement, the Control Agreements, the Mortgages, the Patent, Trademark and Copyright Security Agreements, any Perfection Certificate, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by any Loan Party or any other Person in connection with, or as security for the payment or performance of the Secured Obligations, the Notes or this Agreement (but, for the avoidance of doubt, shall not include the Insurance Policy).

“SOFR” has the meaning set forth in the 2021 ISDA Definitions.

“Solvent” means, with respect to any Person(s) as of any date, that (a) the value of the assets of such Person(s) (both at fair value and present fair saleable value, as opposed to book value or GAAP value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person(s) as of such date, (b) as of such date, such Person(s) is able to pay all liabilities of such Person(s) as such liabilities mature and (c) as of such date, such Person(s) does not have unreasonably small capital given the nature of its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spread Adjustment” means 0.15%.

“Subsidiary” means, with respect to any Person (the “parent”) at any date of determination, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Successor Effective Date” has the meaning set forth in Section 12.06.

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“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminated Lender” has the meaning assigned to such term in Section 5.06.

“Third Party License Agreement” has the meaning set forth in Section 9.16.

“Title Company” means a nationally recognized and financially stable title insurance company reasonably acceptable to the Administrative Agent retained by the Borrower to issue the title insurance policies pursuant to the Loan Documents.

“Title Policy” means, with respect to each Mortgage, (i) a policy of title insurance (or marked up unconditional title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount not less than the fair market value of such Mortgaged Property and fixtures, which policy (or such marked up unconditional title insurance commitment) shall (w) be issued by the Title Company, (x) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (y) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including, but not limited to, endorsements on matters relating to usury, first loss, zoning, doing business, public road access, survey, contiguity, policy authentication, variable rate, environmental lien, subdivision, policy aggregation, mortgage recording tax, street address, separate tax lot, and so-called comprehensive coverage over covenants and restrictions, to the extent applicable and available), and (z) contain no exceptions to title other than Excepted Liens (a) through (c); (ii) evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies; and (iii) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policies and endorsements.

“Total Leverage Ratio” means, as of any date, the ratio of (a) Indebtedness of the Borrower and its subsidiaries on a consolidated basis as of such date to (b) Free Cash Flow, all determined on a consolidated basis in accordance with GAAP; provided, that to the extent any Disposition or any acquisition or incurrence or repayment of Indebtedness has occurred during such four consecutive fiscal quarters, the Total Leverage Ratio shall be determined for the respective four consecutive fiscal quarter period on a pro forma basis for such occurrences.

“Transaction Costs” means all fees and expenses incurred or paid by the Borrower in connection with the Transactions.

“Transactions” means, collectively, (a) with respect to (i) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the grant of Liens by the Borrower on the Collateral pursuant to the Security Documents, and (ii) each other Loan Party, the execution, delivery and performance by such Loan Party of each Loan Document to which it is a party, such Loan Party’s guarantee of the Secured Obligations pursuant to the applicable Security Documents, and the grant of Liens by such Loan Party on the Collateral pursuant to the Security Documents, (b) the funding of the Interest Escrow Account, the Insurance Premium Escrow Account and payment of Transaction Costs and other amounts in accordance with the Funds Flow Memorandum and (c) the repayment of Existing Indebtedness of the Borrower.

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“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjustable Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Cash” means, with respect to any Loan Party, cash held in a Deposit Account of such Loan Party subject to a Control Agreement, other than (a) Interest Escrow Account Funds, (b) Insurance Premium Escrow Account Funds and (c) any other cash listed as “Restricted” (or similar caption) on the balance sheet of such Person.

“U.S. Government Securities Business Day” has the meaning set forth in the 2021 ISDA Definitions.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), as amended.

“Withholding Agent” means the Borrower, any Guarantor or the Administrative Agent.

“Withholding Certificate” has the meaning assigned to such term in Section 5.03(f)(ii)(B)(3).

“Working Capital” means, at any date of determination, the excess of Current Assets on such date minus Current Liabilities on such date.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Maintenance Event” has the meaning assigned to such term in Section 11.02(a).

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Section 1.02 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “SOFR Loan” or a “SOFR Borrowing”).

Section 1.03 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The use of the words “repay” and “prepay” and the words “repayment” and “prepayment” herein shall each have identical meanings hereunder. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) except as otherwise provided herein, any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including”, (f) unless otherwise specified, any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement, (g) any reference to amounts “deposited” into or “on deposit” in any account shall be construed to include any cash equivalents or other amounts credited to such account, (h) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (j) all references to currencies and to amounts payable hereunder and under the other Loan Documents shall be to United States dollars. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Majority Lenders. The use of the phrase “subject to” as used in connection with Excepted Liens, Permitted Liens or otherwise and the permitted existence of any Excepted Liens, Permitted Liens or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the Collateral Agent and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of the Collateral Agent and the other Secured Parties. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.04 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the financial statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 9.01(a); provided that, unless the Borrower and the Majority Lenders shall

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otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.07 Benchmark Replacement. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to the continuation of, administration of, submission of, calculation of or any other matter related to the Index, Alternate Base Rate, SOFR, any Fed Recommended Rate, OBFR, FOMC Target Rate, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Index, Alternate Base Rate, SOFR, any Fed Recommended Rate, OBFR or FOMC Target Rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Index, Alternate Base Rate, SOFR, any Fed Recommended Rate, OBFR, FOMC Target Rate, any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Index, Alternate Base Rate, SOFR, any Fed Recommended Rate, OBFR or FOMC Target Rate, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.08 Limited Condition Acquisition. Notwithstanding anything to the contrary in this Agreement, in the event that the Borrower notifies the Administrative Agent in writing that any proposed acquisition is a Limited Condition Acquisition and that the Borrower wishes to test the conditions to such Limited Condition Acquisition in accordance with this Section 1.08, then the following provisions shall apply:

(a)any condition to such Limited Condition Acquisition that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Acquisition, shall be satisfied if (i) no Event of Default under any of Sections 11.01(a) or 11.01(g) shall have occurred and be continuing both before and after giving effect to such Limited Condition Acquisition and (ii) no Default or Event of Default shall have occurred and be continuing at the time of execution of the definitive agreement governing such Limited Condition Acquisition (such date, the “LCA Test Date”);

(b)any financial covenant test or condition to be tested in connection with such Limited Condition Acquisition will be tested as of the LCA Test Date, after giving effect to the relevant Limited Condition Acquisition, on a pro forma basis where applicable; and

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(c)in connection with any subsequent calculation of any financial covenant or basket on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated and the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such financial covenant or basket shall be calculated (i) on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (ii) assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.

ARTICLE II THE CREDITS

Section 2.01    Commitments.

(a)Loans. Subject to and upon the terms and conditions herein set forth, each Lender having a Commitment severally, but not jointly, agrees to make term loans denominated in dollars (together with any additional loan made pursuant to a Commitment established in accordance with Section 2.06, each a “Loan” and, collectively, the “Loans”) to the Borrower on the Closing Date (or such later date as contemplated by Section 2.06) in an amount equal to such Lender’s Commitment. Each Lender’s Commitment shall immediately terminate without further action upon the funding of such Lender’s Loan pursuant to this Section 2.01(a).

(b)Nature of Loans as Term Loans. Any amounts borrowed hereunder and repaid or prepaid may not be reborrowed.

Section 2.02    Loans and Borrowings.

(a)Borrowings; Several Obligations. The Loans made on the Closing Date pursuant to the Commitments shall be made as part of one or more Borrowings on the Closing Date consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)Notes. Any Lender may request that the Loans made by it be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, in each case, payable to such Lender or its registered assigns in a principal amount equal to the aggregate principal amount of its Loans as in effect on such date, and otherwise duly completed. In the event that the aggregate principal amount of any Lender’s Loans increases or decreases for any reason (whether pursuant to Section 2.01, Section 13.04(b) or otherwise), upon the request of such Lender, the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender or its registered assigns in a principal amount equal to the aggregate

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principal amount of its Loans after giving effect to such increase or decrease, and otherwise duly completed. Borrower’s obligation to deliver a Note evidencing Loans for which the Borrower has previously delivered a Note shall be subject to Borrower’s receipt of such previously-delivered Note or satisfactory indemnity therefor in Borrower’s discretion. The replaced Note shall be deemed cancelled upon delivery from the Borrower to the Lender of such new Note. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. (a) To request a Borrowing of Loans on the Closing Date, the Borrower shall give irrevocable notice to the Administrative Agent of such request in writing by facsimile or e-mail to the Administrative Agent by delivering a written Borrowing Request signed by the Borrower to the Administrative Agent not later than 2:00 p.m., New York City time, at least three (3) Business Days in advance of the Closing Date, requesting that the Lenders make the Loans on the Closing Date and specifying:

(i)the aggregate amount of the requested Borrowing;

(ii)the proposed Borrowing Date, which shall be a Business Day;

(iii)whether such Borrowing is to be an ABR Borrowing or a SOFR
Borrowing; and

(iv)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05(a).

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03(a), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b) In respect of Section 2.03(a)(iv), the Borrower hereby designates that on the Closing Date (i) proceeds of Loans in an amount equal to the Interest Escrow Required Amount will be deposited in the Interest Escrow Account and (ii) all other proceeds of the Loans will be applied in accordance with the Funds Flow Memorandum.

Section 2.04    Interest Elections.

(a)Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the Borrowing Request delivered pursuant to Section 2.03 and, in the case of a SOFR Borrowing, shall have an Interest Period as contemplated by the definition of the term “Interest Period”. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Each conversion to or continuance of SOFR Borrowing shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each conversion to an ABR Borrowing shall be in a principal amount of $1,000,000 or a whole multiple of
$100,000 in excess thereof.

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(b)Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election in writing by (i) in the case of continuation of or conversion to a SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the last day of the current Interest Period or date of conversion, or (ii) in the case of conversion to an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of conversion. Each such written Interest Election Request shall be irrevocable and delivered by facsimile or e-mail to the Administrative Agent and be substantially in the form of Exhibit C and signed by the Borrower.

(c)Information in Interest Election Requests. Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a SOFR
Borrowing.

(d)Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such SOFR Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such SOFR Borrowing shall automatically be continued as a SOFR Borrowing and such SOFR Borrowing shall have an Interest Period as contemplated by the definition of the term “Interest Period”. Notwithstanding any contrary provision hereof, if (i) an Event of Default (other than one described in Section 11.01(g) or Section 11.01(h)) has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, or (b) an Event of Default described in Section 11.01(g) or Section 11.01(h) has occurred and is continuing (and without requirement of notice of any kind), then, so long as such Event of Default is continuing: (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid as provided herein, each SOFR Borrowing shall automatically be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05    Funding of Borrowings.

(a)Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed Borrowing Date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon receipt of all requested Loan funds, the Administrative Agent will make such Loans available to the Borrower by promptly wire-transferring the amounts so received, in like funds, to the accounts designated by the Borrower in the applicable Borrowing Request in accordance with Section 2.03. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan

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in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.06 Incremental Loans. The Borrower may request additional Commitments for the making of additional Loans under this Agreement following the Closing Date upon not less than ten
(10) Business Days’ notice to the Administrative Agent (or such lesser period of time permitted by the Administrative Agent), so long as (a) the requested additional Commitment, together with all prior increases in the Commitments pursuant to this Section 2.06, is not more than $25,000,000, (b) the Insurance Policy limit has increased by at least such requested Commitment amount (less any agreed retention), (c) the Borrower does not permit Liquidity to be less than the Interest Escrow Required Amount plus the Insurance Premium Escrow Required Amount, calculated on a pro forma basis immediately after giving effect to each of (i) the establishment of such additional Commitment and (ii) the incurrence of such additional Loan (using Liquidity calculated as of the date of such establishment and/or incurrence (as applicable) and immediately after giving effect thereto, and (X) the Interest Escrow Required Amount equal to the aggregate amount of the four (4) immediately following interest payments owed on the Loans and (Y) the then current Insurance Premium Escrow Required Amount), and (d) unless otherwise agreed by the Lenders, the Borrower shall use the proceeds of any such additional Loans solely for general corporate purposes, including Permitted Acquisitions. The Administrative Agent shall promptly notify the Lenders of the requested additional Commitment and, within ten (10) Business Days thereafter (or such other period agreed by the Administrative Agent and the Borrower), each Lender shall notify the Administrative Agent if and to what extent such Lender agrees to provide such additional Commitment. Any Lender not accepting in writing within such period shall be deemed to have declined to provide the requested additional Commitment. The Administrative Agent and the Borrower may allocate, in their discretion, any additional Commitments among committing existing Lenders. Any additional Commitment established pursuant to this Section 2.06 shall be established at the requested amount (or such lesser amount committed by existing Lenders and agreed by the Borrower) on the date requested by the Borrower and agreed upon by the Administrative Agent and the Lenders providing such incremental Commitment, provided the conditions set forth in Section 7.01 are satisfied at such time. The Administrative Agent, the Borrower, and the existing Lenders shall execute and deliver such documents and agreements as the Administrative Agent deems appropriate to evidence the establishment of any additional Commitments and the making of any additional Loans, in each case, pursuant to this Section 2.06. Any incremental Commitment and Loan made pursuant

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to this Section 2.06 shall have the same interest rate, maturity date and other terms as the Loans made on the Closing Date.

ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the unpaid principal amount of each Loan on the Maturity Date.

Section 3.02    Interest.

(a)ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)SOFR Loans. The Loans comprising each SOFR Borrowing shall bear interest at the Interest Rate for the Interest Period in effect for such Borrowing, but in no event to exceed the Highest Lawful Rate.

(c)Post-Default Rate.

(i)Secured Obligations. The Secured Obligations shall automatically bear interest, after as well as before judgment, from the date of occurrence of any Event of Default set forth in Sections 11.01(a), 11.01(g) or 11.01(h) or, in the case of any other Event of Default, from the date the Administrative Agent provides written notice to Borrower of the occurrence of such Event of Default, in each case until such Event of Default is no longer continuing at a rate per annum equal to (i) in the case of principal of any Loan, 2.0% per annum plus the rate otherwise applicable to such Loan or (ii) in the case of any other amounts, the sum of the rate of interest applicable under to ABR Loans plus an additional 2.0% per annum on such amount, but in no event to exceed the Highest Lawful Rate (with such interest to be retroactive to the date of such Event of Default) (the “Default Rate”). Notwithstanding anything to the contrary herein, in the event that the Control Agreements required under Section 9.21 have not been delivered by the 60th day following the Closing Date for deposit accounts and securities accounts (other than Excluded Assets) in existence on the Closing Date, regardless of whether the Administrative Agent has agreed to extend the deadline for delivery thereof or an Event of Default has occurred with respect thereto, until all such Control Agreements have been delivered to the Administrative Agent, the Secured Obligations shall automatically bear interest at a rate per annum equal to the Default Rate; provided that no such interest at the Default Rate will be due pursuant to this Section 3.02(c) so long as the Borrower is using commercially reasonable efforts to deliver such Control Agreements.

(ii)Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 3.02(c) reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrower upon demand by the Majority Lenders or by the Administrative Agent at the written direction of the Majority Lenders.

(d)Interest Payment Dates. Accrued interest on each Loan shall be payable quarterly in arrears on the last Business Day of each fiscal quarter (each, an “Interest Payment Date”) and shall be paid in cash; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand in cash, (ii) in the event of any repayment or prepayment of any Loan (including on the Maturity Date, upon

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acceleration or otherwise), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment in cash, (iii) notwithstanding anything to the contrary herein, if any Event of Default has occurred that is continuing, on each Interest Payment Date during the continuance of an Event of Default, the Borrower hereby directs and authorizes the Collateral Agent, and the Collateral Agent hereby agrees, to disburse the applicable amount of interest payable on such Interest Payment Date from the Interest Escrow Account to each Lender holding Loans on such date, and upon such disbursement from the Interest Escrow Account to the Lenders, the Borrower shall be deemed to have made the interest payment due on such Interest Payment Date (it being understood and agreed that to the extent the funds in the Interest Escrow Account are not sufficient to pay the full amount of the interest then due, the Borrower agrees to pay the Administrative Agent (for the account of each Lender) any such deficient amount in cash on the applicable Interest Payment Date) and (iv) notwithstanding anything to the contrary herein, with respect to the first four (4) interest payments due following the third (3rd) anniversary of the Closing Date, on each applicable Interest Payment Date, the Borrower hereby directs and authorizes the Collateral Agent, and the Collateral Agent hereby agrees, to disburse the applicable amount of interest payable on such Interest Payment Date from the Interest Escrow Account to each Lender holding Loans on such date, and upon such disbursement from the Interest Escrow Account to the Lenders, the Borrower shall be deemed to have made the interest payment due on such Interest Payment Date (it being understood and agreed that to the extent the funds in the Interest Escrow Account are not sufficient to pay the full amount of the interest then due, the Borrower agrees to pay the Administrative Agent (for the account of each Lender) any such deficient amount in cash on the applicable Interest Payment Date). Notwithstanding anything to the contrary herein, the Interest Escrow Account and all funds, investments or other property therein and all proceeds and earnings thereon (collectively, the “Interest Escrow Account Funds”) shall be subject to the exclusive dominion and control of the Collateral Agent; provided that immediately after Payment in Full the Collateral Agent shall return any funds, investments or other property in the Interest Escrow Account to the Borrower. The Borrower hereby acknowledges and agrees that neither it nor any of its Subsidiaries or Affiliates shall directly or indirectly seek to obtain (whether by informal or formal process) control over the Interest Escrow Account or the Interest Escrow Account Funds at any time prior to Payment in Full. The Borrower further agrees that it and its Subsidiaries and Affiliates will support the Agents and the Lenders in any proceeding, action or similar dispute regarding the fact that no party, other than the Collateral Agent, has control over the Interest Escrow Account or the Interest Escrow Account Funds. The Collateral Agent and the Borrower have not entered and will not enter into any other agreement with respect to control of the Interest Escrow Account, except for a Control Agreement to the extent contemplated by the definition of Interest Escrow Account.

(e)Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjustable Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03    Permanent Cessations Fallbacks for SOFR.

(a)Index Cessation Effective Date or Administrator/Benchmark Event Date with respect to SOFR. If an Index Cessation Event or Administrator/Benchmark Event with respect to SOFR occurs, the rate for a Fixing Day occurring on or after the Applicable Fallback Effective Date with respect to SOFR will be the Fed Recommended Rate.

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(b)Temporary Non-Publication with respect to Fed Recommended Rate. If there is a Fed Recommended Rate before the end of the first U.S. Government Securities Business Day following the Applicable Fallback Effective Date with respect to SOFR but neither the Administrator nor authorized distributors provide or publish the Fed Recommended Rate, then, subject to clause (c) below, in respect of any day for which the Fed Recommended Rate is required, references to the Fed Recommended Rate will be deemed to be references to the last provided or published Fed Recommended Rate. However, if there is no last provided or published Fed Recommended Rate, then in respect of any day for which the Fed Recommended Rate is required, references to the Fed Recommended Rate will be deemed to be references to the last provided or published SOFR.

(c)No Fed Recommended Rate or Index Cessation Effective Date or Administrator/Benchmark Event Date with respect to Fed Recommended Rate. If (a) there is no Fed Recommended Rate before the end of the first U.S. Government Securities Business Day following the Applicable Fallback Effective Date with respect to SOFR; or (b) there is a Fed Recommended Rate and an Applicable Fallback Effective Date subsequently occurs with respect to it, then the rate for a Fixing Day occurring on or after the Applicable Fallback Effective Date with respect to SOFR or the Applicable Fallback Effective Date with respect to the Fed Recommended Rate (as applicable) will be OBFR and references to a U.S. Government Securities Business Day for the purposes of any Fixing Day and any Applicable Business Day shall be read as references to a New York Fed Business Day.

(d)Temporary Non-Publication with respect to OBFR. If neither the Administrator nor authorized distributors provide or publish OBFR, then, subject to clause (e) below, in respect of any day for which OBFR is required, references to OBFR will be deemed to be references to the last provided or published OBFR.

(e)Index Cessation Effective Date or Administrator/Benchmark Event Date with respect to OBFR. If (a) there is no Fed Recommended Rate before the end of the first U.S. Government Securities Business Day following the Applicable Fallback Effective Date with respect to SOFR, or there is a Fed Recommended Rate and an Applicable Fallback Effective Date subsequently occurs with respect to it; and (b) an Applicable Fallback Effective Date with respect to OBFR also occurs, then the rate for a Fixing Day occurring on or after the Applicable Fallback Effective Date with respect to OBFR (or, if the Applicable Fallback Effective Date with respect to SOFR or the Applicable Fallback Effective Date with respect to the Fed Recommended Rate (as applicable) is later, a Fixing Day occurring on or after the Applicable Fallback Effective Date with respect to SOFR or the Fed Recommended Rate, as applicable) will be the FOMC Target Rate and references to a U.S. Government Securities Business Day for the purposes of any Fixing Day and any Applicable Business Day shall be read as references to a New York Fed Business Day.

(f)References to the FOMC Target Rate. In respect of any day for which the FOMC Target Rate is required, references to the FOMC Target Rate will be deemed to be references to the last provided or published FOMC Target Rate as at close of business in New York City on that day.

(g)Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts in reasonable detail), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any SOFR Loan does not occur on a date specified therefor in a Borrowing Request or a telephonic request for borrowing, or a conversion to or continuation of any SOFR Loan does not occur on a date specified therefor in a notice

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of conversion or continuation or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its SOFR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(h)Booking of SOFR Loans. Any Lender may make, carry or transfer SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(i)Assumptions Concerning Funding of SOFR Loans. Calculation of all amounts payable to a Lender under this Section 3.03 and under Section 5.01 shall be made as though such Lender had actually funded each of its relevant SOFR Loans through the purchase of a SOFR deposit bearing interest at the rate obtained pursuant to the definition of “Interest Rate” in an amount equal to the amount of such SOFR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such SOFR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its SOFR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.03 and under Section 5.01.

Section 3.04    Prepayments.

(a)Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part in an amount of not less than $500,000 and integral multiples of $100,000 in excess of that amount or, if less, the entire outstanding principal amount of the Borrowings, subject to prior notice in accordance with Section 3.04(b). Prepayments pursuant to this Section 3.04(a) shall, in each case, be accompanied by the payment of the Call Premium (if applicable) and all accrued interest on the amount prepaid together with any additional payments to the extent required by Sections 5.01, 5.02 or 5.03.

(b)Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent in writing by facsimile or other electronic transmission of any prepayment under Section 3.04(a) not later than 12:00 noon, New York City time, three (3) Business Days before the date of prepayment (or such shorter time period as to which the Administrative Agent shall agree). Each such notice shall be irrevocable and shall in the case of a prepayment specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (it being understood that the requirements of Section 5.02 shall apply to any failure of such condition to occur and any such revocation). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.

(c)Mandatory Prepayments.

(i)Dispositions (including Casualty Events). If any Loan Party or any of its Subsidiaries receives Net Cash Proceeds in respect of (A) any Disposition of Collateral pursuant to Section 10.10(e) in excess of $2,500,000 in the aggregate in any calendar year or any Disposition not permitted under this Agreement or (B) any Casualty Event with respect to Collateral, then, within fifteen (15) Business Days (or one (1) Business Day for any Disposition not permitted under this Agreement) of receipt of such Net Cash Proceeds, the Borrower shall prepay the principal amount of the Loans in an amount equal to 100% of such Net Cash Proceeds in accordance with

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Section 3.04(c)(vi); provided that, the Borrower shall immediately deposit or cause to be deposited such Net Cash Proceeds into a Deposit Account subject to a Control Agreement until application in accordance herewith; and provided, further, that, in the case of any Casualty Event in respect of Collateral, upon written notice by the Borrower to the Administrative Agent not more than fifteen
(15) Business Days following receipt of such Net Cash Proceeds from such Disposition or Casualty Event, such Net Cash Proceeds shall be excluded from the prepayment requirements of this Section 3.04(c)(i) if (x) the Borrower shall deliver to the Administrative Agent a certificate to the effect that the Borrower intends to apply the Net Cash Proceeds from such Disposition or Casualty Event (or a portion thereof specified in such notice) to restore or replace any Collateral affected by such Casualty Event or invest the Net Cash Proceeds from such disposition in Collateral, within twelve
(12) months after receipt of such Net Cash Proceeds (any such event, a “Reinvestment”), and certifying therein that (1) no Event of Default exists prior to giving such notice and prior to or after giving effect to such Reinvestment and (2) before and after giving effect to such Reinvestment, the Borrower shall be in pro forma compliance with the Financial Covenant, and (y) within twelve (12) months from the date of receipt of such Net Cash Proceeds, such Net Cash Proceeds are applied to such Reinvestment; provided, further, however, that the amount of such Net Cash Proceeds (i) that the Borrower or the applicable Loan Party or Subsidiary of any Loan Party shall have determined not to, or shall have otherwise ceased to, or is not able to, by operation of contract or law or otherwise (including not being able to make the certifications required pursuant to this clause (i) above), apply toward a Reinvestment or (ii) that have not been so applied toward a Reinvestment by the end of such twelve-month period, in each case shall be applied to a mandatory prepayment of the Loans pursuant to this Section 3.04(c)(i).

(ii)Extraordinary Net Cash Receipts. Promptly (but in no event later than fifteen (15) Business Days following the receipt of Extraordinary Net Cash Receipts in an amount (individually or in the aggregate for any particular event) in excess of $2,500,000 by any Loan Party or any Subsidiary of any Loan Party, the Borrower shall use, or shall cause to be used, 100% of such Extraordinary Net Cash Receipts to prepay the Loans in accordance with Section 3.04(c)(vi).

(iii)Indebtedness. Immediately upon the receipt of Net Cash Proceeds by any Loan Party or any of its Subsidiaries in respect of the issuance or incurrence of Indebtedness (other than Indebtedness permitted to be issued pursuant to Section 10.02), such Loan Party shall apply such Net Cash Proceeds received from such issuance or incurrence of Indebtedness upon receipt thereof to prepay the Loans in accordance with Section 3.04(c)(vi).

(iv)Issuance of Equity Interests. To the extent the Borrower or any of its Subsidiaries receives any Net Cash Proceeds in respect of any issuance or sale by the Borrower or any of its Subsidiaries of its Equity Interests to any Person after the Closing Date other than (A) any Equity Issuance occurring substantially concurrently with the Closing Date and (B) the ELOC as in effect on the Closing Date, the Borrower shall use, or shall cause to be used, 100% of all Net Cash Proceeds in excess of $200,000,000 during the term of this Agreement to prepay the Loans in accordance with Section 3.04(c)(vi).

(v)Change in Control. Immediately upon a Change in Control, the Borrower shall prepay all outstanding Loans in accordance with Section 3.04(c)(vi).

(vi)Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall, in each case, be accompanied by the payment of the Call Premium and all accrued interest on the amount prepaid together with any additional payments to the extent required

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by Sections 5.01, 5.02 or 5.03. The Borrower shall provide written notice to the Administrative Agent prior to each prepayment required under this Section 3.04(c), and such notice shall (x) include a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (y) be delivered at least three (3) Business Days prior to such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid.

(d)Call Premium. Prepayments permitted or required under this Section 3.04 (including optional prepayments described in Section 3.04(a) and mandatory prepayments described in Section 3.04(c) hereof) and, for avoidance of doubt, any prepayments of the Loans occurring after acceleration of the Loans pursuant to Section 11.02 and any other prepayments of the Loans (which payments, for the purpose of calculating the Call Premium, shall be deemed to have been made (i) on the date of acceleration, if earlier than the date of payment and (ii) on the amount of Loans outstanding on the date of acceleration, if more than the amount paid on the date of payment), shall be subject to payment of the applicable Call Premium and any amounts required to be paid pursuant to Sections 5.01, 5.02 or 5.03.

Section 3.05 Administrative Agent and Other Fees. The Borrower agrees to pay to the Administrative Agent, the Collateral Agent and Lenders, in each case for its own account, the fees payable in the amounts and at the times (including the fees payable on the Closing Date) separately agreed upon in the Fee Letter.

ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices or accounts specified in Section 13.01 or such other offices or accounts as the Administrative Agent shall specify to the Borrower in writing from time to time, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 13.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)Application of Insufficient Payments. Each payment (including each prepayment) by the Borrower on account of principal and interest on the Loans shall be made to the Administrative Agent for the pro rata benefit of the Lenders according to the respective outstanding principal amounts of the Loans then held by the Lenders. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second,

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towards payment of principal and premium then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall promptly remit such excess amount to the Administrative Agent for the pro rata benefit of the Lenders. If such Lender fails to promptly remit such excess amount to the Administrative Agent, then such Lender shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that if (i) any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05, Section 4.02, Section 5.03(d) or Section 13.03(c) then the Administrative Agent may, in its sole discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

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ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01    Increased Costs.

(a)Changes in Law. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirements, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender that is not otherwise accounted for in the definition of “SOFR” or this clause (a);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient (whether of principal, interest or otherwise), then upon request of such Lender or other Recipient, the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or Section 5.01(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation.

Section 5.02 Break Funding Payments. The Borrower shall compensate each Lender for the loss, cost and expense, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable, attributable to any of the following (a) the payment of any principal of any

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SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 5.03    Taxes.

(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If an applicable Withholding Agent is required under any applicable law (as determined in its good faith discretion) to deduct or withhold any Tax from such payments, then the applicable Withholding Agent shall be entitled to make such deductions or withholdings and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if with respect to a Recipient such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section 5.03), the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)Payment of Other Taxes by the Borrower. Each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent or the Collateral Agent timely reimburse it for the payment of, any Other Taxes.

(c)Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Administrative Agent (on its own behalf or on behalf of a Lender), the Collateral Agent or a Lender (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

(d)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the

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Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.03(d).

(e)Evidence of Payments. As soon as practicable after any payment of any Taxes by a Loan Party to a Governmental Authority pursuant to this Section 5.03, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than the documentation set forth in Sections 5.03(f)(ii)(A), (ii)(B), and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent that it is legally entitled to do so, deliver to each of the Borrower and the Administrative Agent (in such number of executed copies as shall be requested by the recipient), on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W- 8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-

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8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “Withholding Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a Withholding Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a Withholding Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of executed copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower and Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for the purposes of this Section 5.03(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(E)Each Lender agrees that if any form or certification it previously delivered expired or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(F)On or before the date the Administrative Agent becomes the Administrative Agent hereunder, it shall deliver to the Loan Parties two executed copies of
(i) IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding Tax or
(ii) a U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement with the Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax. The Administrative Agent agrees that if any form or certification it previously delivered becomes expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification.

(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out- of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph
(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Defined Terms. For purpose of this Section 5.03, the term “applicable law” includes FATCA.

Section 5.04 Mitigation Obligations; Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or requires any Loan Party to indemnify any Lender or pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then (at the request of Borrower) such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or

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Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain SOFR Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such SOFR Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such SOFR Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

Section 5.06 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Borrower that such Lender is an affected Lender or that such Lender is entitled to receive payments under Section 5.01, Section 5.03 or Section 5.04, (ii) the circumstances which have caused such Lender to be an affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower's request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 13.02 that requires the consent of all Lenders, the consent of the Majority Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained, then, with respect to each such Increased Cost Lender or Non-Consenting Lender (the “Terminated Lender”), the Administrative Agent may, by giving written notice to Borrower (which, in the case of an Increased Cost Lender, only after receiving written request from the Borrower to remove such Increased Cost Lender), or the Borrower may, by giving written notice to the Administrative Agent, and, in each case, any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Persons (each a “Replacement Lender”) in accordance with the provisions of Section 13.04 and the Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, that (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 5.01 or Section 5.03; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each party hereto agrees that (x) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, that any such documents shall be without recourse to or warranty by the parties thereto.

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ARTICLE VI [RESERVED]

ARTICLE VII CONDITIONS PRECEDENT

Section 7.01 Closing Date. The obligations of the Lenders to make the Loans hereunder shall not become effective until the Business Day on which each of the following conditions is satisfied (or waived in accordance with Section 13.02):

(a)Credit Agreement. The Administrative Agent shall have received from each party hereto, counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such other party. The Administrative Agent shall have received duly executed Notes payable to each Lender that has requested a Note in a principal amount equal to its Commitment dated as of the Closing Date.

(b)Loan Documents.

(i)Security Documents. The Administrative Agent shall have received from each party thereto, duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Documents, in proper form for filing, registration or recordation, as applicable, including: (A) Mortgages that create (or will create upon recording on the Closing Date) first-priority, perfected Liens on all of the Real Property Rights of the Loan Parties duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a Lien under applicable Governmental Requirements, (B) the Guarantee and Collateral Agreement, (C) the Perfection Certificate, (D) the Patent, Trademark and Copyright Security Agreements and (E) the other Security Documents referred to in this clause (b).

(ii)Filings, Registrations and Recordings. Each Security Document and any other document (including any Uniform Commercial Code financing statement and the Patent, Trademark and Copyright Agreements) required by any Security Document or under law or requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein shall be in proper form for filing, registration or recordation (including, for the avoidance of doubt, fixture financing statements, as applicable) and all recordation and filing fees have been paid (or arrangement for the payment of the same shall have been made by the Borrower), in each case, in connection with those filings.

(iii)Pledged Stock; Stock Powers; Pledged Notes. The Collateral Agent shall have received (A) the certificates (if any) representing the shares of Equity Interests pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (B) each promissory note (if any) pledged to the Collateral Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(c)Existing Indebtedness. Substantially simultaneously with the Closing Date, the Existing Indebtedness shall have been repaid or cancelled in full, and the Administrative Agent shall have

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received payoff documentation in respect thereof in form and substance reasonably satisfactory to the Administrative Agent. All other Indebtedness of the Loan Parties not otherwise permitted hereunder (after giving effect to the Transactions), shall have been repaid or cancelled in full and all Liens securing any such Indebtedness shall have been released or terminated pursuant to documentation in form and substance satisfactory to the Administrative Agent.

(d)Fees. The Agents and the Lenders shall have received all fees and amounts, including under the Fee Letter, due and payable on or prior to the Closing Date, and to the extent invoiced in reasonable detail at least one (1) Business Day prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, costs and expenses for recordation of certain Security Documents and the reasonable and documented fees and expenses of Baker Botts L.L.P., counsel to the Administrative Agent, pursuant to Section 13.03).

(e)Organizational Documents; Incumbency. The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party setting forth (i) resolutions of its members, board of directors, board of managers or other governing body, as applicable, with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the Transactions contemplated in those documents, (ii) the officers of such Loan Party (A) who are authorized to sign the Loan Documents to which such Loan Party is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Transactions contemplated hereby, (iii) specimen signatures of such authorized individuals, and (iv) the Organizational Documents of such Loan Party certified by the appropriate state official where such documents are filed in a state office, and certified by the applicable Loan Party as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Loan Party to the contrary.

(f)Organizational and Capital Structure. The organizational structure and capital structure of the Loan Parties and their respective Subsidiaries as of the Closing Date shall be as set forth on Schedule 7.01(f).

(g)Corporate Status; Good Standing Certificates. The Administrative Agent shall have received certificates of the appropriate State or other applicable agencies with respect to the existence, qualification and good standing of each Loan Party in each jurisdiction where any such Loan Party is organized or owns Property.

(h)Opinions. The Administrative Agent shall have received customary third party closing opinions in form and substance reasonably satisfactory to the Administrative Agent of Cooley LLP, counsel to the Loan Parties, with respect to, among other customary items, due authorization, execution, delivery and enforceability of Loan Documents under applicable law, non-contravention of applicable law, contracts in respect of Material Indebtedness and certain Material Contracts, no governmental consents, attachment and perfection of security interests and Liens, Investment Company Act and margin regulations.

(i)Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit E-1, duly and properly executed by a Financial Officer of the Borrower and dated as of the Closing Date, after giving effect to the Transactions, including the borrowing of the Loans.

(j)Insurance Certificates. The Administrative Agent shall have received certificates of insurance coverage of the Loan Parties in form and substance reasonably satisfactory to the

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Administrative Agent evidencing that the applicable Loan Parties are carrying insurance in accordance with Section 9.07 and naming the Collateral Agent as sole lender loss payee with respect to property insurance related to the Collateral, and the Agents and the Lenders as additional insured with respect to customary liability insurance policies.

(k)Lien Searches. The Administrative Agent shall have received recent appropriate UCC lien, Tax lien, Intellectual Property, judgment and litigation search reports for the Loan Parties reflecting no prior Liens (other than those being released on or prior to the Closing Date and Permitted Liens) or judgments encumbering the Properties of the Loan Parties and all lien terminations, UCC-3 termination statements and other documentation evidencing such releases.

(l)[Reserved].

(m)[Reserved].

(n)Financial Information. The Administrative Agent shall have received the financial information referred to in Section 8.04(a), which shall reflect no Indebtedness for borrowed money other than Indebtedness permitted pursuant to Section 10.02.

(o)Patriot Act. The Administrative Agent and the Lenders shall have received (i) at least three (3) Business Days prior to the Closing Date, and be reasonably satisfied in form and substance with, all documentation, including a duly executed IRS Form W-9 (or such other applicable Tax form) of the Borrower and other Loan Parties, and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act, in each case to the extent requested at least three (3) Business Days prior to the Closing Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower.

(p)Responsible Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the matters set forth in clauses (c), (q), (w), (x), (y) and (z) of this Section 7.01.

(q)Material Contracts.

(i)The Administrative Agent shall have received certified executed versions of each Material Contract in effect as of the Closing Date and any existing supplements or amendments thereto, all of which Material Contracts and supplements or amendments thereto shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

(ii)The Borrower is not in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any of the Material Contracts and, to the Borrower’s knowledge, no counterparty to any Material Contract is in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in the applicable Material Contracts, in each case, to the extent a Material Adverse Effect could reasonably be expected to result therefrom.

(r)Insurance Policy. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that (i) the Insurance Policy is in final form and not subject to further change, (ii) the Insurance Policy is satisfactory to the Agents and each Lender, and (iii) the Borrower

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has paid the aggregate amount of premium payable on the Closing Date under the Insurance Policy equal to the first twelve months’ premium thereunder and, if applicable, the Other Taxes due in connection with such premium.

(s)Due Diligence and Investment Committee Approval. The Administrative Agent shall have (i) received, and satisfactorily completed its review of, all due diligence information regarding the Loan Parties and their Subsidiaries as it shall have requested including, without limitation, information regarding litigation, tax matters, accounting matters, insurance matters, labor matters, pension liabilities (actual or contingent), real estate leases, Material Contracts, debt agreements, Property ownership, contingent liabilities and other legal matters of the Loan Parties and their Subsidiaries, and (ii) obtained all required internal investment committee or other approvals necessary to consummate the Transactions and establish the Facility.

(t)Capitalization. The capitalization structure and equity ownership of the Borrower and its Subsidiaries after giving effect to the Transactions shall be satisfactory to the Administrative Agent in all respects.

(u)Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 and an accompanying flow of funds memorandum, in form and substance reasonably satisfactory to the Administrative Agent (the “Funds Flow Memorandum”).

(v)[Reserved].

(w)No Default. As of the Closing Date, after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing and no default or event of default shall have occurred and be continuing under any Material Contracts of the Borrower and its Subsidiaries.

(x)Representations and Warranties. On the Closing Date, both before and after giving effect to the Transactions, all representations and warranties of the Borrower and each other Loan Party contained in the Loan Documents shall be true and correct in all respects, except to the extent such representations and warranties expressly relate to an earlier date (in which case, such representations and warranties shall be true and correct in all respects as of such earlier date).

(y)No Material Adverse Effect. As of the Closing Date, after giving effect to the Transactions, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(z)No Conflict. The making of the Loans would not violate any applicable Governmental Requirement, and no action, proceeding or litigation is pending or threatened in any court or before any Governmental Authority that involves any Loan Document or that is seeking to enjoin or prevent the making or repayment of any Loan or the consummation of the Transactions contemplated by this Agreement or any other Loan Document.

(aa) Board Observer Agreement. The Administrative Agent shall have received a fully executed copy of the Board Observer Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(bb) Other Documents. The Agents shall have received such other documents as the Agents or special counsel to the Agents may reasonably request.

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The Administrative Agent may notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. For purposes of determining compliance with the conditions specified in this Section 7.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE VIII REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agents and each of the Lenders as follows:

Section 8.01 Organization; Powers. Each of the Loan Parties and their respective Subsidiaries
(a) is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and (c) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification.

Section 8.02 Authority; Enforceability. The Transactions are within each Loan Party’s corporate, limited partnership, limited liability company or other organizational powers, as applicable, and have been duly authorized by all necessary corporate, limited partnership, limited liability company or other organizational, as applicable, and, if required, shareholder, partner or member action, as applicable (including any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 8.03 Approvals; No Conflicts. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party, nor the consummation of the Transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors or managers, whether interested or disinterested, of any Loan Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions contemplated thereby, except such as have been obtained or made and are in full force and effect, (b) will violate (i) any applicable law or regulation or
(ii) any Organizational Document of any Loan Party or any Subsidiary of any Loan Party or any order of any Governmental Authority, (c) will violate or constitute a default under or result in any breach of any material indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary of any Loan Party or any of their respective Properties, or give rise to a right thereunder to require any payment to be made by such Loan Party or such Subsidiary and (d) will result in the creation or imposition of any Lien on any Collateral or any other Property of any Loan Party or any Subsidiary of any Loan Party (other than the Liens created by the Loan Documents).

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Section 8.04    Financial Condition; No Material Adverse Change.

(a)(i) The Borrower has heretofore furnished in writing to the Administrative Agent a pro forma balance sheet and other financial information reflecting the financial position of the Borrower as of the Closing Date, after giving effect to the making of the Loans hereunder, the application of the proceeds thereof and to the Transactions contemplated to occur on the Closing Date, certified by a Responsible Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions. Such financial information presents fairly, in all material respects, the financial position of the Borrower on the Closing Date.

(ii)The Borrower has heretofore furnished in writing to the Administrative Agent the audited balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for the twelve month period ended December 31, 2021 and the unaudited balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for the fiscal quarter ended March 31, 2022, June 30, 2022 and September 30, 2022, all certified by a Responsible Officer of the Borrower as presenting fairly, in all material respects, the financial condition and results of operations of the Borrower and its Subsidiaries, on a consolidated basis, in accordance with GAAP consistently applied, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes.

(iii)The Borrower has heretofore furnished in writing to the Administrative Agent financial statement projections (including balance sheet and related statements of operations, shareholders’ equity and cash flows) on a quarterly basis for the three (3) year period ending after the Closing Date, all certified by a Responsible Officers of the Borrower as having been prepared in good faith based upon reasonable assumptions.

(b)Since December 31, 2021, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(c)Except as set forth on Schedule 8.04, no Loan Party nor any Subsidiary of any Loan Party has on the date hereof any Material Indebtedness (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments.

Section 8.05 Litigation. Except as set forth on Schedule 8.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened by, against or affecting any Loan Party, any Subsidiary of any Loan Party, or their respective Properties (including Intellectual Property) or revenues (i) which individually or in the aggregate could reasonably be expected to result in liability exceeding $2,500,000, or
(ii) that involve any Loan Document or the Transactions. None of the Loan Parties or any of their Subsidiaries is in violation of any order, writ, injunction or any decree of any Governmental Authority which individually or in the aggregate could reasonably be expected to result in liability exceeding
$2,500,000.

Section 8.06    Environmental Matters. Except for such matters as set forth on Schedule 8.06:

(a)the Properties are in compliance with all applicable Environmental Laws in all material respects, the Loan Parties and their Subsidiaries have operated the Properties in compliance with all applicable Environmental Laws in all material respects, and, the Properties were operated in compliance in all material respects with applicable Environmental Laws prior to the acquisition by the Borrower or the applicable Subsidiary;

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(b)the Loan Parties and their Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, except as would not reasonably be expected to result in a Material Adverse Effect, with all such Environmental Permits being currently in full force and effect, and none of the Loan Parties or their Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;

(c)there are no claims, demands, suits, orders, inquiries, investigations, requests for information or proceedings concerning any material violation of, or any material liability or obligation (including as a potentially responsible party) under, any applicable Environmental Law that is pending or threatened in writing against any Loan Party or any Subsidiary of any Loan Party or any of their respective Properties or as a result of any operations at such Properties, and to the Borrower’s knowledge, there are no conditions or circumstances that would be reasonably expected to result in the receipt of such claims, demands, suits, orders, inquires, investigations, requests for information or proceedings;

(d)none of the Properties of the Loan Parties or any Subsidiary of any Loan Party, to the Loan Parties’ knowledge, contain or have contained any: (i) regulated underground storage tanks;
(ii) friable asbestos-containing materials; (iii) landfills or dumps; or (iv) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

(e)except as would not reasonably be expected to result in a Material Adverse Effect, there has been no Release or, to the Loan Parties’ knowledge, Threatened Release, of Hazardous Materials at, on, under or from any Loan Party’s or any of their Subsidiaries’ Properties that could reasonably be expected to give rise to a liability of any Loan Party or any of its Subsidiaries under any Environmental law, and to the Loan Parties’ knowledge, there are no investigations, remediations, abatements, removals, or monitoring of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Loan Parties, none of such Properties are adversely affected by any Release or Threatened Release of a Hazardous Material originating or emanating from any other real property;

(f)none of the Loan Parties nor any of their Subsidiaries has received any written notice asserting an alleged material liability or material obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite any Loan Parties’ or any of their Subsidiaries’ Properties and, to the Loan Parties’ knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice;

(g)the Loan Parties have not received any written notice of and, to the Loan Parties’ knowledge, there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Loan Parties’ or their Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for material damages or compensation against any Loan Party or any such Subsidiary and, to the Loan Parties’ knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of notice regarding such exposure; and

(h)the Loan Parties and their Subsidiaries have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence addressing potentially material environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that were in any of the Loan Parties’

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or their Subsidiaries’ possession or control prior to the Closing Date and that are material to their respective Properties or operations thereon.

Section 8.07    Compliance with the Laws and Agreements; No Defaults.

(a)To the Loan Parties’ knowledge, each of the Loan Parties and their Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, in each case except to the extent a Material Adverse Effect could reasonably be expected to result from the failure to do so.

(b)None of the Loan Parties or their Subsidiaries is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require any Loan Party or Subsidiary of a Loan Party to Redeem or make any offer to Redeem under any material indenture, note, credit agreement or instrument pursuant to which any Indebtedness is outstanding or by which any Loan Party or any Subsidiary of a Loan Party or any of their Properties is bound.

(c)Both before and immediately after giving effect to the Transactions, no Default, or Event of Default shall have occurred and be continuing.

(d)Each Material Contract is in full force and effect, and is valid, binding and enforceable upon any Loan Party party thereto and, to the best knowledge of the Loan Parties upon each of the other parties thereto in accordance with their respective terms. The Borrower and each other Loan Party party thereto is, and, to the knowledge of the Borrower, each other party to a Material Contract is, in compliance in all material respects with such agreements. The Borrower has delivered or made available to the Administrative Agent true, correct and complete copies of each Material Contract (including any amendments, modifications, and supplements thereto) in effect and not previously delivered or made available to the Administrative Agent.

Section 8.08 Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 8.09 Taxes. Each Loan Party and each of its Subsidiaries has filed or caused to be filed all Tax returns required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP, or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.10 ERISA. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)The Loan Parties and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

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(c)(i) No act, omission or transaction has occurred in respect of a Plan which could reasonably be expected to result in imposition on any Loan Party or any ERISA Affiliate (whether directly or indirectly) of (A) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (B) breach of fiduciary duty liability damages under section 409 of ERISA, and (ii) full payment when due has been made of all amounts which the Loan Parties or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan.

(d)None of the Loan Parties nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by any Loan Party, a Subsidiary of a Loan Party or any ERISA Affiliate in its sole discretion at any time without any material liability to any Loan Party, any Subsidiary, or any ERISA Affiliate.

(e)None of the Loan Parties, their Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code, including any multiemployer plan, as defined Section 3(37) of ERISA.

Section 8.11 Disclosure; No Material Misstatements. Each of the Loan Parties has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or similar restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it with respect to the Loan Parties and their Subsidiaries, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates (other than the Beneficial Ownership Certification) or other information furnished by or on behalf of any Loan Party or any Subsidiary of any Loan Party to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to any Loan Party or any Subsidiary of any Loan Party (as opposed to other participants in their industries generally) that has not been disclosed to the Administrative Agent prior to the Closing Date which could reasonably be expected to have a Material Adverse Effect. The information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 8.12 Insurance. The Borrower has, and has caused its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements, including all Material Contracts, and (b) insurance coverage in at least amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and their Subsidiaries. The Agents and the Lenders have been named as additional insureds in respect of all liability insurance policies and the Collateral Agent has been named as sole loss payee with respect to Property loss insurance with respect to the Collateral. Schedule 9.07 lists all insurance policies of the Borrower and its Subsidiaries, all of which are valid and in full force and effect as of the Closing Date. Such policies provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries. None of the Loan Parties nor any of their Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar

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insurers. Each Loan Party has taken all actions required under the Flood Laws or reasonably requested by any Lender to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including to the extent applicable, but not limited to, providing the Agent with the address and/or GPS coordinates of each structure located upon any real property, whether owned or leased, that will be subject to a Mortgage in favor of the Agent, for the benefit of the Secured Parties, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

Section 8.13 Restriction on Liens. Except as set forth on Schedule 8.13, none of the Loan Parties nor any of their Subsidiaries is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations and the Loan Documents.

Section 8.14 Officer, Directors and Ownership. Schedule 8.14 states the name of the Borrower and each of its Subsidiaries and joint ventures, if any, their respective jurisdictions of incorporation or formation and foreign qualification, their authorized Equity Interests (if applicable), any issued and outstanding Equity Interests and, other than with respect to the Borrower, the owners thereof. The Borrower and each of its Subsidiaries has good title to all of the Equity Interests it purports to own, free and clear in each case of any Lien. All Equity Interests of the Borrower and each of its Subsidiaries have been validly issued, and all such Equity Interests are fully paid and non-assessable and were offered and issued in compliance with applicable laws. There are no options, warrants or other rights outstanding to purchase any such Equity Interests except as indicated on Schedule 8.14.

Section 8.15 Jurisdiction of Organization; Name; Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; and the name of the Borrower as listed in the public records of its jurisdiction of organization is SoundHound AI, Inc. The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 13.01. Each of the Borrower’s Subsidiaries’ jurisdiction of organization and name as listed in the public records of its jurisdiction of organization is specified in the Guarantee and Collateral Agreement, and the location of its principal place of business and chief executive office is at its address set forth in the Guarantee and Collateral Agreement.

Section 8.16    Properties; Titles, Etc.

(a)Each of the Loan Parties and their Subsidiaries has good title to all of their material Properties, in each case, free and clear of all Liens except Permitted Liens.

(b)All leases and agreements necessary for the conduct of the business of the Loan Parties and their Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or any event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases that could reasonably be expected to result in a Material Adverse Effect.

(c)The rights and Properties presently owned, leased or licensed by the Loan Parties and their Subsidiaries including all Real Property Rights, include all rights and Properties necessary to permit the Borrower and its Subsidiaries to conduct their respective business in all material respects in the same manner as their business has been conducted prior to the date hereof.

(d)Each of the Loan Parties and their Subsidiaries has complied with all material obligations under the Real Property Rights to which they are a party and all such Real Property Rights are

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in full force and effect in all material respects. Each of the Loan Parties and their Subsidiaries enjoys peaceful and undisturbed possession under all such Real Property Rights except for minor disturbances which could not, individually or in the aggregate, materially interfere with or impact the business or operations of any Loan Party or any of its Subsidiaries or materially detract from the value or use of such Real Property Rights.

(e)All of the Properties of the Loan Parties and their Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with prudent business standards.

(f)Each Loan Party and each Subsidiary of each Loan Party owns or is licensed to use all Intellectual Property necessary for the Loan Parties to own and operate their properties and to carry on their businesses as presently conducted and planned to be conducted by such Loan Parties and Subsidiaries, and to the knowledge of the Loan Parties, the use thereof and operation of their businesses by such Loan Parties and such Subsidiaries does not infringe upon, misappropriate or otherwise violate the rights of any other Person in any material respect. Each of the Loan Parties and each Subsidiary of each Loan Party has used commercially reasonable efforts to protect and maintain its ownership of, and the validity and enforceability of, all Intellectual Property necessary for the operation of their respective businesses. Following the time period specified in Schedule 9.21, the Intercompany IP Licensing Agreement shall be the only material agreement relating to Intellectual Property to which any Loan Party is a party.

(g)Schedule 7.01(x) lists completely and correctly all Real Property Rights fee owned by each Loan Party and each Subsidiary of each Loan Party and all Real Property Rights leased by each Loan Party and each Subsidiary of each Loan Party and the lessors thereof. As of the Closing Date, no Loan Party owns any fee interest in any Real Property Rights.

Section 8.17    Permits.

(a)Borrower and each of its Subsidiaries hold all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority required under any currently applicable laws for the operation of its business as presently conducted except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)None of the Loan Parties or their Subsidiaries is the subject of a material complaint, investigation or other proceeding by any Governmental Authority regarding their respective businesses.

Section 8.18    Security Documents.

(a)Guarantee and Collateral Agreement. The provisions of the Guarantee and Collateral Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on, and security interest in, all of the Collateral covered thereby, and (i) when financing statements and other filings in appropriate form are filed in the offices specified in the Guarantee and Collateral Agreement and (ii) upon the taking of possession or control by the Collateral Agent of Equity Interests and other Collateral with respect to which a security interest may be perfected by possession or control required by the Guarantee and Collateral Agreement or hereunder, the Liens created by the Guarantee and Collateral Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Collateral covered thereby in which a security interest may be perfected by such filing or control, in each case free of all Liens other than, in the case of clause (i), Permitted Liens or, in the case of clause (ii), Excepted Liens. The Liens granted to the Collateral Agent for

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the benefit of the Secured Parties pursuant to each of the Control Agreements constitute a valid first-priority Lien under applicable law, subject only to Excepted Liens.

(b)Mortgages. Each Mortgage is effective to create, in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are recorded or filed in the offices specified on Schedule 8.18, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the applicable Loan Parties in the Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than Excepted Liens identified in clauses (a) through (c) of the definition thereof (but subject to the provisos at the end of such definition).

(c)Valid Liens. Each Security Document delivered pursuant to Section 9.11 and Section 9.12, upon execution and delivery thereof, is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Collateral thereunder, and constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case with no other Liens except for applicable Excepted Liens and other Liens permitted by Section 10.03 and in each case prior and superior in right to any other person, other than Permitted Liens.

Section 8.19 Hedging Agreements. Except as set forth on Schedule 8.19, neither the Borrower nor any of its Subsidiaries is a party to any Hedging Agreements.

Section 8.20 Use of Proceeds. The proceeds of the Loans made on the Closing Date shall be used (a) to repay the Existing Indebtedness; (b) to fund the Interest Escrow Account in an amount equal to the Interest Escrow Required Amount; (c) to fund growth investments and for general corporate purposes in accordance with this Agreement; (d) to pay the Transaction Costs, in each case in accordance with the Funds Flow Memorandum; and (e) to fund the insurance premiums and Other Taxes required to be paid on the Closing Date hereunder. The Loan Parties and their Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used by any Loan Party or any Subsidiary of any Loan Party for any purpose which violates the provisions of Regulation T, U or X of the Board. The proceeds of the Loans made after the Closing Date shall be used to fund any additional purposes set forth in Section 2.06.

Section 8.21    Solvency. After giving effect to the Transactions, the Borrower is Solvent. No Loan Party is subject to, or planning to take, any action described in Section 11.01(g) or Section 11.01(h).

Section 8.22 USA PATRIOT; AML Laws; Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with the USA PATRIOT Act, Anti-Corruption Laws, applicable AML Laws and applicable Sanctions. None of (a) the Borrower, its Subsidiaries or any of their respective directors or officers, or, to the knowledge of the Borrower, any of their respective employees or Affiliates, or (b) to the knowledge of the Borrower, any agent of any Loan Party or their Subsidiaries or other Affiliate that will act in any capacity in connection with or benefit from the Facility established hereby, (i) is a Sanctioned Person or is engaged in any activity that could result in the Borrower being designated a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, or Sanctions. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any Person participating in the Transactions contemplated by this Agreement, whether as lender, borrower,

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guarantor, agent, or otherwise. Neither the Borrower nor any Affiliate is engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

Section 8.23    Accounts. No Loan Party has any Deposit Accounts, Securities Accounts or Commodity Accounts other than the accounts set forth on Schedule 8.23.

Section 8.24 Labor Matters. Each of the Loan Parties and each of their respective Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment laws, including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in liability exceeding
$2,500,000. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case, individually or in the aggregate, could reasonably be expected to result in liability exceeding $2,500,000.

Section 8.25    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE IX AFFIRMATIVE COVENANTS

Until Payment in Full, the Borrower covenants and agrees with the Lenders and the Administrative Agent that:

Section 9.01    Financial Statements; Other Information.    The Borrower will furnish to the Administrative Agent and each Lender:

(a)Annual Borrower Financial Statements. As soon as available, but in any event in accordance with applicable law and not later than ninety (90) days after the end of each fiscal year of the Borrower (provided that if the Borrower files annual reports with the Securities and Exchange Commission, then delivery of annual financial statements hereunder shall be deemed delivered as and when the Borrower’s Form 10-K is filed with the SEC for such fiscal year), its audited balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case, commencing with the twelve-months ending December 31, 2022, in comparative form the figures for the previous fiscal year of the Borrower, all reported on by an independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification, exception or explanatory paragraph, and without any qualification, exception or explanatory paragraph as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower in accordance with GAAP consistently applied.

(b)Quarterly Borrower Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than forty-five (45) days after the end of each of the three (3) fiscal quarters of each fiscal year of the Borrower (provided that if the Borrower files quarterly reports with the Securities and Exchange Commission, then delivery of quarterly financial statements hereunder shall be deemed delivered as and when the Borrower’s Form 10-Q is filed with the SEC for such fiscal quarter), commencing with the fiscal quarter ended March 31, 2023, its unaudited balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the

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figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year of the Borrower, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)Compliance Certificate. Concurrently with any delivery of financial statements under Section 9.01(a) or Section 9.01(b) (or within five (5) Business Days after the filing of the Borrower’s 10-K or 10-Q with the SEC, as applicable), a certificate of a Responsible Officer in substantially the form of Exhibit E-2 hereto (A) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenant, substantially in the form of Annex A to Exhibit E-2, (C) stating whether any change in GAAP or in the application thereof has occurred since the Closing Date, and if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (D), (1) a description of any change in the jurisdiction of organization of any Loan Party or the sale of any Equity Interests in any Loan Party, (2) a list of any Intellectual Property acquired or Disposed by any Loan Party or in respect of which a material event has occurred and (3) a description of each Material Contract entered into, terminated, replaced or materially amended by the Borrower or any of its Subsidiaries, in each case since the date of the most recent report delivered pursuant to this clause (D) (or, in the case of the first such report so delivered, since the Closing Date).

(d)Certificate of Insurer — Insurance Coverage. Concurrently with any delivery of financial statements under Section 9.01(a), a certificate of a Responsible Officer of the Borrower, certifying that (i) the insurance requirements of Section 9.07 have been implemented and are being complied with,
(ii) the Loan Parties have paid or caused to be paid all insurance premiums then due and payable and (iii) the Loan Parties are in compliance with the insurance policies, and attaching a certificates of insurance required pursuant to Section 9.07, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies and endorsements.

(e)Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter (except standard and customary correspondence) submitted to the Borrower or any of their Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the Borrower or any such Subsidiary, and a copy of any response by, or on behalf of, the Borrower or any such Subsidiary to such letter or report.

(f)Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, material report or material notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 9.01; provided that the Borrower is not prohibited from delivering such information due to the confidentiality provision included therein.

(g)Information Regarding Loan Parties. Prompt written notice (and in any event at least thirty (30) days prior thereto, or such shorter time as the Administrative Agent may agree in its sole discretion) of any change (i) in any Loan Party’s corporate, limited liability company or limited partnership name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Loan Party’s chief executive office or principal place of business,
(iii) in any Loan Party’s ownership (other than the holders of Equity Interests in the Borrower), entity type or jurisdiction in which such Person is incorporated or formed, and (iv) in any Loan Party’s United States federal taxpayer identification number.

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(h)Board Information Rights. (i) Promptly after sending the same to the directors of the Borrower’s board of directors, all documents and information furnished to such directors, whether at or in anticipation of a meeting of such board or an action by written consent of such board and (ii) copies of the minutes, if any, of all meetings of the board of directors of the Borrower, promptly after such minutes are furnished to the board, in each case redacting any privileged information but providing the Administrative Agent and the Lenders with notice of, or context for, such redacted privileged information; provided that the Borrower shall not be required to provide any summary, documents or information substantially relating to any discussion of this Facility.

(i)Annual Operating Plan and Budget. No later than sixty (60) days following the end of each fiscal year of the Borrower, an annual operating plan and budget for such fiscal year of the Borrower, which annual operating plan and budget shall (a) (if applicable) be prepared on a substantially similar basis to the immediately preceding annual operating plan and budget and (b) present the Borrower’s plan for the relevant period’s ongoing operations, including, among other things, the Borrower’s good faith estimate of its projected revenues, operation and maintenance expenses, General and Administrative Costs, Capital Expenditures, major maintenance expenditures and other capital requirements and permitting requirements.

(j)Patriot Act. Promptly upon request, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

(k)Other Requested Information. Promptly following any request therefor, (i) such other information regarding the operations, business affairs, prospects and financial condition of the Borrower and their Subsidiaries (including with respect to beneficial ownership of the Borrower) or compliance with the terms of this Agreement or any other Loan Document or any Material Contract, as the Administrative Agent or any Lender may reasonably request and (ii) such other information or documents that the Insurers are entitled to receive under the Insurance Policy, as such Insurers or the Administrative Agent may request.

(l)Monthly Lender Calls. The Borrower will participate in a telephonic meeting with the Administrative Agent and the Lenders once during each calendar month to be held at such times as may be agreed to by the Borrower and the Administrative Agent; provided that if the Administrative Agent fails to schedule or participate in such telephonic meeting, no Default or Event of Default shall result therefrom.

(m)Pro Forma Compliance Certifications. At the written request of the Administrative Agent, concurrently with any determination of pro forma compliance with any Financial Covenant, the Borrower shall deliver to the Administrative Agent, a certificate of a Financial Officer setting forth reasonably detailed calculations demonstrating such compliance.

(n)Notice of Changes to Beneficial Ownership Certification. At the time of the delivery of the financial statements provided for in Section 9.01(b), written notice of any change in the information provided in the Beneficial Ownership Certification delivered to the Administrative Agent or any Lender that would result in a change in the list of beneficial owners identified in such certification.

(o)Quarterly IP Monitoring Report. Within thirty (30) days after the end of each fiscal quarter of the Borrower, a report signed by a Responsible Officer of the Borrower, substantially in the form of Exhibit D (a “Quarterly IP Monitoring Report”), and Borrower will, upon the reasonable request of the Collateral Agent or the Insurers, discuss any material changes to the portfolio of Intellectual Property of

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the Borrower, participate in a meeting by conference call at such time as may be agreed by Borrower, the Collateral Agent and the Insurers.

(p)Liquidity Report. As soon as available, but in any event not later than five (5) Business Days after the end of each fiscal quarter of the Borrower, a cash report (the “Liquidity Report”), setting forth the Liquidity as of the last day of the fiscal quarter most recently ended, identifying for the Borrower and each Subsidiary thereof the institution(s) at which the Unrestricted Cash is held and the amount of such Unrestricted Cash at such institution.

Section 9.02 Notices of Material Events. Within three (3) Business Days of any Responsible Officer of the Borrower obtaining knowledge thereof, the Borrower will furnish to the Administrative Agent written notice of the following:

(a)the occurrence of any Default or Event of Default,

(b)the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event, in each case with a fair market value in excess of $2,500,000;

(c)the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Subsidiary of any Loan Party not previously disclosed in writing to the Administrative Agent or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(d)any litigation or proceeding affecting any Material Contract or involving any Intellectual Property of the Loan Parties and their Subsidiaries, which if adversely determined could reasonably be expected to (i) result in potential liability to the Loan Parties and their Subsidiaries of
$2,500,000 or more or (ii) have a Material Adverse Effect;

(e)any event constituting force majeure or any claim by any party to a Material Contract alleging in writing that a force majeure event under any Material Contract has occurred and, to the extent reasonably available to the Borrower or its Subsidiaries, copies of related invoices, statements, supporting documentation, schedules, data or affidavits delivered under such Material Contract;

(f)(i) any event or condition that constitutes a material default or event of default or a termination event under any Material Contract or any contract relating to Material Indebtedness, (ii) any notice of termination (other than expiration by its terms) or notice of material default received or given, under, or in connection with, any Material Contract or any contract relating to Material Indebtedness, or any other material notice under, or in connection with, any Material Contract or any contract relating to Material Indebtedness and (iii) any termination (other than by expiration by its terms) or material amendment or modification of any Material Contract or any contract relating to Material Indebtedness, and in each case, a copy of such termination, amendment or modification;

(g)of the occurrence of any event for which the Borrower is required to make a mandatory prepayment pursuant to Section 3.04(c);

(h)(i) any revocation, denial, adverse modification or non-renewal of any Governmental Approval, which revocation, denial, adverse modification or non-renewal could reasonably be expected to result in a Material Adverse Effect;

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(i)any material default by any party with respect to any Real Property Rights of any Loan Party and its Subsidiaries;

(j)any notice from a Government Authority of potential liability of any Loan Party or any of its Subsidiaries under any Environmental Laws for an amount in excess of, or that could reasonably be expected to exceed, $2,500,000;

(k)any early cancellation or material adverse change in the terms, coverage or amounts of any insurance required to be maintained pursuant to Section 9.07; and

(l)any other development or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 9.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice in reasonable detail and any action taken or proposed to be taken with respect thereto.

Section 9.03 Existence; Conduct of Business. Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Properties are located or the ownership of its Properties requires such qualification.

Section 9.04 Payment of Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, (a) timely file all Tax returns required to be filed by such Person, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) timely pay all Taxes required to be paid by such Person when due unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Loan Party, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) within ninety (90) days past the original invoice billing date therefor, or, if earlier, when due in accordance with its terms, pay and discharge all obligations owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge before the same becomes delinquent all other obligations now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Loan Party and/or its Subsidiaries may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate reserves therefor that are required by GAAP.

Section 9.05 Material Contracts. The Borrower will (a) perform and observe all of its covenants and obligations contained in each of the Material Contracts, unless such non-performance could not reasonably be expected to result in a Material Adverse Effect (b) take all reasonable and necessary action to prevent the termination or cancellation of any Material Contract (except for the expiration of any Material Contract in accordance with its terms and not as a result of a breach or default thereunder), unless such termination or cancellation could not reasonably be expected to result in a Material Adverse Effect, and (c) enforce against the relevant counterparty to each Material Contract each material covenant or obligation of such Material Contract in accordance with its terms.

Section 9.06    Maintenance of Properties.

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(a)Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Loan Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in accordance with Prudent Industry Practice and in good repair, working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted, all properties used or useful in the business of the Loan Parties and their respective Subsidiaries and from time to time will make or cause to be made all necessary repairs, renewals and replacements thereof.

(b)Without limiting the generality of the foregoing in this Section 9.06, each Loan Party will, and will cause each of its Subsidiaries to, maintain in full force and effect all Intellectual Property, licenses and franchises necessary for the ownership and operation of its Properties and business.

Section 9.07 Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance (including fire, extended coverage, property damage, workers’ compensation, comprehensive general liability, auto liability and business interruption insurance) in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses in accordance with prudent business practice and sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements, including all Material Contracts. Schedule 9.07 lists all insurance policies of the Loan Parties maintained pursuant to this Section 9.07 (as such schedule may be updated from time to time with the approval of the Administrative Agent). The lender loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral shall be endorsed in favor of and made payable to the Collateral Agent as sole “loss payee” or other formulation reasonably acceptable to the Administrative Agent and such policies shall name the Agents and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least thirty (30) days’ prior notice of any cancellation to the Administrative Agent. The Loan Parties shall deliver to the Administrative Agent (x) on the Closing Date and annually thereafter a certificate of insurance of the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the immediately preceding sentence attached to such certificate and (y) at the request of the Administrative Agent, from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties.

Section 9.08 Books and Records; Inspection Rights. Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which materially full, true and correct entries in conformity with GAAP with a reconciliation to GAAP are made of all dealings and transactions in relation to its business and activities. Each Loan Party will permit any representatives designated by the Administrative Agent or any Lender, at the Loan Parties’ expense (such reimbursement to be limited to reasonable and documented out of pocket expenses) and upon reasonable prior notice and during normal business hours, to visit and inspect their Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, if no Default or Event of Default is continuing, the Loan Parties shall not be responsible for the expense of more than one such visit and inspection during any twelve-month period.

Section 9.09 Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

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Section 9.10    Environmental Matters.

(a)The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations to comply, with all applicable Environmental Laws in all material respects; (ii) not Release or threaten to Release any Hazardous Material on, under, about or from any of the Borrower’s Properties or any other property offsite the Property to the extent caused by the Borrower’s operations except in compliance with applicable Environmental Laws; (iii) timely obtain or file all material Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s Properties; (iv) promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or Threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s Properties; (v) conduct its operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation; and (vi) establish and implement such procedures as may be necessary to continuously determine and assure that the Borrower’s obligations under this Section 9.10 are timely and fully satisfied.

(b)The Borrower will promptly, but in no event later than five (5) Business Days after the Borrower or any of its Subsidiaries receives written notice thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Borrower, any Loan Party or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $2,500,000, not fully covered by insurance, subject to normal deductibles.

(c)The Borrower will provide copies of any environmental assessments, audits and tests obtained by, or in the possession of, the Borrower or any of its Subsidiaries in connection with the Properties or the Borrower’s and its Subsidiaries’ operation thereof, if reasonably requested by the Administrative Agent.

Section 9.11    Further Assurances.

(a)Each Loan Party at its sole expense will, and will cause each of its Subsidiaries other than Excluded Subsidiaries to, promptly execute and deliver to the Administrative Agent or the Collateral Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent or the Collateral Agent to comply with or accomplish the conditions precedent, covenants and agreements of the Loan Parties or any of their Subsidiaries, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the Collateral intended as security for the Secured Obligations, or to correct any omissions in the Security Documents, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Documents or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith, including in the event any Loan Party develops or acquires any Intellectual Property, Patent, Trademark and/or Copyright Security Agreements, as applicable. In addition, at the Administrative Agent’s request, each Loan Party, at its sole expense, shall provide any information reasonably requested to identify any Collateral pledged by it, including an updated Perfection Certificate, exhibits to Mortgages in form and substance reasonably satisfactory to the Administrative Agent (which such exhibits shall be in recordable form for the applicable jurisdiction) or any other information reasonably requested in connection with the identification of any Collateral.

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(b)The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements against the Borrower and each Guarantor, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering such Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Borrower acknowledges and agrees that any financing statement may describe the Collateral as “all assets” of the applicable Loan Party (or words of similar effect as may be required by the Collateral Agent).

Section 9.12    Additional Guaranty; Additional Collateral.

(a)Within the time periods specified in this Section 9.12, after any Person becomes a Subsidiary (other than any Excluded Subsidiary) or ceases to be an Excluded Subsidiary (each, a “New Loan Party”), in each case, the Borrower shall promptly provide the Administrative Agent with written notice thereof and shall, within thirty (30) days after becoming a Subsidiary (or ceasing to be an Excluded Subsidiary), cause each such New Loan Party to deliver to the Administrative Agent (x) a guaranty or a joinder to the Guarantee and Collateral Agreement in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Loan Parties’ obligations under the Loan Documents and (y) a joinder to all applicable Security Documents then in existence, in each case, in form and substance reasonably satisfactory to the Administrative Agent, accompanied by appropriate legal opinions, resolutions, certificates and other documentation as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel.

(b)With respect to any personal Property (other than Excluded Assets, as such term is defined in the Guarantee and Collateral Agreement) acquired after the Closing Date by any Loan Party, as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (and in any event within thirty (30) days of such acquisition (or such later date as the Collateral Agent may agree in its sole discretion)) (i) execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property, subject to Permitted Liens and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including (x) the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Collateral Agent or the Administrative Agent and (y) with respect to Intellectual Property, the execution and delivery of Patent, Trademark and Copyright Security Agreements, as applicable.

(c)If any Loan Party shall at any time acquire any real property or leasehold or other interest in real property not covered by a Mortgage, promptly and in any event within thirty (30) days of such acquisition (or such later date as the Collateral Agent may agree in its sole discretion)) upon such acquisition, the Borrower shall, or shall cause such Loan Party to, execute, deliver and record a new Mortgage or a supplement to an existing Mortgage, as applicable, reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent, subjecting such real property or leasehold or other interests to the Lien and created by such Mortgage. The Administrative Agent shall have received with respect to such Mortgage or a supplement to an existing Mortgage, as applicable, (i) a Title Policy or a date down endorsement to the existing Title Policy, which Title Policy shall (w) be issued by the Title Company, (x) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (y) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including, but not limited to, endorsements on matters relating to usury, first loss, zoning, doing business, public road access, survey, contiguity, policy authentication, variable rate, environmental lien, subdivision, policy aggregation,

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mortgage recording tax, street address, separate tax lot, and so-called comprehensive coverage over covenants and restrictions, to the extent applicable and available), and (z) contain no exceptions to title other than clauses (a) through (c) of Excepted Liens; (ii) evidence reasonably acceptable to the Collateral Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, if any, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies; (iii) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the Title Policies and endorsements; (iv) (A) “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property; and (B) in the event any such property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area, (x) a notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower or applicable Loan Party, (y) evidence of flood insurance with a financially sounds and reputable insurer, naming the Administrative Agent, as mortgagee, in an amount and otherwise in form and substance reasonably satisfactory to the Administrative Agent, and (z) evidence of the payment of premiums in respect thereof in form and substance reasonably satisfactory to the Administrative Agent. If requested by the Administrative Agent, the Borrower shall deliver a supplemental customary legal opinion with respect to such Mortgage or supplement to an existing Mortgage.

(d)Upon the request by any Lender (or any potential Lender who has entered into a binding agreement to become a Lender) subject to the Flood Laws, provide the Administrative Agent with evidence that any applicable Loan Party has taken all actions required under the Flood Laws and/or reasonably requested by any such Lender, to assist in ensuring that each such Lender is in compliance with the Flood Laws applicable to the Collateral to the extent such Collateral includes any “building” or “mobile home” (each as defined in Regulation H as promulgated by the Federal Reserve Board under the Flood Laws), including, but not limited to, providing the Administrative Agent with the address, legal description and/or GPS coordinates of each structure on any Real Property Rights, whether owned or leased, that is or will be subject to a Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, and, to the extent required, obtaining flood insurance.

(e)If requested by the Administrative Agent or any Lender, the Borrower will, and will cause their Subsidiaries to, cooperate with and provide any information reasonably necessary for the Administrative Agent or such Lender, as the case may be, to conduct its flood due diligence and flood insurance compliance.

Section 9.13 ERISA Compliance. The Borrower will promptly furnish and will cause any ERISA Affiliate to promptly furnish to the Administrative Agent (i) upon written request, copies of each annual and other report filed with the United States Secretary of Labor or the Internal Revenue Service, with respect to each Plan or any trust created thereunder, and (ii) promptly upon becoming aware of the occurrence of any non-exempt “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder that could reasonably be expected to have a Material Adverse Effect, a written notice signed by the President or any other Responsible Officer, of the Borrower or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 9.14 Casualty Event. If a Casualty Event occurs with respect to any Collateral, the Borrower shall (i) diligently pursue all its rights to compensation against any Person with respect to such

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Casualty Event and (ii) cause the Net Cash Proceeds of such Casualty Event to be subject to a Reinvestment or applied to prepay the Loans in accordance with, and to the extent required by, Section 3.04(c).

(a)The Administrative Agent shall, upon the occurrence and during the continuance of an Event of Default, be entitled to participate in any compromise, adjustment or settlement in connection with any Casualty Event under any policy or policies of insurance or in respect of any proceeding with respect to any Casualty Event.

Section 9.15 Miscellaneous Business Covenants. IPHoldCo will and will cause each of its Subsidiaries to: (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity (other than IPHoldCo or any of its Subsidiaries); (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity except pursuant to a cash management system permitted pursuant to the below clause (b); and (iii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of any other entities (other than IPHoldCo or any of its Subsidiaries).

Section 9.16    License Agreements and Third-Party License Agreements.

(a)Each existing and future sublicense agreement (other than customary non- exclusive licenses in customer contracts and other contracts entered into in the ordinary course of business) in respect of Intellectual Property entered into by a Loan Party as sublicensor with a Person other than a Loan Party as licensee or sublicensee (a “Third Party License Agreement”) shall be covered by an intellectual property indemnity insurance policy satisfactory to the Lenders. If (x) a notice of termination or notice of default (or similar such notification) shall have been delivered under any Third Party License Agreement and the event giving rise to such notice has not been cured by the Loan Parties fifteen (15) days prior to the expiration of the applicable cure period with respect thereto, or (y) any event giving rise to an immediate termination right under any Third Party License Agreement shall have occurred, each Loan Party agrees that any Lender shall have the right, but not the obligation, to perform or cause the relevant Loan Party to perform any of its obligations under any such Third Party License Agreement or deliver any performance required by such Third Party License Agreement. Each Loan Party agrees that any out-of- pocket payments by the Lenders providing such performance shall be reimbursable by the Loan Parties.

(b)If (i) a notice of termination or notice of default (or similar such notification) shall have been delivered under any License Agreement and the event giving rise to such notice has not been cured by the Loan Parties fifteen (15) days prior to the expiration of the applicable cure period with respect thereto, or (ii) any event giving rise to an immediate termination right under any License Agreement shall have occurred, each Loan Party agrees that any Lender shall have the right, but not the obligation, to perform or cause the relevant Loan Party to perform any of its obligations under any such License Agreement or deliver any performance required by such License Agreement if a Default or Event of Default then exists. Each Loan Party agrees that any out-of-pocket payments by the Lender providing such performance shall be reimbursable by the Loan Parties.

Section 9.17    Insurance Policy.

(a)Insurers. The Administrative Agent shall deliver to the Loan Parties two executed copies of IRS Form W-9 or the appropriate version of IRS Form W-8, as applicable, from each of the Insurers.

(b)Insurance Policy Premiums. The Borrower (or the Collateral Agent in accordance with this Section) shall make payments in cash with respect to the premium on the Insurance Policy

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in the amounts and on or before the dates set forth on Schedule 9.17 (each, an “Insurance Premium Payment”). Notwithstanding any other provision of this Agreement, to the extent any Insurance Premium Payment is to be made to any Person that is not a “United States person” within the meaning of section 7701(a)(30) of the Code, the Borrower shall make such Insurance Premium Payment to the Administrative Agent. The Administrative Agent shall (i) act as “withholding agent” for all U.S. federal income tax purposes, (ii) make all determinations as to whether any withholding or other Tax applies, and (iii) shall withhold and remit any Taxes required to be withheld and remitted under applicable laws to the appropriate Governmental Authorities.

On each date an Insurance Premium Payment is due and payable, the Borrower hereby directs and authorizes the Collateral Agent, and the Collateral Agent hereby agrees, to disburse the applicable amount of such Insurance Premium Payment payable on such date from the Insurance Premium Escrow Account to the Insurers on such date, and upon such disbursement from the Insurance Premium Escrow Account to Insurers, the Borrower shall be deemed to have applied such disbursement to the Insurance Premium Payment due on such date (it being understood and agreed that to the extent the funds in the Insurance Premium Escrow Account are not sufficient to pay the full amount of the Insurance Premium Payment then due, the Borrower agrees to pay the Insurers any such deficient amount in cash on the applicable due date of such Insurance Premium Payment). To the extent any such payment (including any deficiency payment) is made directly by the Borrower, promptly (and in any event not more than two (2) Business Days) following each such payment, the Borrower shall confirm in writing to the Administrative Agent (with a copy to any Lender identified by the Administrative Agent from time to time in a written notice to the Borrower) that such payment has been made and the date and amount of such payment. Each Insurance Premium Payment shall be fully earned and nonrefundable on the date due as set forth on Schedule 9.17. Notwithstanding anything to the contrary herein, the Insurance Premium Escrow Account and all funds, investments or other property therein and all proceeds and earnings thereon (collectively, the “Insurance Premium Escrow Account Funds”) shall be subject to the exclusive dominion and control of the Collateral Agent and held for the benefit of the Insurers; provided that immediately after payment in full of all Insurance Premium Payments the Collateral Agent shall return any funds, investments or other property in the Insurance Premium Escrow Account to the Borrower. The Borrower hereby acknowledges and agrees that neither it nor any of its Subsidiaries or Affiliates shall directly or indirectly seek to obtain (whether by informal or formal process) control over the Insurance Premium Escrow Account or the Insurance Premium Escrow Account Funds at any time prior to payment in full of all Insurance Premium Payments. The Borrower further agrees that it and its Subsidiaries and Affiliates will support the Collateral Agent and the Lenders in any proceeding, action or similar dispute regarding the fact that no party, other than the Collateral Agent, has control over the Insurance Premium Escrow Account or the Insurance Premium Escrow Account Funds. The Collateral Agent and the Borrower have not entered and will not enter into any other agreement with respect to control of the Insurance Premium Escrow Account, except for a Control Agreement to the extent contemplated by the definition of Insurance Premium Escrow Account.

(c)The Loan Parties, Lenders, Administrative Agent, and any other Person that becomes a party to this Agreement shall treat all premiums paid or payable with respect to the Insurance Policy (including the initial premium paid on or around the Closing Date pursuant to Section 9.17) as paid by and properly deductible by the Borrower for U.S. federal income tax and applicable state and local income tax purposes, and no portion of any premium paid or payable with respect to the Insurance Policy shall be treated as “original issue discount” within the meaning of Section 1273 of the Code. All parties to this Agreement shall file all applicable tax returns consistent with the foregoing treatment except pursuant to the resolution of a diligently contested audit.

(d)If any premium or other amount due under the Insurance Policy is not paid when due thereunder or hereunder, the Administrative Agent or the Lenders may, in their sole discretion,

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elect to make all or part of such payment and take any action under the Insurance Policy that the Administrative Agent reasonably deems prudent. Any such payment shall constitute reimbursable expenses under Section 13.03(a) and shall be immediately due and payable. The payment of all or a portion of any Insurance Premium Payments shall not constitute a cure or waiver of the Event of Default caused by Borrower’s breach of this Section 9.17.

(e)Notwithstanding anything to the contrary herein, if for any reason any Loan Party receives payment from the Insurers pursuant to the Insurance Policy that is due to the Administrative Agent or any Lender in payment of a Loss (as defined in the Insurance Policy), the Borrower shall, or shall cause such other Loan Party to, promptly deliver such payment to the Administrative Agent or such Lender.

Section 9.18    Intellectual Property.

(a)The Borrower acknowledges and agrees (on behalf of itself and its Subsidiaries) that all Intellectual Property owned (in whole or in part) on or after the date hereof (whether now existing or hereafter acquired or developed) by the Borrower or any of its Subsidiaries will constitute Collateral. The Borrower and each of its Subsidiaries shall irrevocably convey, assign and transfer to IPCo all Intellectual Property it and they own (in whole or in part) on or after the date hereof (whether now existing or hereafter acquired or developed) immediately upon such ownership, development or acquisition, but in any event, must transfer Collateral constituting registered Intellectual Property to IPCo within thirty (30) days following the earlier of the Closing Date or registration of the same (or such later date permitted by the Collateral Agent).

(b)The Borrower and its Subsidiaries shall, and shall cause IPCo to, within thirty (30) days of the Closing Date (i) deliver embodiments of Intellectual Property owned or acquired (in each case, in whole or in part) by it or them after the date hereof to the Escrow Agent in accordance with the IP Escrow Agreement and (ii) do all things necessary at all times to cause the Borrower and its Subsidiaries to comply with its obligations under the IP Escrow Agreement.

(c)If, during the term of this Agreement, (x) the IP Escrow Agreement is terminated, invalidated or otherwise ceases to be in full force and effect or (y) the Escrow Agent becomes bankrupt, insolvent, or otherwise unable to discharge its duties under the IP Escrow Agreement to the reasonable satisfaction of the Collateral Agent, then as promptly practicable after notice from the Collateral Agent, (but in any event no later than fifteen (15) days after such notice (or such later date as the Collateral Agent may agree in its sole discretion)), IPCo shall enter into a three-party escrow agreement with the Collateral Agent and another reputable third-party escrow agent mutually agreed upon by the Collateral Agent and IPCo in their reasonable discretion (“Replacement Escrow Agent”) (such agreement, the “Replacement Escrow Agreement”) on terms identical in all material respects to the IP Escrow Agreement entered into on or prior to the Closing Date.

Section 9.19    Funding of Escrow Accounts.

(a)The Borrower shall maintain cash and Cash Equivalents in the Interest Escrow Account in an aggregate amount equal to the Interest Escrow Required Amount. Beginning upon the six- month anniversary of the Closing Date, on or before the 15th day of each month thereafter until the payment in full of the final Insurance Premium Payment, the Borrower shall fund the Insurance Premium Escrow Account on a monthly basis in an amount equal to one-sixth (1/6) of the then current Insurance Premium Escrow Required Amount; provided that no such monthly payment shall be required at any time that the Insurance Premium Escrow Account Funds exceed the Insurance Premium Escrow Required Amount.

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(b)(i) Cash interest on Loans shall be paid out of the Interest Escrow Required Amount in equal quarterly installments beginning upon the earlier of (A) an uncured Event of Default; and
(B) the day following the third anniversary from the Closing Date (under this clause (B), cash interest payments shall no longer be paid directly by the Borrower except as to any deficiency) and (ii) Insurance Premium Payments then due and payable shall be paid out of the Insurance Premium Escrow Required Amount on the due date thereof. The Borrower hereby authorizes the Collateral Agent to make such distribution out of the Interest Escrow Account or the Insurance Premium Escrow Account, as applicable.

(c)The Borrower may direct the investment of the funds in the Interest Escrow Account and the Insurance Premium Escrow Account, subject to the consent of the Collateral Agent.

(d)Following the date that the Borrower shall have first achieved a Total Leverage Ratio of less than 4.00 to 1.00 based on the financial statements most recently delivered pursuant to Section 9.01(a) or (b), an amount shall be returned to the Borrower equal to the lesser of (A) 50% of the Interest Escrow Account Funds and (B) an amount such that the remaining Interest Escrow Account Funds after giving effect to such return shall equal the aggregate amount of the two (2) immediately following quarterly interest payments owed on the Loans (calculated based on the interest rate then in effect at such time).

(e)In the event that Payment in Full occurs prior to the Maturity Date, any amount remaining in the Interest Escrow Account or the Insurance Premium Escrow Account shall be returned to the Borrower.

Section 9.20    Board Observer.

(a)For so long as any Obligations remain outstanding, Atlas Credit Partners, LLC shall have the right to designate one (1) representative as non-voting observer (the “Observer”) to attend all meetings of the Board of Directors or equivalent governing body of the Borrower (and all committees thereof) (the “Board of Directors”) that are called (each such meeting, an “Official Meeting”). Such designation shall be in writing and shall be delivered to the Borrower.

(b)The Borrower shall (i) give the Observer notice, at the same time as furnished to the members of the Board of Directors, of all Official Meetings, (ii) provide to the Observer all notices, documents and information furnished to the Board of Directors whether at or in anticipation of an Official Meeting or an action by written consent, (iii) to the extent practicable under the circumstances, notify the Observer by telephone of, and permit the Observer to attend by telephone, emergency Official Meetings, and (iv) provide the Observer with copies of the minutes of all such Official Meetings at the time such minutes are furnished to the Board of Directors, to the extent minutes of any such Official Meeting are prepared.

(c)The rights of the Observer under this Section 9.20 shall suspend for such time as Atlas Credit Partners, LLC elects in writing to suspend their rights under this Section 9.20.

(d)The Borrower shall comply with the Board Observer Agreement.

Section 9.21 Post-Closing Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, satisfy each of the post-closing obligations specified on Schedule 9.21 prior to the deadline specified on such Schedule for such obligation.

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ARTICLE X NEGATIVE COVENANTS

Until Payment in Full, the Borrower covenants and agrees with the Lenders and the Administrative Agent that:

Section 10.01 Financial Covenant. As of the last day of each fiscal quarter, the Borrower will not permit Liquidity (as set forth in the Liquidity Report delivered pursuant to Section 9.01(q)) to be less than the Interest Escrow Required Amount, tested quarterly (the “Financial Covenant”).

Section 10.02    Indebtedness. No Loan Party will, and will not permit any of its Subsidiaries to, incur, create, assume or suffer to exist any Indebtedness, except:

(a)the Secured Obligations arising under the Loan Documents or any guarantee of the Secured Obligations arising under the Loan Documents;

(b)Indebtedness described on Schedule 10.02 and extensions, refinancing or replacements thereof; provided that (i) the Refinance Indebtedness does not increase the principal amount of the corresponding Original Indebtedness (except in an amount equal to any prepayment premiums, fees, expenses or any other similar amounts payable in respect of such Original Indebtedness), (ii) the Refinance Indebtedness does not increase the interest rate of the corresponding Original Indebtedness, except as necessary to reflect market terms and conditions at the time of the incurrence or issuance of such Refinance Indebtedness, (iii) the Refinance Indebtedness is unsecured, (iv) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of the corresponding Original Indebtedness is obligated with respect to the Refinance Indebtedness, (v) the Refinance Indebtedness does not result in a shortening of the average weighted maturity of the corresponding Original Indebtedness, and (vi) the terms of the Refinance Indebtedness other than fees and interests are not less favorable, when taken as a whole, to the obligor thereunder than the original terms of the corresponding Original Indebtedness;

(c)Indebtedness of the Loan Parties or their Subsidiaries under Capital Leases and purchase money obligations to finance the acquisition, construction or improvement of any fixed or capital assets not to exceed, in the aggregate at any time outstanding, $5,000,000, solely to the extent such Indebtedness is incurred within 90 days of such acquisition, construction or improvement of such fixed or capital asset, and extensions, refinancing or replacements of the foregoing; provided that (i) the Refinance Indebtedness does not increase the principal amount of the corresponding Original Indebtedness (except in an amount equal to any prepayment premiums, fees, expenses or any other similar amounts payable in respect of such Original Indebtedness), (ii) the Refinance Indebtedness does not increase the interest rate of the corresponding Original Indebtedness, except as necessary to reflect market terms and conditions at the time of the incurrence or issuance of such Refinance Indebtedness, (iii) if the Refinance Indebtedness secured, (A) such Refinance Indebtedness shall be secured by substantially the same or less collateral as the corresponding Original Indebtedness on terms no less favorable, when taken as a whole, to the Agents and the Lenders and (B) the Liens securing such Refinance Indebtedness shall not have a priority more senior than the Liens securing the corresponding Original Indebtedness, (iv) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of the corresponding Original Indebtedness is obligated with respect to the Refinance Indebtedness, (v) the Refinance Indebtedness does not result in a shortening of the average weighted maturity of the corresponding Original Indebtedness, and
(vi) the terms of the Refinance Indebtedness other than fees and interests are not less favorable, when taken as a whole, to the obligor thereunder than the original terms of the corresponding Original Indebtedness;

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(d)intercompany Indebtedness owed by any Loan Party (other than IPCo or IPHoldCo) and payable to any other Loan Party; provided that any such Indebtedness shall be subordinated to the Secured Obligations on terms set forth in the Guarantee and Collateral Agreement;

(e)unsecured Indebtedness associated with worker’s compensation claims, health, disability or other employee benefits, bonds or surety obligations, completion guarantees and other similar obligations required by Governmental Requirements or unaffiliated third parties or otherwise in the ordinary course of business;

(f)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business; provided that such Indebtedness is extinguished within 10 Business Days of its incurrence;

(g)Indebtedness evidenced by letters of credit with respect to Liens permitted by Section 10.03(i) in an aggregate amount at any time outstanding not to exceed $2,500,000;

(h)Hedging Agreements entered into in the ordinary course of business for bona fide hedging purposes and not for speculation;

(i)to the extent constituting Indebtedness, contingent payment obligations and contingent liabilities in respect of customary indemnification or other contingent payment obligations in respect of purchase price (including earn-outs);

(j)Indebtedness arising as a result of judgments, orders, awards or decrees that do not constitute an Event of Default;

(k)Indebtedness (i) of Foreign Subsidiaries and (ii) assumed in connection with a Permitted Acquisition, which Indebtedness in each case, exists at the time of such Permitted Acquisition and is not created in contemplation of such event; provided, that the aggregate principal amount of such Indebtedness outstanding at any time under this clause (k), shall not exceed $5,000,000;

(l)Indebtedness under corporate credit cards incurred in the ordinary course of business, not to exceed, in the aggregate at any time outstanding, $2,000,000;

(m)Indebtedness relating to insurance premium financing arrangements so long as such Indebtedness is secured solely by the proceeds of the policy being financed;

(n)other unsecured Indebtedness (other than Indebtedness of IPCo or IPHoldCo) not to exceed, in the aggregate at any time outstanding, $4,000,000; and

(o)to the extent constituting Indebtedness, unsecured Indebtedness representing any Taxes to the extent such Taxes are being contested by such Loan Party or such Subsidiary in good faith by appropriate proceedings and adequate reserves are being maintained in accordance with GAAP.

Notwithstanding anything to the contrary herein, the Borrower will not permit IPCo and IPHoldCo to incur, create, assume or permit to exist any Indebtedness, except Indebtedness permitted by Section 10.02(a).

Section 10.03    Liens. No Loan Party will, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

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(a)Liens securing the payment of any Secured Obligations pursuant to the Security
Documents;

(b)Excepted Liens;

(c)Liens (other than Liens on assets of IPCo or IPHoldCo) securing Indebtedness permitted by Section 10.02(c) but only on the Property under lease or financed thereby and only to the extent such Lien is created at the time of such lease or financing;

(d)Liens (other than Liens on assets of IPCo or IPHoldCo) on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(e)judgment and attachment Liens not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;

(f)Liens existing on the date hereof as set forth on Schedule 10.03 hereto;

(g)(i) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, (ii) licenses that (1) are granted to third parties in the ordinary course of business consistent with customary industry practices, and (2) could not result in a legal transfer of title of the licensed property and (3) are exclusive as to (x) limited territory or geography and (y) limited duration (no more than two years) and (iii) exclusive licenses for unique or branded wake phrases, custom commands or custom domains that are specific to a particular customer and do not have widespread application;

(h)Liens on cash reserves maintained by Borrower in payment processor accounts and identified by Borrower to Agent in writing, to secure Borrower’s payment processor accounts, in an amount not to exceed, in the aggregate at any time outstanding, $500,000;

(i)deposits securing leases for real property in the amount as set forth in the applicable lease agreement;

(j)Liens on cash and cash equivalents securing Indebtedness permitted under Section
10.02(l); and

(k)other Liens (other than Liens of IPCo or IPHoldCo or Liens on Intellectual Property) not securing Indebtedness for borrowed money securing obligations not to exceed, in the aggregate at any time outstanding, $2,500,000.

For the avoidance of doubt, no intention to subordinate any Lien granted in favor of the Collateral Agent and the Lenders is to be hereby implied or expressed by the permitted existence of Permitted Liens or by indicating that any such Lien is subject to any Permitted Lien.

Section 10.04 Restricted Payments No Loan Party will, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to the holders of its Equity Interests or make any distribution of its Property to its Equity Interest holders, except:

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(a)the Borrower may declare and pay dividends with respect to its common Equity Interests payable solely in additional shares of its common Equity Interests;

(b)Subsidiaries may declare and pay dividends and distributions ratably with respect to their Equity Interests;

(c)so long as no Event of Default has occurred and is continuing or would result after giving effect to such payment, the Borrower and its Subsidiaries may make repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such repurchased Equity Interests represents a portion of the exercise price of such options or warrants;

(d)so long as no Event of Default has occurred and is continuing or would result after giving effect to such payment, repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting thereof);

(e)any Excluded Subsidiary may make Restricted Payments to the Borrower and its
Subsidiaries;

(f)regularly scheduled payments on Indebtedness for borrowed money; provided that
(i) no Default or Event of Default exists before or after giving effect thereto and (ii) such payment is not in violation of any subordination terms of the documentation governing such Indebtedness; and

(g)the payment in kind of interest on Indebtedness otherwise permitted by this
Agreement.

Section 10.05 Investments, Loans and Advances. Each of the Loan Parties will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investments in or to any Person or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures permitted hereunder in the ordinary course of business consistent with past practice) any Property from any Person, except that the foregoing restriction shall not apply to:

(a)Investments in Loan Parties or any Person that becomes a Loan Party in accordance with Section 9.12(a);

(b)Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions to, customers and suppliers in the ordinary course of business (including any instrument evidencing the same and any instrument, security or other asset acquired through bona fide collection efforts with respect to the same);

(c)Investments consisting of Cash Equivalents;

(d)(i) Guarantees permitted by Section 10.02 and (ii) Guarantees of the obligations (other than in respect of Indebtedness) of Subsidiaries of the Borrower entered into in the ordinary course of business in connection with operating leases, commercial contracts, purchase agreements, trade payables and other similar obligations;

(e)Investments existing on the date hereof as set forth on Schedule 10.05 hereto;

(f)(i) Permitted Acquisitions, provided that the aggregate amount of consideration (excluding any consideration paid in Equity Interests of the Borrower that do not result in a Change of

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Control) paid for all Permitted Acquisitions shall not exceed the sum of (Y) $5,000,000 plus (Z) the direct net cash proceeds received by any Loan Party from the issuance of Equity Interests of the Borrower made after the Closing Date (or such greater amount as shall be consented to by the Administrative Agent in its sole discretion), and (ii) Investments of any Person in existence at the time such Person becomes a Subsidiary pursuant to a Permitted Acquisition; provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary;

(g)Investments consisting of (i) travel advances and employee relocation loans and other loans and advances to employees in the ordinary course of business, not to exceed, in the aggregate at any time outstanding, $1,000,000 and (ii) deemed loans (not investing cash) to employees, officers and directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board;

(h)Investments in any Excluded Subsidiary existing on the Closing Date; and

(i)other Investments (valued at the time each such Investment is made) in the aggregate at any time outstanding, not to exceed $4,000,000.

Notwithstanding anything to the contrary herein, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, make any Investment if the effect of such transaction is to, directly or indirectly, Dispose of any Intellectual Property owned by any Loan Party to any Person other than IPCo.

Section 10.06 Nature of Business. No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

Section 10.07 Proceeds of Loans. (a) The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 8.20. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulations T, U or X of the Board, as the case may be.

(b) The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that any other Loan Party and its or their respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws,
(ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

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Section 10.08 ERISA Compliance. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Loan Parties will not, and will not permit any ERISA Affiliate to, at any time:

(a)engage in respect of any Plan, any transaction in connection with which the Borrower or any other Loan Party could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b)fail to make full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, any other Loan Party or any ERISA Affiliate is required to pay as contributions thereto; or

(c)contribute to or assume an obligation to contribute to or have any liability (contingent or otherwise), or assume an obligation to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code, including any multiemployer plan, as defined Section 3(37) of ERISA.

Section 10.09 Mergers, Etc. Each of the Loan Parties will not, and will not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or divide or Dispose of, all or substantially all its business units, assets or other Properties, except that (a) any Loan Party (other than IPCo and IPHoldCo) may be merged, amalgamated or consolidated with or into another Loan Party, so long as (i) no Default or Event of Default has occurred and is continuing or could occur as a result of such transaction and notice of such transaction is provided to the Administrative Agent promptly following such transaction, and (ii) if the Borrower is a party to such transaction, the Borrower is the surviving entity, (b) any Loan Party (other than the Borrower, IPCo and IPHoldCo) may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Loan Party (other than IPCo and IPHoldCo), so long as no Default or Event of Default has occurred and is continuing or could occur as a result of such transaction and (c) any Loan Party may make Permitted Acquisitions that are otherwise permitted by Section 10.05.

Section 10.10    Sale of Properties. Each of the Loan Parties will not, and will not permit any of its Subsidiaries to, sell, assign, farm-out, convey or otherwise transfer or Dispose of any Property except for:

(a)the sale of inventory in the ordinary course of business;

(b)worn-out, obsolete or surplus equipment that is, in the reasonable judgment of Borrower, no longer economically practical to maintain or used or useful in the ordinary course of business of Borrower or which is replaced by equipment of equal suitability and value;

(c)Dispositions to a Loan Party (other than Dispositions by IPCo or IPHoldCo);

(d)Dispositions (other than of Intellectual Property) resulting from any Condemnation Event or Casualty Event;

(e)other Dispositions of Property of fair market value not exceeding $4,000,000 in the aggregate during any calendar year for which the applicable Loan Party or Subsidiary receives at least 75% of the consideration therefor in the form of cash or Cash Equivalents; provided, that the Net Cash

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Proceeds of such Disposition shall be subject to Section 3.04(c) to the extent such Property constitutes Collateral;

(f)Dispositions of cash or Cash Equivalents in the ordinary course of business;

(g)Dispositions in the ordinary course of business that consist of write-offs or grants of discounts or forgiveness of accounts receivable, without recourse, which are at least ninety (90) days past due in connection with the compromise or collection thereof;

(h)to the extent constituting a Disposition, non-exclusive licenses (including but not limited to those permitted under Section 10.03), sublicenses, bailment, leases or other subleases granted to third parties in the ordinary course of business and not interfering in any material respect with the business of the Loan Parties or any of their Subsidiaries, including the Intercompany IP Licensing Agreement;

(i)Dispositions in connection with the settlement of claims or disputes and the settlement, release or surrender of tort or other litigation claims upon terms and conditions determined by the Borrower in its good faith business judgment; and

(j)pursuant to Restricted Payments and Investments permitted under Section 10.04 and Section 10.05, respectively; provided that, to the extent any such Disposition is of assets or properties that otherwise would be subject to any of the conditions set forth in the other subsections of this Section 10.10, such Disposition shall likewise be subject to such conditions.

Notwithstanding anything to the contrary in this Section 10.10, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, (1) Dispose of any Intellectual Property owned by any Loan Party to any Person other than IPCo, or (2) grant to any Person other than a Loan Party any license or sublicense of any Intellectual Property, other than licenses or sublicenses permitted under subparagraph (h) of this Section 10.10.

Section 10.11 Environmental Matters. Each of the Loan Parties will not, and will not permit any of its Subsidiaries to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or Threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations, Release or Threatened Release, exposure, or Remedial Work could reasonably be expected to have a Material Adverse Effect.

Section 10.12 Transactions with Affiliates. Each of the Loan Parties will not, and will not permit any of its Subsidiaries to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate except (x) such transactions as are otherwise permitted under this Agreement, (y) such transactions that are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate and (z) transactions pursuant to the Intercompany IP Licensing Agreement.

Section 10.13 Negative Pledge Agreements; Dividend Restrictions. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness to be sold pursuant to an executed agreement with respect to an asset sale permitted pursuant to Section 10.10 and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business, Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than the Loan Documents) which in any way prohibits or restricts the granting,

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conveying, creation or imposition of any Lien on any of its Collateral in favor of the Collateral Agent and the Lenders or restricts any Subsidiary of any Loan Party from paying dividends or making distributions to any Loan Party or any other Subsidiary of any Loan Party, or which requires the consent of or notice to other Persons in connection therewith.

Section 10.14 Sale and Leaseback. Each of the Loan Parties will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Collateral, whether now owned or hereafter acquired, and thereafter rent or lease such Collateral which it intends to use for substantially the same purpose or purposes as the Collateral being sold or transferred.

Section 10.15    Amendments to Organizational Documents, Fiscal Year End.

(a)Each of the Loan Parties will not, and will not permit any of its Subsidiaries to, amend or otherwise modify (or permit to be amended or modified) its Organizational Documents, or take any action that would impair its rights under its Organizational Documents, in each case, in a manner that would be adverse to such Loan Party or the Lenders in any material respect or affects any transfer or voting provisions applicable to the Lenders or their Affiliates.

(b)The Borrower will not change the last day of its annual audit date from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

Section 10.16 Material Contracts. No Loan Party will amend, modify, supplement or, prior to its expiration in accordance with its terms, cancel or terminate any Material Contract, or consent to or accept any cancellation or termination of any such Material Contract prior to its expiration or in accordance with its terms, if such amendment, modification, supplement, cancellation or termination could reasonably be expected to have a Material Adverse Effect.

Section 10.17 New Accounts. Without the prior written consent of the Administrative Agent, none of the Loan Parties shall open or otherwise establish, any Deposit Account, Securities Account or Commodity Account other than (x) any Deposit Account, Securities Account and Commodity Account
(i) in which the Collateral Agent has a valid first-priority Lien under applicable law and (ii) that is subject to a Control Agreement and (y) Excluded Accounts (as such term is defined in the Guarantee and Collateral Agreement.

Section 10.18 Bankruptcy Remote. Once established in accordance with Section 9.21, neither IPCo or IPHoldCo shall at any time fail to be organized as a bankruptcy-remote entity having bylaws or an operating agreement, as applicable, in form and substance reasonably acceptable to the Majority Lenders, which bylaws or operating agreement, as applicable, shall contain usual and customary provisions for (a) appointment of an independent director whose affirmative vote shall be required to commence any insolvency, bankruptcy or comparable proceeding and (b) separateness representations and covenants, in each case pursuant to terms reasonably consistent with those set forth in Schedule 10.18 hereto. IPCo shall not at any time fail to own and/or have rights as licensee to the patents and other Intellectual Property of any form, including formulas, trade secrets, know-how, methods or processes, whether or not registered, which it owns or has licensed except for those rights which are not material to the business of the Loan Parties and their Subsidiaries and in the ordinary course of maintaining an Intellectual Property portfolio are not routinely renewed. IPCo and IPHoldCo shall not have any business activity except: (i) IPCo’s sole business shall be the ownership and maintenance of the Intellectual Property used or useful in the business of the Borrower and its Subsidiaries; (ii) IPCo shall grant no Liens except under the Loan Documents and shall have no creditors except the Lenders and professional service providers (including, without limitation,

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attorneys, tax advisors, auditors and intellectual property service firms); (iii) IPHoldCo’s sole business shall be owning 100% of the Equity Interests of IPCo and being a Guarantor hereunder; and (iv) IPHoldCo shall grant no Liens except under the Loan Documents and shall have no creditors except the Lenders. IPHoldCo shall be a wholly owned Subsidiary of the Borrower, and IPCo shall be a direct wholly owned Subsidiary of IPHoldCo. In addition, the Loan Parties shall cause IPCo to comply with all of IPCo’s obligations, including IPCo’s obligations to maintain its special purpose vehicle separateness and bankruptcy remote structure, and the Loan Parties shall not amend any such provisions without the prior written consent of the Majority Lenders.

ARTICLE XI
EVENTS OF DEFAULT; REMEDIES

Section 11.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)Payments Under Loan Documents and Insurance Policy.

(i)The Borrower shall fail to pay any principal of or premium (if any) on any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(ii)The Borrower shall fail to pay any interest, Insurance Premium Payment, fee or any other amount (other than an amount referred to in Section 11.01(a)(i)) payable under any Loan Document, when and as the same shall become due and payable and failure to pay shall continue unremedied for a period of three (3) Business Days.

(b)Breach of Warranty. Any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall have been materially incorrect when made or deemed made and, if such misrepresentation is susceptible of cure prior to the expiration of such period and such misrepresentation has not had and could not reasonably be expected to have a Material Adverse Effect, such misrepresentation is not remedied within ten (10) days after the earlier to occur of (i) any Loan Party’s knowledge of such failure or (ii) receipt by the Borrower of written notice thereof from the Administrative Agent.

(c)Breach of Negative Covenants or Certain Other Covenants. Any Loan Party or any Subsidiary of any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 9.02(a), Section 9.03 (solely as to existence), Section 9.07, Section 9.10, Section 9.12, Section 9.15, Section 9.17, Section 9.18, Section 9.19, Section 9.20, Section 9.21, or Article X.

(d)Breach of Other Covenants. Any Loan Party or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), Section 11.01(b), Section 11.01(c) or Section 11.01(e)) or any other Loan Document and such failure shall continue unremedied for a period of thirty (30) days.

(e)Breach of Certain Notice Requirements. Any Loan Party or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Section 9.01 or Section
9.02 (other than Section 9.02(a)) of this Agreement and such failure shall continue unremedied for a period of ten (10) Business Days.

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(f)Cross-Default. (i) Any Loan Party or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after taking any applicable grace periods into account, or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require such Loan Party or Subsidiary to make an offer in respect thereof.

(g)Involuntary Proceedings. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any of its Subsidiaries of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for forty-five (45) days or an order or decree approving or ordering any of the foregoing shall be entered.

(h)Voluntary Proceedings. Any Loan Party or any of its Subsidiaries shall
(i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 11.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or any stockholder, member or partner of any Loan Party or any of its Subsidiaries shall make any request or take any action for the purpose
(A) of calling a meeting of the members of such Loan Party to consider a resolution to dissolve and wind- up such Loan Party’s affairs or (B) of exercising or asserting rescission rights with respect to any Equity Interests of any Loan Party that it owns. Any Loan Party or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(i)Judgments. (i) One or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (not covered by independent third-party insurance as to which liability has not been rejected by such insurance carrier) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against any Loan Party or any of its Subsidiaries or any combination thereof, in each case other than a judgment which is (x) discharged, satisfied or paid within sixty (60) days or (y) the execution of which is effectively stayed within sixty (60) days and no action is legally taken by a judgment creditor or judgment creditors to attach or levy upon any assets of any Loan Party or any of its Subsidiaries to enforce any such judgment.

(j)Loan Document Unenforceable. The Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Loan Party party thereto or any other party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any part of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or a Loan Party shall so state in writing.

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(k)Uninsured Losses; Proceedings Against Assets. There shall occur any uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $2,500,000 (it being understood that the amount of deductibles payable in connection with such claim shall not be included in such threshold) or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets in excess of $2,500,000 in the aggregate are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within 30 days thereafter.

(l)[Reserved].

(m)Loss of Intellectual Property. To the extent a Material Adverse Effect would reasonably be expected to result therefrom (as determined by the Collateral Agent in its reasonable judgment), any Governmental Authority or other Person shall (i) revoke, terminate, suspend or adversely modify any Intellectual Property that is the subject of the IP Escrow Agreement, (ii) commence proceedings to suspend, revoke, terminate or adversely modify any Intellectual Property that is the subject of the IP Escrow Agreement and such proceedings shall not be dismissed or discharged within sixty (60) days, or
(iii) schedule or conduct a hearing on the renewal of any Intellectual Property that is the subject of the IP Escrow Agreement for the continuation of any Loan Party’s business and the staff of such Governmental Authority or other Person issues a report recommending the termination, revocation, suspension or material adverse modification of such Intellectual Property that is the subject of the IP Escrow Agreement.

(n)Cessation of Business. To the extent that a Material Adverse Effect would reasonably be expected to result therefrom (i) any Loan Party or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than ten (10) days; or (ii) any other cessation of a substantial part of the business of any Loan Party or any of its Subsidiaries engaged in material operations.

(o)Insurance Policy. At any time after the execution and delivery thereof, (i) the Insurance Policy for any reason shall cease to be in full force and effect or shall be declared to be null and void or any counterparty thereto shall repudiate its obligations thereunder or (ii) any counterparty to the Insurance Policy or any License Agreement or any Loan Party shall contest the validity or enforceability of the Insurance Policy in writing or deny in writing that it has any further rights or obligations under the Insurance Policy, and with respect to any such event relating to the Insurance Policy, the Borrower fails to obtain within forty-five (45) days of such event a replacement Insurance Policy in form and substance, as reasonably determined by the Administrative Agent, substantially the same as the Insurance Policy, issued by an insurance company reasonably acceptable to the Administrative Agent.

Section 11.02    Remedies.

(a)(A) In the case of an Event of Default other than one described in Section 11.01(g) or Section 11.01(h) (other than an Event of Default described in (B) below), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and (B) in the case of an Event of Default specified in Section 11.01(c) with respect to breach of Section 9.17 that is not cured within 30 days from the occurrence thereof, (i) the Commitment shall be automatically and immediately terminated and (ii) the Loans then outstanding will automatically and immediately become due and payable in whole, and in each case of the foregoing (A) and (B), the principal of the Loans so declared to be due and payable, together with accrued interest thereon, any Call Premium

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then applicable, any Insurance Premium Payments then due and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the other Loan Documents or the Insurance Policy, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 11.01(g) or Section 11.01(h), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, any Call Premium then applicable and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

Without limiting the generality of the foregoing, it is understood and agreed that (x) if, prior to the Maturity Date, the Loans are accelerated or otherwise become due, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency related event (including the acceleration of claims by operation of law)) or (y) upon the occurrence of the board of directors (or similar governing body or any Person having Control of any Loan Party (or any committee thereof) or of any directors (or similar governing body or any Person having Control) of any Loan Party (or any committee thereof) adopting any resolution or otherwise authorizing any action to approve any bankruptcy or insolvency related event (each of the foregoing in clauses (x) and (y) and as contemplated by the penultimate sentence of this paragraph, a “Yield Maintenance Event”)), the Call Premium (if any) that would have applied if, at the time of the Loans are accelerated or otherwise become due, the Borrower had (i) repaid, prepaid, refinanced, substituted or replaced any or all of the Loans as contemplated in Sections 3.01 and/or 3.04 will also be automatically and immediately due and payable without further action or notice as though a Yield Maintenance Event had occurred and the Call Premium (if any) shall constitute part of the Secured Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders’ lost profits and investment opportunity as a result thereof (and not as a penalty). Any Call Premium payable above shall be presumed to be the liquidated damages (and not for the avoidance of doubt unmatured interest or a penalty) sustained by the Lenders as the result of payment or acceleration, as applicable, prior to the Maturity Date and the Borrower and Guarantors agree that the Call Premium is reasonable under the circumstances currently existing. In the event the Secured Obligations are reinstated in connection with or following any Yield Maintenance Event, it is understood and agreed that the Secured Obligations shall include any Call Premium payable in accordance with the Loan Documents, including this Section 11.02. The Call Premium (if any) shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means.

EACH OF THE LOAN PARTIES EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING CALL
PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower and each other Loan Party expressly agrees (to the fullest extent that it may lawfully do so) that: (A) the Call Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Call Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower and Guarantors giving specific consideration in this transaction for such agreement to pay the Call Premium; and (D) the Borrower and each Guarantor shall each be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower and each Guarantor expressly acknowledges that its agreement to pay the Call Premium to the Lenders as herein described is a material inducement to the Lenders to provide the Commitments and make the Loans. In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Borrower or any

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Guarantor with the intention of avoiding payment of the Call Premium that the Borrower would have had to pay if the Borrower then had elected to pay the Loans prior to the Maturity Date pursuant to Section 3.01 and/or Section 3.04, an equivalent premium, without duplication, will become and be immediately due and payable to the extent permitted by law upon the acceleration of the Loans.

(b)In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)All proceeds realized from the liquidation or other disposition of Collateral or otherwise, and any amounts received on account of the Secured Obligations, received after maturity of the Loans, whether by acceleration or otherwise, shall be applied as follows:

(i)first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent and/or the Collateral Agent in such Agent’s capacity as such;

(ii)second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)third, pro rata to payment of accrued interest on the Loans;

(iv)fourth, pro rata to payment of principal and premium outstanding on the
Loans;

(v)fifth, pro rata to all other Secured Obligations; and

(vi)sixth, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Section 11.03 Protective Payments. If the Borrower or any other Loan Party fails to obtain the insurance called for by Section 9.07 or Section 9.17 or fails to pay any premium thereon or fails to pay any other amount which it is obligated to pay under this Agreement or any other Loan Document, including Indemnified Taxes, and the premiums on the Insurance Policy, the Administrative Agent may obtain such insurance or make such payment, and all amounts so paid by the Administrative Agent shall be reimbursable expenses pursuant to Section 13.03(a) and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. The Administrative Agent will make reasonable efforts to provide the Borrower with notice of the obtaining of such insurance at the time it is obtained or within a reasonable time thereafter. No payments by the Administrative Agent or any Lender hereunder are deemed an agreement to make similar payments in the future or the Administrative Agent’s or Lenders’ waiver of any Event of Default.

ARTICLE XII THE AGENTS

Section 12.01    Appointment; Powers.

(a)Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (excluding

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Section 12.10) are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Guarantor shall have rights as a third-party beneficiary of any of such provisions.

(b)The Administrative Agent and each Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent and each Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

Section 12.02 Duties and Obligations of Agents. No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing,
(a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 12.03, and
(c)except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any other Loan Party or any of their Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or Collateral Agent or any of their Affiliates in any capacity. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or as to those conditions precedent expressly required to be to such Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of any Loan Party or any Subsidiary of the Borrower or any other obligor or Guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VII, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent or the Collateral Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 12.03 Action by Administrative Agent or Collateral Agent. Neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.02) and in all cases such Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority

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Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by such Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent and/or the Collateral Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 12.03; provided that, unless and until the Administrative Agent and/or the Collateral Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall any Agent be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.02), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 12.04 Reliance by Administrative Agent and Collateral Agent. The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants, consultants and other experts selected by any such Agent. The Administrative Agent and/or the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower and the Lenders hereby waives the right to dispute such Agent’s record of such statement, except in the case of gross negligence or willful misconduct by such Agent. Upon request by an Agent at any time, the Lenders will confirm in writing whether an action may be taken by it (and such Agent may deem the failure to respond to any such request in a timely manner as approval). In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 12.05 Subagents. Either Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. The Agents and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XII shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities provided for herein as well as activities as Agent. Without limiting the foregoing, following the Closing Date, the Agents may from time to time appoint one or more Lenders (or any Affiliate or Approved Fund of a Lender) as its sub-agent for the limited purposes of (i) delivering any notices or other communications on behalf of such Agents

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hereunder and (ii) receiving copies of any notices or other communications that are delivered to the Agents hereunder.

Section 12.06 Resignation or Removal of Agents. Any Agent may resign at any time by notifying the Lenders and the Borrower upon at least thirty (30) days’ prior written notice. Majority Lenders may, to the extent permitted by applicable law, remove any Agent upon thirty (30) days’ notice in writing to such Agent and the Borrower. Such resignation or removal shall take effect upon the appointment of a successor Agent as provided below (or, if no successor has been appointed, on the 30th day after the relevant notice). Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after such notice of resignation or removal (the “Successor Effective Date”), then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided that in no event shall any such successor Administrative Agent be a Disqualified Institution. With effect from the Successor Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent is appointed as provided for above. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation or removal hereunder, the provisions of this Article XII and Section 13.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 12.07 Administrative Agent as Lender. The Person serving as the Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 12.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. No Agent shall be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of their respective Affiliates. In this regard, each Lender acknowledges that Baker Botts L.L.P. is acting in this transaction as special counsel to the Agents only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other

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party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein. In structuring, arranging or syndicating this Agreement, each Lender acknowledges and agrees that the Administrative Agent may be an agent or lender under other loans or other securities, and each Lender hereby waives any existing or future conflicts of interest associated with any of their roles in such other debt instruments.

Section 12.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party or any Subsidiary of the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Section 13.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agents and, in the event that the Agents shall consent to the making of such payments directly to the Lenders, to pay to the Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents under Section 13.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 12.10 Authority of Collateral Agent to Release Collateral and Liens. Each Lender hereby authorizes the Collateral Agent to release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender hereby authorizes the Collateral Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any Disposition of Property to the extent such Disposition is permitted by the terms of Section 10.10 or is otherwise authorized by the terms of the Loan Documents.

Section 12.11    Acknowledgement of Lenders.

(a) Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as

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to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 12.12 shall be conclusive, absent manifest error. Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)The Borrower and each other Loan Party hereby agrees that (i) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party.

(d)Each party’s obligations under this Section 12.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Secured Obligations under any Loan Document.

Section 12.12 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party or other Guarantor is subject, or (b) at any other sale, foreclosure or acceptance of Collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the Equity Interests or debt instruments of the acquisition vehicle or vehicles

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that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided, that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 13.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 12.13 Disqualified Institutions. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

ARTICLE XIII MISCELLANEOUS

Section 13.01    Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 13.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic communication, as follows:

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(i)if to the Borrower, to it at the following:

SoundHound AI, Inc. 5400 Betsy Ross Drive Santa Clara, CA 95054 Attention: Nitesh Sharan Phone: (408) 718-4208
with a copy (which shall not constitute notice) to: Cooley LLP
1333 2nd Street, Suite 400 Santa Monica, CA 90401-4100 Attention: Ellie Guadiana Phone: (310) 883-6494
Fax: (310) 883-6500

(ii)if to the Administrative Agent or the Collateral Agent, to it at the
following:

Atlas Credit Partners LLC 777 Post Oak Blvd Suite 430
Houston, TX 77056 Attention: Matthew Laterza Telephone: (713) 859-9770

with a copy (which shall not constitute notice) to: Baker Botts L.L.P.
2001 Ross Ave Ste 900
Dallas, TX 75201 Attention: Luke Weedon Phone: (214) 953-6970
Facsimile: (214) 661-4970

(iii)if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire; and

(iv)if to any Subsidiary, to it at its address set forth in Schedule 1 to the Guarantee and Collateral Agreement.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other

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communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 13.02    Waivers; Amendments.

(a)No failure on the part of the Administrative Agent, the Collateral Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 13.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)Neither this Agreement nor any provision hereof nor any other Loan Document (other than the Fee Letter and as provided in Section 3.05) nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders (with a copy of all amendments provided to the Administrative Agent); provided that no such agreement shall (i) increase the Commitment or the outstanding aggregate principal amount of the Loans of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby, provided that the Default Rate may be waived with the consent of the Majority Lenders, (iii) postpone the scheduled and fixed date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date without the written consent of each Lender affected thereby, (iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each directly and adversely Lender, (v) release all or substantially all of the Guarantors or release all or substantially all of the Collateral

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(other than as provided in Section 12.10), without the written consent of each Lender, (vi) modify the terms of Section 11.02(c) without the written consent of each Lender directly and adversely affected thereby, or
(vii) change any of the provisions of this Section 13.02(b) or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents, without the written consent of each directly and adversely affected Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of such Agent. Notwithstanding the foregoing, (a) any Security Document may be supplemented to add additional Collateral or join additional Persons as Guarantors with the consent of the Collateral Agent, (b) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to (i) correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error, omission or other manifest error in any Loan Document, or (ii) make administrative or operational changes or enhancements not adverse to the Lenders, (c) the Administrative Agent and the Borrower (or other applicable Loan Party) may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any Lien in any Collateral or Property to become Collateral to secure the Indebtedness for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender. The Borrower acknowledges that certain waivers, amendments, modifications or consents may require the prior written consent of the requisite Insurers in accordance with the terms of the Insurance Policy.

Section 13.03    Expenses, Indemnity; Damage Waiver.

(a)The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable and documented fees, charges and disbursements of counsel and other consultants for the Agents and the reasonable travel (limited to one site visit per year unless a Default or Event of Default then exists), photocopy, mailing, courier, telephone and other similar expenses in connection with the Facility provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Agents as to the rights and duties of the Agents and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the Transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, assessments and other similar charges incurred by the Agents or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Document or any other document referred to therein and
(iii) all out-of-pocket expenses incurred by the Agents or any Lender, including the fees, charges and disbursements of any counsel or other consultants for the Agents or any Lender , in connection with the Board Observer Agreement or the enforcement or protection of their rights in connection with this Agreement or any other Loan Document, including their rights under this Section 13.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)The Borrower shall indemnify the Administrative Agent, the Collateral Agent, any sub-agent of the Agents, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and defend and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or

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thereby, the performance by the parties hereto or the parties to any other Loan Document of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or by any other Loan Document or any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (ii) the failure of any Loan Party or any Subsidiary to comply with the terms of any Loan Document, including this Agreement, or with any Governmental Requirement,
(iii) any inaccuracy of any representation or any breach of any warranty or covenant of the Borrower or any Guarantor or any other Loan Party set forth in any of the Loan Documents or any instruments, documents or certifications delivered in connection therewith, (iv) any Loan or the use of the proceeds therefrom,
(v) the operations of the business of the Loan Parties or the Subsidiaries by such Loan Parties and Subsidiaries, (vi) any assertion that the Lenders were not entitled to receive the proceeds received pursuant to the Security Documents, (vii) any Environmental Law applicable to any Loan Party or any Subsidiary in respect of their Properties, including the presence, generation, storage, Release, Threatened Release, use, transport, disposal, arrangement of disposal or treatment of Hazardous Materials on any of their Properties,
(viii) the breach or non-compliance by any Loan Party or any Subsidiary thereof with any Environmental Law applicable to any Loan Party or any Subsidiary thereof in respect of their Properties, (ix) the past ownership by any Loan Party or any Subsidiary or any of their Properties or past activity on any of their Properties which, though lawful and fully permissible at the time, has resulted in present liability, (x) the presence, use, Release, storage, treatment, disposal, generation, Threatened Release, transport, arrangement for transport or arrangement for disposal of Hazardous Materials on or at any of the Properties owned or operated by any Loan Party or any Subsidiary or any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by the Borrower, (xi) any liability arising under Environmental Laws related in any way to any Loan Party or any Subsidiary in respect of their Properties, or (xii) any other environmental, health or safety condition in connection with the Loan Documents, or
(xiii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or a Loan Party and regardless of whether any Indemnitee is a party thereto, and such indemnity shall extend to each Indemnitee notwithstanding the sole or concurrent negligence of every kind or character whatsoever, whether active or passive, whether an affirmative act or an omission, including all types of negligent conduct identified in the Restatement (Second) of Torts of one or more of the Indemnitees or by reason of strict liability imposed without fault on any one or more of the Indemnitees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud or willful misconduct of such Indemnitee; provided, further, this Section 13.03(b) shall not apply with respect to Taxes other than any Taxes that represent fees, losses, claims, damages, etc. arising from any non-Tax claim.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Agents under Section 13.03(a) or (b), but without affecting such payment obligations of the Borrower, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent in its capacity as such.

(d)To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions or any Loan or the use of the proceeds thereof.

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(e)All amounts due under this Section 13.03 shall be payable not later than ten (10) Business Days after demand therefor.

Section 13.04    Assignments and Participations.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.04 and (iii) no Lender may assign to the Borrower or an Affiliate of the Borrower all or any portion of such Lender’s rights and obligations under this Agreement or all or any portion of its Commitments or the Loans owing to it hereunder nor may the Borrower or an Affiliate of the Borrower make any offer to purchase any Commitments or Loans hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 13.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in Section 13.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that, immediately prior to giving effect to such assignment, is (1) a Lender (or an Affiliate or Approved Fund of a Lender),
(2) an Insurer (or reinsurer) or (3) any Person to whom such Lender has pledged or assigned all or any portion of its rights under this Agreement to secure the obligations of such Lender.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Administrative Agent otherwise consent;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee shall not apply to an assignment to a Lender, an Affiliate of a Lender or an Approved Fund);

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all documentation and other information with respect to the assignee that is required by regulatory authorities under

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applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(E)no such assignment shall be made to the Borrower, any Affiliate of the Borrower, any Disqualified Institution, or a natural person (or any holding company, investment vehicle, trust owned and operated for the primary benefit of a natural person).

(iii)Subject to Section 13.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto (which, for the avoidance of doubt, shall be the date of recordation in the Register) and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 13.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.04(c).

(iv)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitment of and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement, notwithstanding notice or anything in any Loan Document to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior written notice. No assignment shall be effective unless recorded in the Register pursuant to this Section 13.04(b)(iv). This Section 13.04(b)(iv) shall be construed so that the Commitments, Loans, and obligations are at all times in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower and each Lender.

(c)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 13.04(b) and any written consent to such assignment required by Section 13.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this Section 13.04(b).

(i)Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a holding company investment vehicle or trust for, or owned and operated for the primary benefit of, a natural

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person, or a Loan Party or any Loan Party’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) the provisions of Section 13.04(b)(ii)(E) shall apply as if the sale of the participation was an assignment. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 13.02(b) that affects such Participant. In addition, such agreement must provide that the Participant be bound by the provisions of Section 13.03(c); provided that such Participant shall also be entitled to the benefits of Section 13.03 as though it were a Lender. The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.04(b); provided that such Participant shall not be entitled to receive any greater payment under Section 5.03, with respect to any participation than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 5.03(d) with respect to any payments made by such Lender to its Participants. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(e)If (i) the Administrative Agent receives payment of any portion of the amount due under the Insurance Policy in immediately available funds (the “Insurance Proceeds”) under the Insurance Policy and (ii) the Administrative Agent and the Lenders receive a notice signed by the Insurers (an “Insurance Notice”) that (x) confirms the full amount due under the Insurance Policy, (y) instructs the Administrative Agent to proceed with the subrogation of all Secured Obligations and the transfer and assignment of the Lenders’ rights and obligations with respect thereto as provided in this Section 13.04(e), and (z) identifies each of the Insurers that have made such payment, the identity of such Insurers’ joint domestic U.S. organized designee (the Insurers or if formed such Insurers’ joint domestic U.S. organized designee (collectively, as applicable, the “Designee(s)”)) and such Insurers’ respective allocated contribution to such amount stated in dollars, then the parties hereto (including, without limitation, the Lenders) agree that the Designee(s) are automatically subrogated to and assigned the portion of Secured Obligations (and all of the Lenders’ rights and obligations with respect thereto) based on the percentage of insurance payment actually made (e.g. if loss payment due is one hundred (100), and the Administrative Agent only received eighty (80), then the Designee(s) will be subrogated and assigned 80% of the Secured Obligations) as of the date of receipt of the Insurance Notice. The Administrative Agent shall provide prompt notice by e-mail to the Lenders of its receipt of the Insurance Proceeds. In furtherance of such automatic subrogation and assignment, the Administrative Agent shall without requirement for any assignment, notice or instruction, immediately and in all events within five (5) Business Days thereof, (x) distribute to the Lenders the Insurance Proceeds, and (y) following such distribution, record in the Register the assignment of the Loan to the Designee(s). Further, the Lenders agree to execute and deliver to the Administrative Agent and the Designee(s) an Assignment and Assumption reflecting such automatic assignment effective as of the date of the automatic assignment described in the first sentence of this Section 13.04(e) to the Designee(s) of the aggregate outstanding amount of all Secured Obligations in respect of principal. Any obligations of the Insurers in this Section 13.04(e) may be satisfied by performance of the Designee(s), if any, on behalf of such Insurer. Each Insurer and their Designee(s) is a designated third-party beneficiary of this Section 13.04(e). To avoid doubt, failure of any Lender and any Designee to execute any Assignment and Assumption shall have no effect on the automatic subrogation and assignment described in this Section 13.04(e). The Lenders hereby authorize the Insurers to deliver the Insurance Notice and instructs the Administrative Agent that the Administrative Agent is entitled to conclusively rely on the Insurance Notice in the execution of the assignments of the Secured Obligations provided for in this Section 13.04(e) and will be fully protected under Section 13.03 in doing so.

(f)Notwithstanding any other provisions of this Section 13.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 13.05    Survival; Revival; Reinstatement.

(a)All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03, Article XII and Section 13.03 shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby,

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the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s, the Collateral Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent, the Collateral Agent and the Lenders to effect such reinstatement.

Section 13.06    Counterparts; Integration; Effectiveness.

(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, Borrowing Requests, Interest Election Requests, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(c)This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(d)Except as provided in Section 7.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 13.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 13.08    Right of Setoff.

(a)If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including obligations under Hedging Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party or any Subsidiary thereof against any of and all the obligations of such Loan Party or Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 13.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)If the Collateral Agent, any sub-agent or the custodian of the Interest Escrow Account becomes the subject of a bankruptcy, insolvency or other similar proceeding such that the Interest Escrow Account is part of the bankruptcy estate of the Collateral Agent, such sub-agent or custodian, as applicable, each Loan Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) or other amount held in the Interest Escrow Account against any of and all the obligations of such Agent (including, any sub-agent), Lender or Affiliate owed to such Loan Party, irrespective of whether or not such Loan Party or shall have made any demand and although such obligations may be unmatured. Any such setoff and application of funds in the Interest Escrow Account to the Secured Obligations shall reduce the Secured Obligations on a dollar-for-dollar basis. Each Loan Party agrees to notify the applicable Lender and Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 13.09    GOVERNING    LAW;    JURISDICTION;    CONSENT    TO    SERVICE    OF PROCESS.

(a)THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 AND SECTION 5-1402).

(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF

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FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c)EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 13.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 13.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH COPIES ARE DEPOSITED IN THE MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND
(iii)ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 13.09.

Section 13.10 Certain Determinations. Notwithstanding anything to the contrary herein, the parties agree that if a dispute arises with respect to whether a Loan Party has complied with Prudent Industry Practices where required hereunder, the parties agree to submit such dispute to a reputable third-party expert with the requisite experience in the business of the Loan Parties reasonably selected by the Administrative Agent for review and determination in accordance with procedures to be agreed by the parties.

Section 13.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 13.12 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, investors, partners and financing sources (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) to the Insurers and its directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (f) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this Section 13.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under

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this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Agreement relating to the Borrower and its obligations, (h) to any rating agency when required by it; provided, that, before any such disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Borrower and its Subsidiaries, (i) with the consent of the Borrower or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 13.12 or (ii) becomes available to the Agents, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 13.12, “Information” means all written information received from any Loan Party relating to the Loan Parties and their Subsidiaries and their businesses and shall include, without limitation, this Agreement and the terms and conditions of this Agreement, other than (A) any such information that is available to the Agents or any Lender on a nonconfidential basis prior to disclosure by any Loan Party and (B) information pertaining to this Agreement routinely used in marketing materials or provided by arrangers to data service providers, including league table providers, that serve the lending industry (it is understood, for avoidance of doubt, that the names of the Loan Parties, the amount, type, currency, interest rate and yield to maturity of the Loans, the effective date of this Agreement and the role and title of such Lender is such type of information so routinely used or provided); provided that, in the case of information received from the Borrower or any of its Subsidiaries, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 13.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws. The Borrower hereby authorizes each Lender and its Affiliates, at their respective sole expense, but without any prior approval by the Borrower, to publish tombstones and give other publicity to this Agreement as each may from time to time determine in its sole discretion. The Loan Parties agree to maintain the confidentiality of the identities of the Lenders and the amounts of their respective Commitments and Loans (in each case, other than the Lender that is the signatory to this Agreement and listed on Annex I hereto); provided that the Loan Parties may disclose such information with the consent of such Lender, upon the advice of legal counsel, or as required by applicable laws or regulations or by any subpoena or similar legal process. Prior to filing any report or disclosure with the Securities Exchange Commission or releasing any press release or other similar public disclosure that, in each case, contains the name of any Lender or Affiliate of any Lender, the Loan Parties shall, except to the extent prohibited by applicable law, furnish a copy of the proposed disclosure materials to such Lender and consult in good faith with such Lender regarding any revisions it may request.

Section 13.13 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Secured Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower);

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and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until Payment in Full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 13.13 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then, to the extent permitted by applicable law, the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 13.13.

Section 13.14 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 13.15 No Third-Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Agents or any Lender for any reason whatsoever. There are no third-party beneficiaries.

Section 13.16 USA PATRIOT ACT NOTICE. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and

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address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act.

Section 13.17    Collateral Releases.

(a)Release Upon Payment in Full. Upon Payment in Full, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Loan Parties pursuant to a customary payoff letter.

(b)Further Assurances. If any Property constituting Collateral shall be sold, transferred or otherwise disposed of by any Loan Party to any unaffiliated third party in a transaction permitted by the Loan Documents, then such Property shall automatically no longer constitute Collateral under the Loan Documents and shall automatically be released from the Liens created by the Security Documents, and the Collateral Agent, at the request and sole expense of the Borrower, shall promptly execute and deliver to the Borrower or a such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the applicable Security Document on such Collateral; provided that the Borrower shall have delivered to the Administrative Agent and the Collateral Agent, at least five (5) Business Days prior to the date of the proposed release (or such other time period as the Administrative Agent may agree), a written request for release identifying the Loan Party, together with a certification by the Borrower stating (x) that such transaction is in compliance with this Agreement and the other Loan Documents, (y) the Borrower has complied with its obligations under Section 9.01(k), if applicable, and (z) no Collateral other than the Collateral required to be released is being released.

Section 13.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability; and

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

[SIGNATURES BEGIN NEXT PAGE]

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The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:    SOUNDHOUND AI, INC.

By:             Name: Keyvan Mohajer
Title: Chief Executive Officer

[Signature Page to Credit Agreement]

ADMINISTRATIVE AGENT:    ACP POST OAK CREDIT II LLC,
as Administrative Agent and Collateral Agent

By:             Name: Matthew E. Laterza
Title: Chief Operating Officer

[Signature Page to Credit Agreement]

LENDERS:    ACP POST OAK CREDIT II LLC, as a Lender

By             Title: Chief Operating Officer

[Signature Page to Credit Agreement]

ANNEX I

COMMITMENTS

Name of Lender	Commitment	Applicable Percentage
ACP Post Oak Credit II LLC	$100,000,000.00	100%
TOTAL	$100,000,000.00	100%

102120121

EXHIBIT A

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE NOTES MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT; PLEASE CONTACT NITESH SHARAN, CHIEF FINANCIAL OFFICER, 5400 BETSY ROSS DRIVE, SANTA CLARA, CA 95054, TELEPHONE:
(408) 441-3200 TO OBTAIN IMPORTANT INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT (IF ANY) AND THE YIELD TO MATURITY.

[FORM OF] NOTE

$[    ]    [ ], 20[ ]

FOR VALUE RECEIVED, SoundHound AI, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to [    ] (the “Lender”) and its registered assigns, at the principal office of ACP Post Oak Credit II LLC (the “Administrative Agent”), the principal amount of all Loans made by the Lender to the Borrower, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, as hereinafter defined. The Borrower also promises to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note (as hereinafter defined), may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect the Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by the Lender of this Note. Transfers of this Note shall be governed by, and subject to, Section 13.04 of the Credit Agreement, notwithstanding anything in this Note to the contrary.

This Note (the “Note”) is one of the Notes (as defined in the Credit Agreement) referred to in the Senior Secured Term Loan Credit Agreement, dated as of April 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent and the other parties and lenders from time to time party thereto (including the Lender), and evidences Loans made by the Lender thereunder. Unless otherwise defined herein, each capitalized term used in this Note has the meaning assigned to it in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is secured by and entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and for other provisions relevant to this Note.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

102192384

Exhibit A-1

[Signature page follows.]

Exhibit A-2

SOUNDHOUND AI, INC.,
a Delaware corporation

By:      Name:
Title:

Exhibit A-3

EXHIBIT B

[FORM OF] BORROWING REQUEST

[    ], 20[ ]

SoundHound AI, Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Senior Secured Term Loan Credit Agreement, dated as of April 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, ACP Post Oak Credit II LLC, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto, hereby requests a Borrowing as set forth below. Unless otherwise defined herein, each capitalized term used herein has the meaning assigned to it in the Credit Agreement.

(i)aggregate amount of the requested Borrowing is $[    ];

(ii)the proposed Borrowing Date is [    ], 20[ ]1;

(iii)the requested Borrowing is to be [an ABR Borrowing] [a SOFR Borrowing];

(iv)the location and number of the Borrower’s account to which funds are to be disbursed (after the Administrative Agent disburses to third parties pursuant to the Funds Flow Memorandum), which shall comply with the requirements of Section 2.05(a) and Section 2.03(b) of the Credit Agreement, is as follows:

[    ]
[    ]
[    ]
[    ]
[    ]

[Signature page follows.]

1 Which shall be a Business Day.

Exhibit B-1

The undersigned certifies that he/she is a Responsible Officer of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned in his/her capacity as a Responsible Officer of the Borrower, and not in an individual capacity, further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

SOUNDHOUND AI, INC.,
a Delaware corporation

By:      Name:
Title:

Exhibit B-2

EXHIBIT C

[FORM OF] INTEREST ELECTION REQUEST

[    ], 20[ ]

SoundHound AI, Inc., a Delaware corporation (the “Borrower”), pursuant to Section 2.04 of the Senior Secured Term Loan Credit Agreement, dated as of April 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, each capitalized term used herein has the meaning assigned to it in the Credit Agreement), among the Borrower, ACP Post Oak Credit II LLC, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto, hereby makes an Interest Election Request as follows:

(i)the Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to clause
(iii) below shall be specified for each resulting Borrowing) is $[    ];

(ii)the effective date of the election made pursuant to this Interest Election Request is [    ], 20[ ]1; and

(iii)the resulting Borrowing is to be [an ABR Borrowing] [a SOFR Borrowing].

[Signature page follows.]

1 Which shall be a Business Day.

Exhibit C-1

The undersigned certifies that he/she is a Responsible Officer of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned in his/her capacity as a Responsible Office of the Borrower, and not in an individual capacity, further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

SOUNDHOUND AI, INC.,
a Delaware corporation

By:      Name:
Title:

Exhibit C-2

EXHIBIT D

FORM OF QUARTERLY IP MONITORING REPORT

[See attached.]

Exhibit D-1

Quarterly Monitoring Questions for Loan Parties

The Loan Parties shall deliver to the Administrative Agent the following information in respect of each fiscal quarter:

i.Affirmative Covenants: All reports and information required of the Loan Parties that are subject to Affirmative Covenants of Section 9 of the Credit Agreement have been delivered as required.

ii.Negative Covenants: Confirmation that all Negative Covenants of the Loan Parties in Section 10 of the Credit Agreement have been complied with.

iii.Business and Financial Updates:
1.Annual/Quarterly Financial Statements: the financial statements delivered by the Borrower for the most recently ended Fiscal Quarter or fiscal year, as applicable, pursuant to Section 9.01(a) or Section 9.01(b) of the Credit Agreement, as applicable.
2.Financial Plan: The annual operating plan and budget delivered by the Borrower for the ensuing fiscal year pursuant to Section 9.01(i) of the Credit Agreement.

iv.Collateral Update: Loan Parties’ list or description of:

1.Current intangible assets and their associated legal status including:
a.At least annually, any new, material unfiled IP Collateral assets including broad categories of new areas of technology and/or software;
b.Any material new licensed-in third-party intangible rights; and
c.At least annually, a list of any new patent or trademark filings since the prior report of new filings.

2.Any new material risks to the intangible assets including:
a.Any legal, administrative, or other challenge relating to a material asset in the Loan Parties’ intangible portfolio, including a challenge to the registrability, validity, interpretation or enforceability of such a right or to the Loan Parties’ ownership or license to such a right;
b.Any law, order, opinion, directive, decree, regulation, law, treaty or other action by any government or state, in each case, which by its terms specifically name a Loan Party and such Loan Party’s intangible assets; and
c.Other than in the ordinary course of business or as permitted pursuant to the terms of the Credit Agreement, any plans to abandon any rights to the IP Collateral of the Loan Parties during the term of the Credit Agreement.

103929739

EXHIBIT E-1

[FORM OF] SOLVENCY CERTIFICATE

[    ], 20[    ]

The undersigned hereby certifies that he/she is the Chief Financial Officer of SoundHound AI, Inc., a Delaware corporation (the “Borrower”), and in that capacity only and not in his/her individual capacity, pursuant to Section 7.01(i) of that certain Senior Secured Term Loan Credit Agreement, dated as of April 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, each capitalized term used herein has the meaning assigned to it in the Credit Agreement), among the Borrower, ACP Post Oak Credit II LLC, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto, does hereby certify to the Administrative Agent and the Lenders, as of the Closing Date, after giving effect to the Transactions and any initial extensions of credit made pursuant to the Credit Agreement, as follows:

(i)the Borrower is Solvent.

The undersigned is familiar with the business and financial position of the Borrower. In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the business proposed to be conducted by the Borrower after consummation of the Transactions.

[Signature page follows.]

Exhibit E-1-1

IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf by the undersigned as of the date first written above.

SOUNDHOUND AI, INC., a Delaware corporation
By:
Name:
Title:

Exhibit E-1-2

EXHIBIT E-2 [FORM OF]
COMPLIANCE CERTIFICATE

[    ], 20[    ]

The undersigned hereby certifies that he/she is a Responsible Officer of SoundHound AI, Inc., a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower in that capacity only and not in his/her individual capacity. Pursuant to Section 9.01(c) of the Senior Secured Term Loan Credit Agreement, dated as of April 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, each capitalized term used herein has the meaning assigned to it in the Credit Agreement), among the Borrower, ACP Post Oak Credit II LLC, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto, the undersigned certifies as follows:

(a)[Except as set forth below,]1 [N]o Default or Event of Default has occurred.

(b)Attached hereto as Annex A are the reasonably detailed calculations demonstrating whether the Borrower is in compliance with the Financial Covenant as of the end of the [fiscal quarter][fiscal year] ended [    ].

(c)[Except as set forth below,]2 [N]o change in GAAP or in the application thereof has occurred since the Closing Date.

(d)[Except as set forth on Annex B,] [T]here has been no change in the jurisdiction of organization of any Loan Party, nor has there been a sale of any Equity Interests in any Loan Party (other than sales of Equity Interests of the Borrower).

(e)[Except as set forth on Annex B,] [N]o Loan Party has acquired or Disposed of any Intellectual Property, nor has a material event occurred with respect to any Intellectual Property since the date of the most recently delivered Compliance Certificate prior hereto.

(f)[Except as set forth on Annex B,] [N]o Loan Party has entered into a Material Contract, nor has any Loan Party terminated, replaced or materially amended any Material Contract since the date of the most recently delivered Compliance Certificate prior hereto.

[Signature page follows.]

1 If a Default or Event of Default has occurred, specify the details thereof and any action taken or proposed to be taken with respect thereto.

2 If a change in GAAP or in the application thereof has occurred since the Closing Date, this certificate shall specify the effect of such change on the financial statements accompanying this certificate.

Exhibit E-2-1

EXECUTED AND DELIVERED as of the date first written above.

SOUNDHOUND AI, INC.,
a Delaware corporation

By:      Name:
Title:

Exhibit E-2-2

ANNEX A

The information described herein is as of [        ], [    ], and pertains to the period from [    ], [ ] to [    ], [    ].

Liquidity    $

[Computations setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenant to be included]

Exhibit E-2-3

ANNEX B

The information described herein is as of [        ], [    ], and pertains to the period from [    ], [ ] to [    ], [    ].

(i)Change of jurisdiction or sale of Equity Interest

[●]

(ii)Intellectual Property

[●]

Exhibit E-2-4

EXHIBIT F

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

[See Attached]

Exhibit F-1

Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

made by SOUNDHOUND AI, INC.
and each of the other Grantors (as defined herein) in favor of

ACP POST OAK CREDIT II LLC
as Collateral Agent Dated as of April 14, 2023

102183067

Table of Contents

Page
ARTICLE I Definitions    1
Section 1.01    Definitions    1
Section 1.02    Other Definitional Provisions; References    5
ARTICLE II Guarantee    6
Section 2.01    Guarantee    6
Section 2.02    Right of Contribution    6
Section 2.03    Payments    7
Section 2.04    Guarantee Absolute and Unconditional    7
Section 2.05    Reinstatement    7
ARTICLE III Grant of Security Interest    8
Section 3.01    Grant of Security Interest    8
Section 3.02    Transfer of Pledged Securities    9
Section 3.03    Grantors Remain Liable    9
Section 3.04    Pledged Securities    10
ARTICLE IV Acknowledgments, Waivers and Consents    10
Section 4.01    Acknowledgments, Waivers and Consents    10
Section 4.02    No Subrogation, Contribution or Reimbursement    12
ARTICLE V Representations and Warranties    13
Section 5.01    Representations in Credit Agreement    13
Section 5.02    Title; No Other Liens    13
Section 5.03    Perfected First Priority Liens    13
Section 5.04    Legal Name, Organizational Status, Chief Executive Office    14
Section 5.05    Prior Names and Addresses    14
Section 5.06    Investment Property    14
Section 5.07    Goods    15
Section 5.08    Instruments and Chattel Paper    15
Section 5.09    Truth of Information; Accounts    15
Section 5.10    Governmental Obligors    15
Section 5.11    Commercial Tort Claims    15
Section 5.12    Accounts    15
Section 5.13    Intellectual Property    15
Section 5.14    Inventory and Equipment    16
ARTICLE VI Covenants    16
Section 6.01    Covenants in Credit Agreement    16
Section 6.02    Maintenance of Perfected Security Interest; Further Documentation    16
Section 6.03    Maintenance of Records    17
Section 6.04    Further Identification of Collateral    18
Section 6.05    Investment Property    18

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Section 6.06    Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts    19
Section 6.07    Instruments and Tangible Chattel Paper    19
Section 6.08    Commercial Tort Claims    20
Section 6.09    Intellectual Property    20
ARTICLE VII Remedial Provisions    21
Section 7.01    Pledged Securities    21
Section 7.02    Collections on Accounts, Etc    22
Section 7.03    Proceeds    23
Section 7.04    Uniform Commercial Code and Other Remedies    23
Section 7.05    Private Sales of Pledged Securities    24
Section 7.06    Waiver; Deficiency    25
Section 7.07    Non-Judicial Enforcement    25
Section 7.08    Grant of Intellectual Property License    25
Section 7.09    Assigned Agreements    25
Section 7.10    Company Remains Obligated    25
Section 7.11    Purchase of Collateral    25
ARTICLE VIII The Collateral Agent    26
Section 8.01    Collateral Agent’s Appointment as Attorney-in-Fact, Etc    26
Section 8.02    Duty of Collateral Agent    27
Section 8.03    Filing of Financing Statements    28
Section 8.04    Authority of Collateral Agent    28
ARTICLE IX Subordination of Indebtedness    28
Section 9.01    Subordination of All Grantor Claims    28
Section 9.02    Claims in Bankruptcy    29
Section 9.03    Payments Held in Trust    29
Section 9.04    Liens Subordinate    29
Section 9.05    Notation of Records    29
ARTICLE X Miscellaneous    29
Section 10.01    Waiver    29
Section 10.02    Notices    30
Section 10.03    Payment of Expenses, Indemnities, Etc    30
Section 10.04    Amendments in Writing    30
Section 10.05    Successors and Assigns    30
Section 10.06    Invalidity    31
Section 10.07    Counterparts    31
Section 10.08    Survival; Reinstatement    31
Section 10.09    Headings    31
Section 10.10    No Oral Agreements    31
Section 10.11    Governing Law; Submission to Jurisdiction    31
Section 10.12    Acknowledgments    31

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Section 10.13    Set-Off    32
Section 10.14    Releases    32
Section 10.15    Acceptance    33

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SCHEDULES:

1.	Notice Addresses of Guarantors
2.	Description of Investment Property
3.	Filings and Other Actions Required to Perfect Security Interests
4.	Legal Name, Jurisdiction of Organization and Chief Executive Office
5.	Prior Names, Prior Chief Executive Office, Location of Tangible Assets
6.	Description of Commercial Tort Claims
7.	Accounts
8.	Intellectual Property
ANNEX:
1.	Acknowledgment and Consent
EXHIBITS
A.	Form of Patent Security Agreement
B.	Form of Trademark Security Agreement
C.	Form of Copyright Security Agreement

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This GUARANTEE AND COLLATERAL AGREEMENT, dated as of April 14, 2023, is made by SOUNDHOUND AI, INC., a Delaware corporation (the “Borrower”), each of the undersigned designated as a Grantor (the “Grantors”), and any additional Grantor party to this Agreement who may join at a later date, in favor of ACP POST OAK CREDIT II LLC, as collateral agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”), for the ratable benefit of the Secured Parties, including the banks and other financial institutions and entities (the “Lenders”) from time to time party to the Senior Secured Term Loan Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and ACP Post Oak Credit II LLC, as Administrative Agent and as the Collateral Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I DEFINITIONS

Section 1.01    Definitions.

(a)Capitalized terms used in this Agreement (including in the preamble and recitals hereto) and not otherwise defined herein shall have the meanings specified in the Credit Agreement, and the following terms as well as all uncapitalized terms which are defined in the UCC (whether or not capitalized or uncapitalized in the same manner therein) on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Securities, Securities Accounts, Supporting Obligations, Tangible Chattel Paper, Uncertificated Security and Vehicles.

(b)In addition to the terms defined in the Credit Agreement, the following terms shall have the following meanings:

“Account Debtor” means a Person (other than any Grantor) obligated on an Account, Chattel Paper, or General Intangible.

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“Agreement” means this Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Assigned Agreements” means all agreements, contracts and documents, as each such agreement, contract and document may be amended, supplemented or modified and in effect from time to time, including (a) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (b) all rights of such Grantor to receive proceeds of any insurance, bond, indemnity, warranty, letter of credit or guaranty with respect to the Assigned Agreements, (c) all claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements, (d) all rights of such Grantor to all other amounts from time to time paid or payable under or in connection with any of the foregoing contracts, and (e) all rights of such Grantor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Collateral” has the meaning assigned to such term in Section 3.01.

“Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Copyright License” means any agreement, whether written or oral, now or hereafter in effect, providing for the grant to or by any Grantor, of any right in, to or under any Copyright now owned or hereafter acquired by any Grantor, including the grant of any such rights to copy, publicly perform, display, create derivative works, distribute, and otherwise exploit any Copyright in any form or medium.

“Copyrights” means (a) all copyrights and works protectable by copyright arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 8 hereto), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or any foreign counterpart thereof (including those listed in Schedule 8 hereto), and (b) the right to obtain all extensions and renewals thereof.

“Credit Agreement” has the meaning assigned to such term in the preamble hereto.

“Excluded Account” means any Deposit Account (a) used solely for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s or any of its Subsidiaries’ employees or contractors, (b) used solely for Taxes or fiduciary purposes, (c) that is a zero balance account, (d) with respect to any Deposit Account located within the United States, with an average daily balance as of the end of the most recently ended calendar month of less than $50,000 on an individual basis and $250,000 in the aggregate for all such Excluded Accounts excluded pursuant to this clause (d), or
(e) with respect to any Deposit Account located outside of the United States, with an average daily balance as of the end of the most recently ended calendar month of less than $100,000 on an individual basis and
$500,000 in the aggregate for all such Excluded Accounts excluded pursuant to this clause (e). “Excluded Asset” has the meaning assigned to such term in Section 3.01.
“First-Tier Foreign Subsidiary” shall mean a Foreign Subsidiary that is a direct Subsidiary of any Loan Party.

“Foreign Subsidiary” shall mean any Subsidiary that is (a) a direct or indirect Subsidiary of a Loan Party that is organized under the Laws of a jurisdiction other than the United States, a state thereof, or the

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District of Columbia, (b) a direct or indirect Subsidiary of a Subsidiary described in clause (a) that is a “controlled foreign corporation” within the meaning of Section 957 of the Code (such entity, a “CFC”), or
(c)a direct or indirect Domestic Subsidiary of a Loan Party all or substantially all of the assets of which are comprised of (directly or through one or more disregarded entities) Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Subsidiaries described in this definition.

“Grantor Claims” has the meaning assigned to such term in Section 9.01.

“Grantors” has the meaning assigned to such term in the preamble hereto.

“Guarantor Obligations” means, with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Article II), whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Collateral Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement).

“Guarantors” means the collective reference to each Grantor, other than the Borrower; provided that each Grantor shall be considered a Guarantor only with respect to the Primary Obligations of any other Loan Party.

“Intellectual Property” means the collective reference to all rights, titles, interests, priorities and privileges relating to intellectual property of any Grantor, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, trade secrets, know- how, proprietary software, and confidential and proprietary business information, and (x) any goodwill associated with any of the foregoing and (y) all rights to sue at law or in equity for any infringement, misappropriation, or other impairment thereof, including the right to receive Proceeds therefrom.

“Investment Property” means, collectively: (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, (b) all “financial assets” as such term is defined Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Securities.

“Issuers” means, collectively, each issuer of a Pledged Security.

“Lenders” has the meaning assigned to such term in the preamble hereto.

“Patent License” means any agreement, whether written or oral, now or hereafter in effect, providing for the grant of any right in, to or under any Patent to or by any Grantor, including any right to make, have made, use, sell, offer for sale or import any invention covered in whole or in part by a Patent, now owned or hereafter acquired by any Grantor, or practice any method or process claimed by a Patent, and all rights under any such agreement.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues, reexaminations and extensions, including any of the foregoing referred to in Schedule 8 hereto, (b) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 8 hereto, and (c) all inventions and improvements described and claimed in any of the foregoing.

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“Pledged Notes” means all promissory notes listed on Schedule 2 and all other promissory notes and any other instruments evidencing Indebtedness issued to or held or owned by any Grantor while this Agreement is in effect.

“Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2, together with any other Equity Interests (other than those constituting an Excluded Asset) of any Person and any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of such Equity Interests that may be issued or granted to, or held or acquired by, any Grantor while this Agreement is in effect, except in the case of First-Tier Foreign Subsidiaries, Pledged Securities shall be limited to 100% of the non-voting Equity Interests issued by such First-Tier Foreign Subsidiaries and held by the Grantors and 65% of the outstanding voting Equity Interests issued by such First-Tier Foreign Subsidiaries as indicated on Schedule 2, and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all right, title and interest of any Grantor (x) as a shareholder or member to participate in the operation or management of such Person and (y) to all dividends and distributions (cash, stock or otherwise and including during continuance of or on account of liquidation of any Person), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the property referred to in this definition, including claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this definition and (v) all books and records relating to any of the property referred to in this definition.

“Post-Default Rate” means the per annum rate of interest provided for in Section 3.02(c) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate.

“Primary Obligations” means, with respect to any Loan Party, the collective reference to the unpaid principal or premium (if any) of and interest on the Loans and all other obligations and liabilities of such Loan Party to and any and all amounts owing or to be owing by such Loan Party to the Administrative Agent, the Collateral Agent or any Lender or any other Person which may arise under, out of, or in connection with, any Loan Document or any other document made, delivered or given in connection with any of the foregoing, or paid on behalf of any Loan Party or any of their Subsidiaries by the Administrative Agent, the Collateral Agent or any Lender or any of their Affiliates, and in each case all amendments, amendments and restatements, renewals, modifications, extensions and/or rearrangements of any of the foregoing, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing at the Post- Default Rate and after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and whether on account of principal, interest, reimbursement obligations, fees, expenses, indemnities, costs or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or to the Lenders that are required to be paid by such Loan Party pursuant to the terms of any of the foregoing agreements).

“Secured Agreement” means the Credit Agreement, this Agreement, any other Security Document, any other Loan Document and any other instrument or agreement giving rise to Secured Obligations.

“Secured Obligations” means, with respect to any Grantor, the collective reference to its Primary Obligations and Guarantor Obligations.

“Secured Parties” has the meaning set forth in the Credit Agreement.

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“Trademark License” means any agreement, whether written or oral, now or hereafter in effect, providing for the grant of any right in, to or under any Trademark to or by any Grantor, including any right to use any Trademark, now owned or hereafter acquired by any Grantor, and all rights under any such agreement.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers (whether registered or unregistered), domain names, social media accounts, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 8 hereof, and (b) the right to obtain all extensions and renewals thereof.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New
York.

Section 1.02 Other Definitional Provisions; References. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The use of the words “repay” and “prepay” and the words “repayment” and “prepayment” herein shall each have identical meanings hereunder. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Secured Agreements), (b) except as otherwise provided herein, any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Secured Agreements), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including”, (f) unless otherwise specified, any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement, (g) any reference to amounts “deposited” into or “on deposit” in any account shall be construed to include any cash equivalents or other amounts credited to such account, (h) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (j) all references to currencies and to amounts payable hereunder and under the other Loan Documents shall be to United States dollars. The use of the phrase “subject to” as used in connection with Excepted Liens or otherwise and the permitted existence of any Excepted Liens or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the Administrative Agent and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of the Administrative Agent and the other Secured Parties. No provision of this Agreement or any other Secured Agreement shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

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ARTICLE II GUARANTEE

Section 2.01    Guarantee.

(a)Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations. This is a guarantee of payment and performance when due and not of collection, and the liability of each Guarantor is primary and not secondary.

(b)Anything herein or in any other Secured Agreement to the contrary notwithstanding, the maximum liability of each Guarantor (other than the Borrower) hereunder and under the other Secured Agreements shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).

(c)Each Guarantor agrees that the Primary Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

(d)Each Guarantor agrees that if the maturity of any of the Primary Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Article II shall remain in full force and effect until Payment in Full, notwithstanding that from time to time during the term of the Credit Agreement no Primary Obligations may be outstanding.

(e)No payment made by the Borrower, any other Loan Party with Primary Obligations, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any other Loan Party with Primary Obligations, any of the Guarantors any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of any Primary Obligations or any payment received or collected from such Guarantor in respect of any Primary Obligations), remain liable for the Primary Obligations up to the maximum liability of such Guarantor hereunder until Payment in Full.

Section 2.02 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 4.02. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Lenders, and each Guarantor shall remain liable to the Collateral Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

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Section 2.03 Payments. Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in dollars that constitute immediately available funds at the principal office of the Collateral Agent specified pursuant to the Credit Agreement.

Section 2.04 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations and notice of or proof of reliance by the Collateral Agent or any Secured Party upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Primary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article II; and all dealings between the Loan Parties, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, any other Loan Party with Primary Obligations or any of the Guarantors with respect to the Primary Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article II shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Secured Agreement, any of the Primary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Collateral Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any other Loan Party with Primary Obligations or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties for the Primary Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.05 Reinstatement. The guarantee contained in Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Primary Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

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ARTICLE III
GRANT OF SECURITY INTEREST

Section 3.01 Grant of Security Interest. Each Grantor hereby pledges, assigns and transfers to the Collateral Agent and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(1)all Accounts;

(2)all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(3)all Commercial Tort Claims set forth on Schedule 6;

(4)all Deposit Accounts, all Commodity Accounts and all Securities Accounts;

(5)all Documents (other than title documents with respect to Vehicles);

(6)all General Intangibles;

(7)all Goods (including all Inventory, Equipment and Fixtures);

(8)all Instruments;

(9)all Inventory;

(10)all Investment Property;

(11)all cash;

(12)all letters of credit and Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(13)all Pledged Securities and all Pledged Notes;

(14)all Supporting Obligations;

(15)all Fixtures;

(16)all Intellectual Property;

(17)all books and records pertaining to the Collateral;

(18)all Assigned Agreements;

(19)to the extent not otherwise included, any other property insofar as it consists of personal property of any kind or character defined in and subject to the UCC; and

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(20)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, income, royalties and other payments now or hereafter due and payable with respect to, and guarantees and Supporting Obligations relating to, any and all of the Collateral and, to the extent not otherwise included, all payments of insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, all other claims, including all cash, guarantees and other Supporting Obligations given with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in (a) any “intent to use” Trademark applications pending Under Section 1(b) of the Trademark Act for which a statement of use or an amendment to allege use has not been filed (but only until such statement or amendment is filed), solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of, or void, any such application or registration that issues from such intent-to-use application under United States law, (b) any of such Grantor’s rights or interests in or under any Property to the extent that, and only for so long as, such grant of a security interest is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any Capital Lease or purchase money obligations, in each case, to the extent such Capital Lease or purchase money obligation is permitted pursuant to Section 10.02(c) of the Credit Agreement and to the extent such Property is the direct subject of such Capital Lease or purchase money obligation; provided that any of the foregoing exclusions shall not apply if (i) such prohibition has been waived or such other party has otherwise consented to the creation hereunder of a security interest in such asset or (ii) such prohibition, consent or the term in such Capital Lease or purchase money obligation or providing for such prohibition breach, default or termination or requiring such consent is ineffective or would be rendered ineffective under any Governmental Requirement, including pursuant to Section 9-406, 9-407 or 9-408 of Article 9 of the UCC; provided further that it is understood for avoidance of doubt that immediately upon any of the foregoing becoming or being rendered ineffective or any such prohibition, requirement for consent or term lapsing or termination or such consent being obtained, the applicable Grantor shall be deemed to have granted a Lien in all its rights, title and interests in and to such Property, (c) proceeds received by the Collateral Agent in respect of a claim under the Insurance Policy (which for avoidance of doubt shall not be property of any Loan Party or any Subsidiary thereof), (d) any Excluded Account and (e) greater than 65% of the voting Equity Interests in any First-Tier Foreign Subsidiary (collectively, “Excluded Assets”); provided, however, “Excluded Assets” shall not include any right to receive proceeds from the sale or other disposition of Excluded Assets or any Proceeds, products, substitutes or replacements of any Excluded Assets (unless such Proceeds, products, substitutes or replacements independently constitute Excluded Assets).

Section 3.02 Transfer of Pledged Securities. All certificates and instruments (if any) representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Collateral Agent or a Person designated by the Collateral Agent and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Collateral Agent or in blank by an effective indorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Collateral Agent. Each Grantor shall take all such further action as necessary or as may be reasonably requested by the Collateral Agent, to permit the Collateral Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Collateral Agent otherwise qualifies as a protected purchaser).

Section 3.03 Grantors Remain Liable . Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party and
(ii) each Grantor shall remain liable under each of the contracts and agreements included in the Collateral,

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including the Assigned Agreements and under each of the Accounts, Chattel Paper and Payment Intangibles included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any such contract or agreement or any agreement giving rise to each such Account, Chattel Paper or Payment Intangible, and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts and agreements or any such Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any such other Secured Party of any payment relating to such contracts and agreements or such Account, Chattel Paper or Payment Intangible, pursuant hereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contracts and agreements or Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such contracts and agreements or Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. The exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including the Assigned Agreements.

Section 3.04 Pledged Securities. The granting of the foregoing security interest does not make the Collateral Agent or any Secured Party a successor to Grantor as a partner or member in any Issuer that is a partnership, limited partnership or limited liability company, as applicable, and neither the Collateral Agent, any Secured Party, nor any of their respective successors or assigns hereunder shall be deemed to have become a partner or member in any Issuer, as applicable, by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when any such Person expressly becomes a partner or member in any Issuer, as applicable, and complies with any applicable transfer provisions set forth in the charter or organizational documents relating to an applicable Pledged Security after a foreclosure thereon; provided that the foregoing shall not limit or restrict in any way the rights and remedies of the Collateral Agent and the Secured Parties otherwise set forth herein and in the other Loan Documents, including Section 7.01.

ARTICLE IV ACKNOWLEDGMENTS, WAIVERS AND CONSENTS

Section 4.01    Acknowledgments, Waivers and Consents.

(a)Each Guarantor is a wholly owned, direct or indirect, Subsidiary of the Borrower. Each Guarantor acknowledges and agrees that the Borrower and the Guarantors are engaged in a related business, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and from the Borrower and the other Grantors entering into the other Secured Agreements and the ongoing business of the Borrower.

(b)Each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee of, and the provision of collateral security for, the Secured Obligations, which obligations consist, in part, of the obligations of Persons other than such Grantor and that such Grantor’s guarantee and provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided herein, that each Grantor shall remain obligated hereunder (including, with respect to the guarantee made by such Grantor hereby and the

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collateral security provided by such Grantor herein) and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Collateral Agent and the other Secured Parties under this Agreement and the other Secured Agreements shall not be affected, limited, reduced, discharged or terminated in any way:

(i)notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such other Secured Party and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Collateral Agent or any other Secured Party; (C) the Secured Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the Majority Lenders, all Lenders or other requisite Secured Parties, as the case may be) may deem advisable from time to time; (D) any Grantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Secured Agreement, all or any part of the Secured Obligations or any Collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and

(ii)without regard to, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Secured Agreement, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Collateral Agent or any other Secured Party; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Collateral Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Secured Obligations; (E) any failure of the Collateral Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement or any other Secured Agreement; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any act or omission of the type described in Section 4.01(b)(i) (with or without notice to or knowledge of any Grantor), which constitutes,

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or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Secured Obligations, or of such Grantor under the guarantee contained in Article II or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(c)Each Grantor hereby waives to the extent permitted by law: (i) except as expressly provided otherwise in any Secured Agreement, all notices to such Grantor, or to any other Person, including but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, increase, extension, modification, accrual of any Secured Obligations, or notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to the Collateral Agent or any other Secured Party and enforcement of any right or remedy with respect thereto; or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Grantor; and all dealings between the Borrower and any of the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided in this Agreement; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(d)When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article II or any property subject thereto.

Section 4.02 No Subrogation, Contribution or Reimbursement. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, and each Guarantor hereby expressly waives,

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releases, and agrees not to exercise all such rights of subrogation, reimbursement, indemnity and contribution, in each case, until Payment in Full. Each Guarantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Guarantor may have against the Borrower, any other Guarantor or against any collateral or security or guarantee or right of offset held by the Collateral Agent or any other Secured Party shall be junior and subordinate to any rights the Collateral Agent and the other Secured Parties may have against the Borrower and such Guarantor and to all right, title and interest the Collateral Agent and the other Secured Parties may have in any collateral or security or guarantee or right of offset. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Primary Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Primary Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine. The Collateral Agent, for the benefit of the Secured Parties, may, to the extent it has the right to do so in accordance with the terms and conditions of the Credit Agreement and the other Secured Agreements, use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any disposition or sale, any rights of subrogation any Guarantor may have shall terminate.

ARTICLE V REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the other Secured Parties to enter into other Secured Agreements, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

Section 5.01 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article VIII of the Credit Agreement as they relate to such Guarantor or to the Secured Agreements to which such Guarantor is a party are true and correct on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date.

Section 5.02 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Grantor is the legal and beneficial owner of its respective items of the Collateral free and clear of any and all Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record or registered in any public office, except such as have been filed or registered in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement, the Security Documents or as are filed as permitted by the Credit Agreement. No Person (other than the Collateral Agent, if applicable) has control over the Collateral.

Section 5.03 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and, if required, duly executed form) will constitute valid perfected security interests in all of the Collateral in which a security interest in such Collateral can be perfected by the completion of such actions specified on Schedule 3, in favor of the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s obligations, enforceable in accordance with the terms

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hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior and superior to all other Liens on the Collateral other than Excepted Liens.

Section 5.04 Legal Name; Jurisdiction of Organization; Chief Executive Office. On the date hereof, the correct legal name of such Grantor as it appears in its respective certificate of incorporation or any other organizational document, such Grantor’s jurisdiction of organization and the location of such Grantor’s chief executive office or sole place of business are, in each case, specified on Schedule 4. Except as set forth in Schedule 4, no Grantor has changed its jurisdiction of organization at any time during the past four months.

Section 5.05 Prior Names and Addresses. Schedule 5 correctly sets forth, as of the date hereof,
(a)a list of all other names used by each Grantor, or any other business or organization to which each Grantor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, and on any filings with the Internal Revenue Service at any time within the five (5) years preceding the date hereof and (b) the chief executive office of such Grantor over the last five
(5) years (if different from that which is set forth in Section 5.04 above).

Section 5.06    Investment Property.

(a)Schedule 2 sets forth a complete and accurate list of all Investment Property owned by such Grantor. The shares (or such other interests) of Pledged Securities pledged by such Grantor hereunder constitute all the issued and outstanding shares (or such other interests) of all classes of the capital stock or other Equity Interests of each Issuer owned by such Grantor. All the shares (or such other interests) of the Pledged Securities have been duly and validly authorized and issued and are fully paid and nonassessable. None of the Pledged Securities is subject to the right of rescission under Governmental Requirements.

(b)To the knowledge of the applicable Grantor, each Pledged Note constitutes the legal, valid and binding obligation of the obligor with respect thereto, in each case, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

(c)Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens except non-consensual Liens arising by operation of law and the security interest created by this Agreement.

(d)Except as set forth on Schedule 2, each of the Pledged Securities pledged by the Grantors hereunder on Schedule 2 constitutes a “security” under Section 8-103 of the UCC or the corresponding code or statute of any other applicable jurisdiction and each such “security” is a certificated security. Except as set forth on Schedule 2, no other Investment Property is certificated or is a security under Section 8-103 of the UCC as of the date hereof.

(e)No consent, approval, authorization, or other action by, and no giving of notice or filing with, any Governmental Authority or any other Person is required, which has not been obtained and in full force and effect, for the pledge by such Grantor of the Pledged Securities or the exercise of remedies pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor, and no exercise of voting rights by the Collateral Agent as contemplated by this Agreement or transfer of Pledged Securities in the manner contemplated by this Agreement or other exercise of remedies under the Loan Documents is subject to any contractual restriction, or any restriction under the

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organizational documents of any Grantor, including requiring any consents or other actions thereunder. None of the Pledged Securities is subject to any voting trust, shareholder agreement or voting agreement or other agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting agreement, other than limited liability company agreements, partnership agreements or other governing documents of the relevant Issuer.

Section 5.07 Goods. No portion of the Collateral constituting Goods with an aggregate value in excess of $250,000 is in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.

Section 5.08 Instruments and Chattel Paper. As of the date hereof, such Grantor has delivered to the Collateral Agent all Collateral constituting Instruments and Chattel Paper existing on such date. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be promptly delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement; provided that no such Instrument or Chattel Paper shall be required to be delivered to the Collateral Agent so long as the aggregate amount payable evidenced by all such undelivered Instruments or Chattel Papers does not exceed $250,000.

Section 5.09 Truth of Information. All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to the Collateral Agent or any other Secured Party, and all other written information heretofore or hereafter furnished by such Grantor to the Collateral Agent or any other Secured Party is and will be true and correct in all material respects as of the date furnished. The place where each Grantor keeps its records concerning the Collateral is at the location specified on Schedule 4.

Section 5.10 Governmental Obligors. None of the Account Debtors on such Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.

Section 5.11 Commercial Tort Claims. All of the Grantors’ rights in any Commercial Tort Claim are listed on Schedule 6. As of the date hereof, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $250,000.

Section 5.12 Accounts. All of the Grantors’ Deposit Accounts, Securities Accounts and Commodity Accounts are listed on Schedule 7.

Section 5.13    Intellectual Property.

(a)As of the date hereof, all of the Grantors’ rights, interest (other than as a licensee with respect to non-material, non-exclusive inbound licenses, but including any Copyright License granting exclusive rights in or to any registered United States Copyright) in or title to, or pending applications for, any issued or registered Patent, Trademark or Copyright are listed on Schedule 8 hereto. All such Intellectual Property is exclusively owned by the Grantors, except as set forth on Schedule 8, and free and clear of Liens other than Permitted Liens. This Agreement is effective to create a valid and continuing security interest in such Grantors’ right, interest in, or title to, or pending application for any Intellectual Property that constitutes Collateral (other than any Intellectual Property that constitutes Excluded Assets) of such Grantor.

(b)All material Intellectual Property owned or purported to be owned by the Grantors’ is valid, subsisting, unexpired and enforceable, and has not been abandoned and (i) to the knowledge of the Grantors, no third party is infringing, misappropriating or impairing such Intellectual Property rights and

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(iii)the operation of the business of the Grantors does not infringe, misappropriate or impair the Intellectual Property rights of any other Person. Grantors exclusively own and/or have the valid and enforceable right to use all the Intellectual Property that are material to the conduct of their respective businesses as currently conducted and currently contemplated to be conducted.

(c)Except as set forth in Schedule 8 hereto, on the date hereof, none of the Intellectual Property owned or purported to be owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property used in the business of any Grantors in any material respect.

(e)No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property owned or purported to be owned by any Grantor or such Grantor’s ownership interest or right therein, or
(ii) which, if adversely determined, would have a material adverse effect on the value of such Intellectual Property.

Section 5.14 Inventory and Equipment. All existing Inventory and Equipment owned by such Grantor (other than such Inventory and Equipment in transit in the ordinary course of business) is located at the addresses set forth in Schedule 4.

ARTICLE VI COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until Payment in Full:

Section 6.01 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall perform and observe all covenants applicable to it in the Credit Agreement or the other Secured Agreements.

Section 6.02    Maintenance of Perfected Security Interest; Further Documentation.

(a)Such Grantor shall maintain the security interest created by this Agreement as a first priority Lien (subject to Excepted Liens that have priority by operation of law) upon the Collateral; provided that Permitted Liens may exist, but no intent to subordinate the priority of the Liens created hereby is intended or inferred by such existence. Such Grantor will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on a parity with the Lien created by this Agreement upon the Collateral or any part thereof other than Permitted Liens; provided, that no such Liens shall be prior to or pari passu with the Liens created hereby other than Excepted Liens that have priority by operation of law. Such Grantor will warrant and defend the title to the Collateral against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby (and the priority specified herein) until Payment in Full. If (i) an adverse claim be made against any part of the Collateral other than Permitted Liens or (ii) any Person, including the holder of a Permitted Lien (other than Excepted Liens), shall challenge the priority or validity of the Liens created by this Agreement, then such Grantor agrees to promptly defend against such adverse claim, take appropriate action to remove such claim or subordinate such Permitted Lien (other than Excepted Liens), in each case, at such Grantor’s sole cost and expense. Such Grantor further agrees that the Collateral Agent may take such other action as they deem advisable to protect and preserve their interests in the Collateral, and in such event such Grantor will

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indemnify the Collateral Agent against any and all reasonable and documented out of pocket costs, attorneys’ fees and other expenses which it may incur in defending against any such adverse claim.

(b)At any time and from time to time, upon the reasonable written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or as the Collateral Agent may reasonably request to create, perfect, establish at least the priority described in Section 5.03 of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Collateral Agent or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c)Without limiting the obligations of the Grantors under Section 6.02(b), (i) all Deposit Accounts, Commodity Accounts and Securities Accounts of any Grantor (including the Collateral Accounts, but not including the Excluded Accounts) shall be subject to the Lien of the Collateral Agent under this Agreement and such accounts shall be required to be covered by a Control Agreement (i) in the case of the Collateral Accounts and any other Deposit Accounts, Commodity Accounts and Securities Accounts (but not including any Excluded Accounts) of any Grantor in existence on the date hereof, such Control Agreement to be executed by the applicable Grantor no later than the date required by Section 9.21 of the Credit Agreement and (ii) in the case of any Deposit Account, Commodity Account or Securities Account (but not including any Excluded Accounts) by any Grantor opened after the Closing Date (with the prior consent of the Administrative Agent), substantially contemporaneously with (or by such later time as the Administrative Agent may agree to in its sole discretion) the opening of any such Deposit Account, Commodity Account or Securities Account.

(d)Without limiting the obligations of the Grantors under Section 6.02(b), at any time and from time to time upon the written request of the Collateral Agent such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Collateral Agent or any Lender) reasonably requested by the Collateral Agent to cause the Collateral Agent to (i) have “control” (within the meaning of Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Electronic Chattel Paper, Investment Property (including certificated Pledged Securities), or Letter-of- Credit Rights, including executing and delivering any agreements, in form and substance reasonably satisfactory to the Collateral Agent, with securities intermediaries, issuers or other Persons in order to establish “control”, and each Grantor shall promptly notify the Collateral Agent of such Grantor’s acquisition of any such Collateral, and (ii) be a “protected purchaser” (as defined in Section 8-303 of the UCC).

(e)This Section 6.02 and the obligations imposed on each Grantor hereof shall be interpreted as broadly as possible in favor of the Collateral Agent and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 6.03 Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts. Such Grantor shall provide access to any such books and records to any Agent or to its representatives during normal business hours at the written request of such Agent (made upon prior notice) and shall provide such clerical and other assistance as may be reasonably requested with regard thereto.

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Section 6.04 Further Identification of Collateral. Such Grantor will furnish to the Collateral Agent from time to time, at such Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, including without limitation as required pursuant to Section 6.09(e) and requests pursuant to Section 9.11(a) of the Credit Agreement.

Section 6.05    Investment Property.

(a)If such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the capital stock or other Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Collateral Agent covering such certificate or instrument duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held, at the Collateral Agent’s option, either by it hereunder as additional Collateral for the Secured Obligations or applied to the Secured Obligations as provided in Section 7.04, and (ii) in case any distribution of capital shall be made on or in respect of any Investment Property or any property shall be distributed upon or with respect to any Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent for the ratable benefit of the Secured Parties, be delivered to the Collateral Agent to be held, at the Collateral Agent’s option, either by it hereunder as additional Collateral for the Secured Obligations or applied to the Secured Obligations as provided in Section 7.04. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of any Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b)Without the prior written consent of the Collateral Agent, or as permitted by the Credit Agreement, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other Equity Interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any stock or other Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement (except pursuant to a transaction expressly permitted by the Credit Agreement) or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof, except for customary restrictions required pursuant to federal and state securities laws.

(c)In the case of each Grantor which is also an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply

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with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent and the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 6.05(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 7.01(c) and Section 7.05 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.01(c) or Section 7.05 with respect to the Pledged Securities issued by it. Each Grantor will have each non-Grantor Issuer that is a Subsidiary or controlled Affiliate of such Grantor execute and deliver an Acknowledgment and Consent substantially in the form of Annex I. In addition, each Grantor which is also either an Issuer or an owner of any Pledged Securities consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Securities to the Collateral Agent or its nominee upon the occurrence or during the continuation of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Securities without the need for any further action by any Grantor or Issuer (and hereby confirms that no such action is required).

(d)Without the prior written consent of the Collateral Agent, such Grantor shall not vote to enable, consent to or take any other action to amend, terminate or waive any default under or breach of any terms of any governing document of an Issuer in any way that adversely affects the validity, perfection or priority of the Collateral Agent’s security interest hereunder.

(e)Such Grantor shall furnish to the Collateral Agent such stock powers and other equivalent instruments of transfer as may be required by the Collateral Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities as may be reasonably requested by the Collateral Agent. To the extent any interest in any Pledged Security is a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization, such interest shall be represented by a certificate. No Grantor shall permit any Issuer to certificate any Pledged Security unless such Grantor substantially concurrently delivers such Pledged Securities to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Collateral Agent covering such certificate or instrument duly executed in blank by such Grantor.

(f)The Pledged Securities will at all times constitute not less than 100% of the capital stock or other Equity Interests of the Issuer thereof owned by any Grantor. Upon the issuance of any new shares (or other interests) of any class of capital stock or other Equity Interests of an Issuer to a Grantor, such Equity Interests shall be pledged to the Collateral Agent pursuant to the terms hereof and the Grantor shall substantially concurrently with such issuance, deliver any such Equity Interests that are required to be pledged hereunder in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Collateral Agent covering such certificate or instrument duly executed in blank by such Grantor.

Section 6.06 Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Such Grantor will not (a) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible in any manner which could reasonably be expected to materially adversely affect the collective value of the Collateral as a whole, or
(g)fail to exercise promptly and diligently each and every material right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible with a value in excess of $250,000 in the aggregate (other than any right of termination).

Section 6.07 Instruments and Tangible Chattel Paper. If amounts payable in excess of an aggregate amount of $250,000 under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, such Instrument or Tangible Chattel Paper shall be

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delivered to the Collateral Agent within ten (10) Business Days, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

Section 6.08 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $250,000, such Grantor shall within ten (10) days (or such longer period agreed by the Collateral Agent) of obtaining such interest sign and deliver documentation acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

Section 6.09    Intellectual Property.

(a)The Collateral Agent or its designee may (but without obligation to do so) file this Agreement (or, if applicable, such short form intellectual property security agreements (i) substantially in the form attached hereto as Exhibit A with respect to the Grantors’ Patents, (ii) substantially in the form attached hereto as Exhibit B with respect to the Grantors’ Trademarks or (iii) substantially in the form attached hereto as Exhibit C with respect to the Grantors’ Copyrights) with the United States Copyright Office or the United States Patent and Trademark Office, as applicable.

(b)Such Grantor (either itself or through licensees) will not do any act or omit to do any act, whereby any of its Patents or any of its material Intellectual Property may become forfeited, abandoned or dedicated to the public.

(c)Such Grantor (either itself or through licensees) will not do any act that knowingly infringes the Intellectual Property rights of any other Person.

(d)Such Grantor will notify the Collateral Agent and the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any of its material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any of its material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(e)Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, or enter into a Copyright License granting exclusive rights in a registered United States Copyright such Grantor shall report such filing or Copyright License to the Collateral Agent within thirty (30) days of such filing and include information with respect to such filing in the compliance certificate delivered pursuant to Section 9.01(c) of the Credit Agreement with respect to the fiscal quarter in which such filing occurs and such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark or such exclusive Copyright License, and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(f)Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned or purported to be owned by each such Grantor,

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including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(g)In the event that any material Intellectual Property owned or purported to be owned by a Grantor is infringed, misappropriated, violated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

ARTICLE VII REMEDIAL PROVISIONS

Section 7.01    Pledged Securities.

(a)Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 7.01(b) (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice in connection with an Event of Default under Section 11.01(g) or (h) of the Credit Agreement or if the delivery of such notice is otherwise prohibited by applicable law), each Grantor shall be permitted to receive (i) all cash dividends paid in respect of the Pledged Securities and (ii) all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting, corporate and other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Agent’s judgment, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Secured Agreement.

(b)If an Event of Default shall occur and be continuing and the Collateral Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice in connection with an Event of Default under Section 11.01(g) or (h) of the Credit Agreement or if the delivery of such notice is otherwise prohibited by applicable law), (i) all rights of any Grantor to receive dividends, interest and principal which such Grantor is authorized to receive pursuant to Section 7.01(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, and the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as the Collateral Agent may determine (and all dividends, payments or other Proceeds which are received by any Grantor contrary to the provisions of this Section 7.01(b) shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be immediately delivered to the Collateral Agent in the same form as so received (with any necessary endorsement)), and (ii) the Collateral Agent or its nominee may exercise (whether or not the Collateral or any of the Investment Property has been transferred into the name of the Collateral Agent or its nominee) (A) all voting, corporate, consenting and other organizational rights pertaining to such Investment Property at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or in the absence of any such meeting or otherwise (and each Grantor hereby grants to the Collateral Agent a present, irrevocable proxy, coupled with an interest and hereby constitutes and appoints the Collateral Agent as such Grantor’s proxy with full power, in the same manner, to the same extent and with the same effect as if such Grantor were to do the same, to exercise such rights) and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof

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(including, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. As further assurance of the proxy granted hereby, each Grantor shall from time to time execute and deliver to the Collateral Agent, all such additional written proxies and other instruments as the Collateral Agent shall reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise hereunder. Each Grantor hereby revokes any proxy or proxies heretofore given by such Grantor to any person or persons whatsoever and agrees not to give any other proxies in derogation hereof until this Agreement is no longer in full force and effect as hereinafter provided.

(c)Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further action or instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) at any time that an Event of Default exists, comply with any instruction received by it from the Collateral Agent in writing to pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right (in its sole and absolute discretion) to register the Pledged Stock in its own name as pledgee, or the name of its nominee (as pledgee) or the name of the applicable Grantor or Issuer, endorsed or assigned in blank or in favor of the Collateral Agent.

(d)After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Collateral Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

(e)Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to verify, by itself or by a third party designated pursuant to the IP Escrow Agreement, under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral.

Section 7.02 Collections on Accounts, Etc. The Collateral Agent hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles subject to the Collateral Agent’s direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent. Upon the occurrence and during

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the continuance of an Event of Default, the Collateral Agent may in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Accounts, Chattel Paper or Payment Intangibles.

Section 7.03 Proceeds. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within five (5) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a special collateral account maintained by the Collateral Agent, subject to withdrawal by the Collateral Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Collateral Agent for the ratable benefit of the Secured Parties, segregated from other funds of any such Grantor. Any such Proceeds so deposited shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds (including Proceeds constituting collections of Accounts, Chattel Paper, Instruments) while held by the Collateral Agent (or by any Grantor in trust for the Collateral Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by each Grantor and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Secured Obligations in accordance with Section 11.02(c) of the Credit Agreement.

Section 7.04    Uniform Commercial Code and Other Remedies.

(a)If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement and any other Secured Agreement, all rights, remedies, powers and privileges of a secured party under the UCC (whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, the Collateral Agent (or its agent), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, license, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem appropriate, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Any such sale or transfer by the Collateral Agent either to itself or to any other Person shall be absolutely free from any claim of right by Grantor, including any equity or right of redemption, stay or appraisal which Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such

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sale or transfer, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.04, after deducting all reasonable, documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including reasonable out-of-pocket attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 11.02(c) of the Credit Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615 of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition.

(b)In the event that the Collateral Agent elects not to sell the Collateral, the Collateral Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations. The Collateral Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

(c)Upon the occurrence and during the continuation of an Event of Default the Collateral Agent, without notice to any Grantor (except as required by applicable law) and at such times as the Collateral Agent in its sole judgment may determine, exercise any or all of any Grantor’s rights in, to and under, or in any way connected to, the Collateral (including the performance of any Grantor’s obligations, and the exercise of any Grantor’s rights and remedies, under the Assigned Agreements) and give written notice of sole control or any other instruction under any Control Agreement and take any action therein with respect to such Collateral.

Section 7.05    Private Sales of Pledged Securities.

(a)Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act of 1933 (as amended, the “Securities Act”) and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. Each Grantor agrees to do or cause to be done all such acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.05 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Grantor further agrees that a breach of any of the covenants contained in this Section
7.05 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.05 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

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Section 7.06 Waiver; Deficiency. To the extent permitted by applicable law, each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

Section 7.07 Non-Judicial Enforcement. The Collateral Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Collateral Agent to enforce its rights by judicial process.

Section 7.08 Grant of Intellectual Property License. Solely for the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article VII, each Grantor hereby grants to the Collateral Agent, to the extent permitted by applicable law and by the terms and conditions of any applicable license, sub-license or other agreement, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense, during the continuance of an Event of Default, any Intellectual Property rights included in the Collateral, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and any other physical or tangible media embodying same.

Section 7.09    Assigned Agreements.

(a)Upon the request of the Collateral Agent, at any time after the occurrence and the continuance of an Event of Default, each Grantor shall notify the parties to any Assigned Agreement that such Assigned Agreement has been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(b)In the event of a default by any Grantor in the performance of any of its obligations under any Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under any such Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable another party of such Assigned Agreement to terminate or suspend its performance under such Assigned Agreement, the Collateral Agent may (but shall not be obligated to), with prior written notice to such Grantor (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice in connection with an Event of Default under Section 11.01(g) or
(a)of the Credit Agreement or if the delivery of such notice is otherwise prohibited by applicable law), cause the performance of such obligations, and the fees, costs and expenses (including documented fees and expenses of outside counsel) of the Collateral Agent incurred in connection therewith shall be payable by or on behalf of such Grantor, together with interest thereon at the rate applicable to ABR Loans, or during the continuance of an Event of Default, the Post-Default Rate from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, and shall constitute Secured Obligations hereunder.

Section 7.10 Company Remains Obligated. No sale or other disposition of all or any part of the Collateral pursuant to Article VII shall be deemed to relieve any Grantor of its obligations under any Loan Document except to the extent the proceeds thereof are applied to the payment of such obligations.

Section 7.11 Purchase of Collateral. The Collateral Agent or any other Secured Party may be a purchaser of the Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the

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purchase price to the payment of the applicable Secured Obligations. Any purchaser of all or any part of the Collateral shall, upon any such purchase, acquire good title to the Collateral so purchased, free of the Liens created by this Agreement.

ARTICLE VIII
THE COLLATERAL AGENT

Section 8.01    Collateral Agent’s Appointment as Attorney-in-Fact, Etc.

(a)Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)pay or discharge taxes and Liens (including Indebtedness secured by a Lien) levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii)execute and deliver, and have recorded or filed, any and all agreements, documents, instruments and papers to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Collateral, including with respect to any Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and take any other action to evidence and maintain the Collateral Agent’s and the Secured Parties’ security interest in any Collateral and the perfection and priority thereof;

(iii)execute, in connection with any sale provided for in Section 7.04 or Section 7.05, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(iv)(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, and open and dispose of mail addressed to any Grantor, and to execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with

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respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and
(I) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(v)cure any default by any Grantor, or maintain any of the Grantor’s rights, interests or titles, under any contract, license or permit (including any Assigned Agreement) including by providing notices of extensions or any other notices to counterparties under the Customer Contracts.

Anything in this Section 8.01(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.01(a) (other than Section 8.01(a)(i), Section 8.01(a)(ii) or Section 8.01(a)(v)) unless an Event of Default shall have occurred and be continuing.

(b)If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)The documented expenses and costs of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.01, together with interest thereon at the rate applicable to ABR Loans, or during the continuance of an Event of Default, the Post-Default Rate from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable jointly and severally by such Grantor to the Collateral Agent on demand, and shall constitute Secured Obligations hereunder.

(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released. Each Grantor hereby acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to such Grantor in acting pursuant to this power of attorney and each Grantor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.

Section 8.02 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor their officers, directors, employees or agents shall be

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responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, in each case, as determined by a final and non-appealable judgment in a court of competent jurisdiction. To the fullest extent permitted by applicable law, the Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or any other Secured Party now has or may hereafter have against each Grantor, any Grantor or other Person.

Section 8.03 Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor authorizes the Collateral Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Additionally, each Grantor authorizes the Collateral Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect. In no event shall the above authorizations be deemed to be obligations. Nothing herein shall relieve any Grantor of its primary obligation to file such financing statements or impose a duty on the Administrative Agent or the Collateral Agent to file such financing statements.

Section 8.04 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE IX SUBORDINATION OF INDEBTEDNESS

Section 9.01 Subordination of All Grantor Claims. As used herein, the term “Grantor Claims” shall mean all debts and obligations of any Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

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Section 9.02 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Collateral Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Collateral Agent for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 11.02 of the Credit Agreement. Should any Agent or Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Grantor Claims, then upon Payment in Full, the intended recipient shall become subrogated to the rights of the Collateral Agent and the other Secured Parties to the extent that such payments to the Collateral Agent and the other Secured Parties on the Grantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Collateral Agent and the other Secured Parties had not received dividends or payments upon the Grantor Claims.

Section 9.03 Payments Held in Trust. In the event that notwithstanding Section 9.01 and Section 9.02, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Collateral Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received segregated from the other funds of such Grantor and (b) that it shall upon receipt, pay them promptly to the Collateral Agent in the exact form agreed (duly endorsed by such Grantor to the Collateral Agent, if required), for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Collateral Agent.

Section 9.04 Liens Subordinate. Each Grantor agrees that, until Payment in Full, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Collateral Agent or any other Secured Party presently exist or are hereafter created or attach. Prior to Payment in Full, without the prior written consent of the Collateral Agent, no Grantor shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 9.05 Notation of Records. All promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE X MISCELLANEOUS

Section 10.01 Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Secured Agreements shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Secured Agreements preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The exercise by the Collateral Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, any rights of set-off.

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Section 10.02 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 13.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 10.03    Payment of Expenses, Indemnities, Etc.

(a)Each Grantor, jointly and severally, agrees to pay or promptly reimburse the Collateral Agent and each other Secured Party for all documented out-of-pocket advances, charges, costs and expenses (including, without limitation, all documented out-of-pocket costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all reasonable, documented out-of-pocket attorneys’ fees, legal expenses and court costs incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder), including, without limitation, any documented out-of-pocket advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Collateral Agent or any other Secured Party under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such documented costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Secured Agreements to which such Grantor is a party.

(b)Each Grantor jointly and severally agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)Each Grantor jointly and severally agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Grantor would be required to do so pursuant to Section 13.03 of the Credit Agreement.

(d)Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts for which any Grantor is liable pursuant to this Section 10.03 shall be due and payable by such Grantor to the Secured Parties not later than ten (10) Business Days after written demand therefor.

Section 10.04 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.02 of the Credit Agreement.

Section 10.05 Successors and Assigns. This Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

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Section 10.06 Invalidity. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.07 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 10.08 Survival; Reinstatement. The obligations of the parties under Section 10.03 shall survive notwithstanding Payment in Full. To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Document shall continue in full force and effect. In such event, each Security Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Collateral Agent and the other Secured Parties to effect such reinstatement.

Section 10.09 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.10 No Oral Agreements. The Secured Agreements embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER SECURED AGREEMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 10.11    Governing Law; Submission to Jurisdiction.

(a)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 AND SECTION 5-1402).

(b)SECTIONS 13.09(B)-(D) OF THE CREDIT AGREEMENT (JURISDICTION CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL) ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS.

Section 10.12    Acknowledgments. Each Grantor hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Agreements to which it is a party;

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(b)neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Secured Agreements, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)no joint venture is created hereby or by the other Secured Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Lenders.

(d)each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the Security Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Documents; and has received the advice of its attorney in entering into this Agreement and the Security Documents; and that it recognizes that certain of the terms of this Agreement and the Security Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

(e)Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against the Borrower, any other Grantor, the Secured Parties or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 10.13 Set-Off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Secured Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Secured Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Lender agrees promptly to notify the relevant Grantor and the Collateral Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

Section 10.14    Releases.

(a)Release Upon Payment in Full. If Payment in Full has occurred, the Liens and security interests of the Collateral Agent in the Collateral granted hereby shall be automatically released

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and the Collateral Agent, at the written request and sole expense of the Borrower, will promptly deliver any documents necessary, or reasonably requested by a Loan Party, to evidence the release, reassignment and transfer of the Collateral to the Loan Parties.

(b)Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement and such Collateral shall no longer constitute or be required to be Collateral under the Loan Documents, then the Collateral Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral; provided that the Borrower shall have delivered to the Collateral Agent, at least five (5) Business Days prior to the date of the proposed release (or such other time period as the Collateral Agent may agree), a written request for release identifying the relevant Collateral, together with a certification by the Borrower stating (i) that such transaction is in compliance with this Agreement and the other Secured Agreements and (ii) no Collateral other than the Collateral required to be released is being released. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of to a Person other than a Loan Party in a transaction permitted by Section 7 the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least five (5) Business Days prior to the date of the proposed release (or such other time period as the Collateral Agent may agree), a written request for release identifying the Guarantor, together with a certification by the Borrower stating (i) that such transaction is in compliance with this Agreement and the other Secured Agreements and (ii) no Guarantor other than the Guarantor required to be released is being released.

Section 10.15 Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Collateral Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Collateral Agent.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
SOUNDHOUND AI, INC.
By:
Name: Keyvan Mohajer
Title: Chief Executive Officer

GUARANTORS AND OTHER GRANTORS:
SOUNDHOUND, INC.
By:
Name: Keyvan Mohajer
Title: Chief Executive Officer

SOUNDHOUND AI IP, LLC
By:
Name: Keyvan Mohajer
Title: Chief Executive Officer

[Signature Page to Guarantee and Collateral Agreement]

SOUNDHOUND AI IP HOLDING, LLC
By:
Name: Keyvan Mohajer
Title: Chief Executive Officer

[Signature Page to Guarantee and Collateral Agreement]

Acknowledged and Agreed to as of the date hereof by:

COLLATERAL AGENT:    ACP POST OAK CREDIT II LLC

By:
Name: Matthew E. Laterza Title: Chief Operating Officer

[Signature Page to Guarantee and Collateral Agreement]

Schedule 1

NOTICE ADDRESSES OF GRANTORS

5400 Betsy Ross Drive Santa Clara, CA 95054
Attention: Dr. Keyvan Mohajer
(408) 441-3200

Schedule 1 - 1

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Securities:

Owner	Issuer	Type of Equity Interest	% of Ownership Interest	Certificated/Certificate Number or Uncertificated
SoundHound AI, Inc.	SoundHound, Inc.	8,000 common shares, 2,000 preferred shares	100%	Not certificated
SoundHound, Inc.	SoundHound AI IP Holding, LLC	100 units	100%	Not certificated
SoundHound, Inc.	SoundHound Canada Inc.	1 common share	100%	Not certificated
SoundHound, Inc.	SoundHound GmbH	25,000 shares	100%	Not certificated
SoundHound, Inc.	SoundHound KK	9,000,000 shares restricted stock	100%	Not certificated
SoundHound, Inc.	Beijing SoundHound Software Development Co., Ltd.	US$1,000,000 registered capital	100%	Not certificated
SoundHound, Inc.	SoundHound Korea LLC	2,800 units	100%	Not certificated
SoundHound AI IP Holding, LLC	SoundHound AI IP, LLC	100 units	100%	Not certificated

Financial Assets: None. Pledged Notes: None.

Schedule 2 - 1

Schedule 3

FILINGS AND OTHER ACTIONS REQUIRED UNDER SECTION 5.03 TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Grantor	Filing Office
SoundHound AI, Inc.	Delaware Secretary of State
SoundHound, Inc.	Delaware Secretary of State
SoundHound AI IP, LLC	Delaware Secretary of State
SoundHound AI IP Holding, LLC	Delaware Secretary of State

Schedule 3 - 1

Delivery to Collateral Agent of Certificated Pledged Securities (and related transfer powers)

Owner	Issuer	Type of Equity Interest	% of Ownership Interest	Certificated/Certificate Number or Uncertificated
SoundHound AI, Inc.	SoundHound, Inc.	8,000 common shares, 2,000 preferred shares	100%	Not certificated
SoundHound, Inc.	SoundHound AI IP Holding, LLC	100 units	100%	Not certificated
SoundHound, Inc.	SoundHound Canada Inc.	1 common share	100%	Not certificated
SoundHound, Inc.	SoundHound GmbH	25,000 shares	100%	Not certificated
SoundHound, Inc.	SoundHound KK	9,000,000 shares restricted stock	100%	Not certificated
SoundHound, Inc.	Beijing SoundHound Software Development Co., Ltd.	US$1,000,000 registered capital	100%	Not certificated
SoundHound, Inc.	SoundHound Korea LLC	2,800 units	100%	Not certificated
SoundHound AI IP Holding, LLC	SoundHound AI IP, LLC	100 units	100%	Not certificated

Execution and Delivery of Control Agreements

Schedule 3 - 2

Schedule 4

LEGAL NAME, JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Borrower

Legal Name	Jurisdiction of Organization	Chief Executive Office
SoundHound AI, Inc.	Delaware	5400 Betsy Ross Drive Santa Clara, CA 95054

Guarantor

Legal Name	Jurisdiction of Organization	Chief Executive Office
SoundHound, Inc.	Delaware	5400 Betsy Ross Drive Santa Clara, CA 95054
SoundHound AI IP, LLC	Delaware	5400 Betsy Ross Drive Santa Clara, CA 95054
SoundHound AI IP Holding, LLC	Delaware	5400 Betsy Ross Drive Santa Clara, CA 95054

Schedule 4 - 1

Schedule 5

PRIOR NAMES AND PRIOR CHIEF EXECUTIVE OFFICE

Prior Names:

Grantor	Prior Name	Dates Used	Date of Relevant Change
SoundHound AI, Inc.	Archimedes Tech SPAC Partners Co.	9/15/2020 – 04/26/2022	04/26/2022

Trade Names: None.

Prior Chief Executive Office: None.

Schedule 5 - 1

Schedule 6

DESCRIPTION OF COMMERCIAL TORT CLAIMS

None.

Schedule 6 - 1

Schedule 7

ACCOUNTS

Schedule 7 - 1

Name of Grantor	Name of Institution	Account Number	Account Type	Collateral (Y/N)
SoundHound, Inc.	Silicon Valley Bank 3005 Tasman Drive Santa Clara, CA 95054	3303297328	Accounts Payable (zero balance)	No
SoundHound, Inc.	Silicon Valley Bank 3005 Tasman Drive Santa Clara, CA 95054	3302944751	Operating	Yes
SoundHound, Inc.	Silicon Valley Bank 3005 Tasman Drive Santa Clara, CA 95054	3303297332	Payroll	No
SoundHound, Inc.	Silicon Valley Bank 3005 Tasman Drive Santa Clara, CA 95054	3303297286	Accounts Receivable (zero balance)	No
SoundHound, Inc.	Silicon Valley Bank 3005 Tasman Drive Santa Clara, CA 95054	0500279802	Business Account	Yes
SoundHound, Inc.	Silicon Valley Bank 3005 Tasman Drive Santa Clara, CA 95054	6600005754	SVB Cash Sweep Account	Yes
SoundHound, Inc.	Wells Fargo 420 Montgomery Street San Francisco, CA 94104	3330001279	Euro Receivable Account	Yes
SoundHound, Inc.	Wells Fargo 420 Montgomery Street San Francisco, CA 94104	4121916175	Payroll Account	No
SoundHound, Inc.	Wells Fargo 420 Montgomery Street San Francisco, CA 94104	Tied to 4121916167	Stagecoach Sweep	Yes
SoundHound, Inc.	Wells Fargo 420 Montgomery Street San Francisco, CA 94104	4121916167	Concentration Acct	Yes
SoundHound, Inc.	Wells Fargo 420 Montgomery Street San Francisco, CA 94104	1AB39629	Money Market Account	Yes
SoundHound, Inc.	UBS Financial Services Inc. One North Wacker Drive Chicago, IL 60606-2807	101-WA-258641-000 FC to SoundHound, inc. Acct# CP-D8226	Investment Account	Yes
SoundHound, Inc.	Corpay 1350 Broadway, Suite 810 New York, NY 10018	296357	International payment service	No

Schedule 8 - 1

Name of Grantor	Name of Institution	Account Number	Account Type	Collateral (Y/N)
SoundHound, Inc.	PayPal 2211 North First Street San Jose, CA 95131	2HVDYKEF4Q53S	Payment transmission services (CAD)	No
SoundHound, Inc.	PayPal 2211 North First Street San Jose, CA 95131	W4BXSB8RPLB4A	Payment transmission services (USD)	No
SoundHound, Inc.	Stripe 354 Oyster Point Blvd S San Francisco, CA 94080	acct_1IyNPaA e2naMaK3U	Merchant services	No

Schedule 7 - 2

Schedule 8

INTELLECTUAL PROPERTY

Patents

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	?????????????????????????	JP	2022-171568	2022-08-26
SoundHound, Inc.	???????????????????	JP	2022/123,426	2022-08-02
SoundHound, Inc.	?????????????????	CN	2.0221E+11	2022-01-27
SoundHound, Inc.	???????????????????????????	JP	2021-091752	2021-05-31
SoundHound, Inc.	USING A SMARTPHONE TO CONTROL ANOTHER DEVICE BY VOICE	US	17/372,123	2021-07-09
SoundHound, Inc.	??????????????????????	CN	2.02211E+11	2022-05-25
SoundHound, Inc.	CONTROLLING A GRAPHICAL USER INTERFACE BY TELEPHONE	US	17/408,476	2021-08-22
SoundHound, Inc.	??? ?? ??????? ??? ???	KR	1.02021E+12	2021-03-05
SoundHound, Inc.	??? ??? ?? ?? ?? ????	KR	2021-0053411	2021-04-26
SoundHound, Inc.	?????????????????????	CN	2.0201E+11	2020-03-18
SoundHound, Inc.	METHOD FOR PROVIDING INFORMATION, METHOD FOR GENERATING DATABASE, AND PROGRAM	US	17/649,052	2022-01-26
SoundHound, Inc.	ENABLING NATURAL LANGUAGE INTERACTIONS WITH USER INTERFACES FOR USERS OF A SOFTWARE APPLICATION	US	17/332,927	2021-05-27
SoundHound, Inc.	SYSTEM AND METHOD FOR COMPUTING REGION CENTERS BY POINT CLUSTERING	US	17/549,796	2021-12-13
SoundHound, Inc.	Calcul de centres régionaux par groupement de points	FR	2113314	2021-12-10
SoundHound, Inc.	System and Method For Achieving Interoperability Through The Use of Interconnected Voice Verification System	US	17/108,724	2020-12-01
SoundHound, Inc.	?? ??? ?? ?? ???? ??? ?? ?? ???? ???? ?? ???	KR	2021-0169756	2021-12-01
SoundHound, Inc.	?	JP	2021-184916	2021-11-12

Schedule 8 - 1

SoundHound, Inc.	SYSTEM AND METHOD FOR AUTHENTICATING A USER BY VOICE TO GRANT ACCESS TO DATA	EP	EP21211833	2021-12-01
SoundHound, Inc.	SYSTEM AND METHOD FOR ACHIEVING INTEROPERABILITY THROUGH THE USE OF INTERCONNECTED VOICE VERIFICATION SYSTEM	EP	21211832	2021-12-01

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	????????????????????????	CN	2.02111E+11	2021-11-29
SoundHound, Inc.	METHOD AND SYSTEM FOR CONVERSATION TRANSCRIPTION WITH METADATA	US	17/450,552	2021-10-11
SoundHound, Inc.	METHOD AND SYSTEM FOR CONVERSATION TRANSCRIPTION WITH METADATA	US	17/450,551	2021-10-11
SoundHound, Inc.	NEURAL SENTENCE GENERATOR FOR VIRTUAL ASSISTANTS	US	17/455,727	2021-11-19
SoundHound, Inc.	MACHINE LEARNING SYSTEM FOR DIGITAL ASSISTANTS	US	17/350,294	2021-06-17
SoundHound, Inc.	??? ?????? ?? ?? ?? ???	KR	2021-0080973	2021-06-22
SoundHound, Inc.	??????????????????????	JP	2021-103263	2021-06-22
SoundHound, Inc.	MACHINE LEARNING SYSTEM FOR DIGITAL ASSISTANTS	EP	21180858.9	2021-06-22
SoundHound, Inc.	?????????????	CN	2.02111E+11	2021-06-21
SoundHound, Inc.	????????????????????????	JP	2021-069878	2021-04-16
SoundHound, Inc.	Content filtering in media playing devices	EP	EP21169531.7	2021-04-20
SoundHound, Inc.	????????????	CN	2.0211E+11	2021-04-16
SoundHound, Inc.	METHOD AND SYSTEM FOR ACOUSTIC MODEL CONDITIONING ON NON- PHONEME INFORMATION FEATURES	US	17/224,967	2021-04-07
SoundHound, Inc.	???????????????????	JP	2021-074216	2021-04-23
SoundHound, Inc.	ACOUSTIC MODEL CONDITIONING ON SOUND FEATURES	EP	21170780.7	2021-04-27
SoundHound, Inc.	?????????????	CN	2.0211E+11	2021-04-26
SoundHound, Inc.	API FOR SERVICE PROVIDER FULFILLMENT OF DATA PRIVACY REQUESTS	WO	PCT/US2022/02 5721	2022-04-21
SoundHound, Inc.	API FOR SERVICE PROVIDER FULFILLMENT OF DATA PRIVACY REQUESTS	US	17/237,705	2021-04-22
SoundHound, Inc.	CONFIGURABLE NEURAL SPEECH SYNTHESIS	US	17/341,082	2021-06-07

Schedule 8 - 1

SoundHound, Inc.	MULTI-MODAL AUDIO PROCESSING FOR VOICE-CONTROLLED DEVICES	US	17/301,291	2021-03-30
SoundHound, Inc.	?????????	CN	2.0201E+11	2020-02-14
SoundHound, Inc.	Multi Device Proxy	US	16/735,677	2020-01-06
SoundHound, Inc.	WAKE SUPPRESSION FOR AUDIO PLAYING AND LISTENING DEVICES	US	17/736,850	2022-05-04

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	SYSTEM AND METHOD FOR VOICE MORPHING IN A DATA ANNOTATOR TOOL	US	17/539,182	2021-11-30
SoundHound, Inc.	CORRECT PRONUNCIATION OF NAMES IN TEXT-TO-SPEECH SYNTHESIS	US	17/314,732	2021-05-07
SoundHound, Inc.	VIDEO CONFERENCE CAPTIONING	US	16/567,760	2019-09-11
SoundHound, Inc.	Automatic Synchronization for an Offline Virtual Assistant	US	16/659,260	2019-10-21
SoundHound, Inc.	???, ?? ??, ?? ?? ???, ???? ? ????? ???? ?? ???? ??	KR	1.0202E+12	2020-10-22
SoundHound, Inc.	AUTOMATIC SYNCHRONIZATION FOR AN OFFLINE VIRTUAL ASSISTANT	EP	EP20203044.1	2020-10-21
SoundHound, Inc.	???????????	CN	2.02011E+11	2020-10-20
SoundHound, Inc.	WAKEWORD SELECTION	US	17/709,131	2022-03-30
SoundHound, Inc.	?????????????????????????	JP	2020-201933	2020-12-04
SoundHound, Inc.	DYNAMIC WAKEWORDS FOR SPEECH- ENABLED DEVICES	EP	20211708.1	2020-12-03
SoundHound, Inc.	??????????????	CN	2.02011E+11	2020-11-26
SoundHound, Inc.	AUTOMOTIVE VISUAL SPEECH RECOGNITION	US	16/558,096	2019-08-31
SoundHound, Inc.	VEHICLE-MOUNTED APPARATUS, METHOD OF PROCESSING UTTERANCE, AND PROGRAM	EP	20192264.8	2020-08-21
SoundHound, Inc.	?????????????	CN	2.02011E+11	2020-08-20
SoundHound, Inc.	SUPPORT FOR GRAMMAR INFLECTIONS WITHIN A SOFTWARE DEVELOPMENT FRAMEWORK	US	17/474,680	2021-09-14
SoundHound, Inc.	?????????????????????	CN	2.01911E+11	2019-06-28
SoundHound, Inc.	DISTRIBUTED TRAINING OF NEURAL NETWORK MODELS	US	16/716,461	2019-12-16
SoundHound, Inc.	DISTRIBUTED NEURAL NETWORK MODEL TRAINING	EP	20214590	2020-12-16
SoundHound, Inc.	????????????????????	CN	2.02011E+11	2020-12-14

Schedule 8 - 1

SoundHound, Inc.	AUTOMATIC LEARNING OF ENTITIES, WORDS, PRONUNCIATIONS, AND PARTS OF SPEECH	US	17/146,239	2021-01-11
SoundHound, Inc.	SERVER SUPPORTED RECOGNITION OF WAKE PHRASES	US	17/584,780	2022-01-26
SoundHound, Inc.	??????????????????	CN	2.0201E+11	2020-03-09

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	RECEIVING A NATURAL LANGUAGE REQUEST AND RETRIEVING A PERSONAL VOICE MEMO	US	17/531,371	2021-11-19
SoundHound, Inc.	AD GENERATION WITH NEURAL NETWORKS	US	17/820,858	2022-08-18
SoundHound, Inc.	ARTIFICIAL INTELLIGENCE GENERATION OF MEDIA	EP	20154778.3	2020-01-31
SoundHound, Inc.	?????????	CN	2.0201E+11	2020-01-14
SoundHound, Inc.	DRIVER INTERFACE WITH VOICE AND GESTURE CONTROL	US	17/547,917	2021-12-10
SoundHound, Inc.	??????????	JP	2019-231729	2019-12-23
SoundHound, Inc.	Virtual Assistant Domain Selection Analysis	US	16/213,020	2018-12-07
SoundHound, Inc.	?????????	CN	2.01911E+11	2019-12-06
SoundHound, Inc.	SYSTEM AND METHOD FOR CORRECTION OF A QUERY USING A REPLACEMENT PHRASE	US	17/581,846	2022-01-21
SoundHound, Inc.	SYSTEM AND METHOD FOR DETECTION AND CORRECTION OF A QUERY	EP	EP20193372.8	2020-08-28
SoundHound, Inc.	???????????????????????	CN	2.02011E+11	2020-09-03
SoundHound, Inc.	Meaning Inference from Speech Audio	US	17/653,365	2022-03-03
SoundHound, Inc.	Neural Speech-to-Meaning	US	16/703,783	2019-12-04
SoundHound, Inc.	???????????????????	JP	2020-200974	2020-12-03
SoundHound, Inc.	NEURAL SPEECH-TO-MEANING TRANSLATION	EP	EP20211702.4	2020-12-03

Schedule 8 - 1

SoundHound, Inc.	???????	CN	2.02011E+11	2020-12-03
SoundHound, Inc.	Adapting An Utterance Cut-Off Period Based On Parse Prefix Detection	US	17/698,623	2022-03-18
SoundHound, Inc.	???????????? (Parse Prefix-Detection In Human-Machine Interface)	CN	201811599888. X	2018-12-26
SoundHound, Inc.	SYSTEM AND METHOD FOR ADAPTED INTERACTIVE EXPERIENCES	US	15/853,780	2017-12-23
SoundHound, Inc.	NATURAL LANGUAGE GRAMMARS ADAPTED FOR INTERACTIVE EXPERIENCES	EP	18214971.6	2018-12-20
SoundHound, Inc.	??????????????? (Natural Language Grammars Adapted For Interactive Experiences)	CN	2.01812E+11	2018-12-21
SoundHound, Inc.	??????????????? (Bidirectional Probabilistic Natural Language Rewriting And Selection)	CN	2.01811E+11	2018-09-29

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	CLASSIFICATION BY NATURAL LANGUAGE GRAMMAR SLOTS ACROSS DOMAINS	US	16/121,967	2018-09-05
SoundHound, Inc.	?????????????????????????????	JP	2021-002974	2021-01-12
SoundHound, Inc.	?????????? (Method For Inter-Domain Classification Through Syntax Slots)	CN	2.01711E+11	2017-09-05
SoundHound, Inc.	Dual Mode Speech Recognition	EP	18177044.7	2018-06-11
SoundHound, Inc.	Interpreting Queries According To Preferences	US	17/389,847	2021-07-30
SoundHound, Inc.	INTERPRETING EXPRESSIONS HAVING POTENTIALLY AMBIGUOUS MEANINGS IN DIFFERENT DOMAINS	EP	19166364	2019-03-29
SoundHound, Inc.	?????????????????????????	CN	2.0191E+11	2019-03-14
SoundHound, Inc.	RECOMMENDATION ENGINE FOR UPSELLING IN RESTAURANT ORDERS	US	17/667,535	2022-02-08
SoundHound, Inc.	???????? (Natural Language Recommendation Feedback)	CN	2.01711E+12	2017-12-18
SoundHound, Inc.	TRAINING A DEVICE SPECIFIC ACOUSTIC MODEL	US	17/573,551	2022-01-11
SoundHound, Inc.	??????	CN	2.0191E+11	2019-05-14
SoundHound, Inc.	Speech-Enabled System With Domain Disambiguation	HK	19100678.8	2019-01-15
SoundHound, Inc.	?????????????????	CN	2.01711E+12	2017-12-18
SoundHound, Inc.	Voice Characterization-Based Natural Language Filtering	US	17/367,129	2021-07-02
SoundHound, Inc.	CONTROLLING AN ENGAGEMENT STATE OF AN AGENT DURING A HUMAN-MACHINE DIALOG	US	17/562,891	2021-12-27
SoundHound, Inc.	????????????	CN	2.0181E+12	2018-04-11
SoundHound, Inc.	SYSTEM AND METHOD FOR A LANGUAGE UNDERSTANDING CONVERSATIONAL SYSTEM	US	17/022,081	2020-09-16
SoundHound, Inc.	PROVIDING RELEVANT MESSAGES TO AN AUTOMOTIVE VIRTUAL ASSISTANT	US	17/527,154	2021-11-15

Schedule 8 - 1

SoundHound, Inc.	??????????????? (Geographical Mapping Of Interpretations Of Natural Language Expressions)	HK	18115647.5	2018-12-06
SoundHound, Inc.	VISUALLY PRESENTING INFORMATION RELEVANT TO A NATURAL LANGUAGE CONVERSATION ????????????	HK	42020008401	2020-06-01
SoundHound, Inc.	?????????????????	CN	2.01911E+11	2019-07-17
SoundHound, Inc.	FULL-DUPLEX UTTERANCE PROCESSING IN A NATURAL LANGUAGE VIRTUAL ASSISTANT	EP	17208676.1	2017-12-19

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	Text-to-Speech Adapted by Machine Learning	US	17/580,289	2022-01-20
SoundHound, Inc.	Virtual Assistant Domain Functionality	US	17/383,097	2021-07-22
SoundHound, Inc.	CONDITIONAL RESPONSES TO APPLICATION COMMANDS IN A CLIENT-SERVER SYSTEM	US	17/569,433	2022-01-05
SoundHound, Inc.	DERIVING ACOUSTIC FEATURES AND LINGUISTIC FEATURES FROM RECEIVED SPEECH AUDIO	US	17/325,114	2021-05-19
SoundHound, Inc.
BUILDING A NATURAL LANGUAGE UNDERSTANDING APPLICATION USING A RECEIVED ELECTRONIC RECORD CONTAINING PROGRAMMING CODE INCLUDING AN INTERPRET-BLOCK, AN INTERPRET-STATEMENT, A PATTERN EXPRESSION AND AN ACTION STATEMENT
		US	17/225,997	2021-04-08
SoundHound, Inc.	QUERY-SPECIFIC TARGETED AD DELIVERY	US	17/039,593	2020-09-30
SoundHound, Inc.	PERFORMING SPEECH RECOGNITION USING A LOCAL LANGUAGE CONTEXT INCLUDING A SET OF WORDS WITH DESCRIPTIONS IN TERMS OF COMPONENTS SMALLER THAN THE WORDS	US	16/900,857	2020-06-12
SoundHound, Inc.	SYSTEMS AND METHODS FOR GENERATING AND USING SHARED NATURAL LANGUAGE LIBRARIES	US	15/390,441	2016-12-23
SoundHound, Inc.	DIFFERENTIAL SPATIAL RENDERING OF AUDIO SOURCES	US	17/655,650	2022-03-21
SoundHound, Inc.	LOUDSPEAKER WITH TRANSMITTER	US	17/301,308	2021-03-31
SoundHound, Inc.	VOICE MORPHING APPARATUS HAVING ADJUSTABLE PARAMETERS	US	16/740,440	2020-01-11
SoundHound, Inc.	NATURAL LANGUAGE GRAMMAR IMPROVEMENT	US	16/546,177	2019-08-20
SoundHound, Inc.	SIDEBAR CONVERSATIONS	US	17/353,639	2021-06-21	2022-12-27
SoundHound, Inc.	NEURAL ACOUSTIC MODEL	US	16/790,643	2020-02-13	2022-07-19
SoundHound, Inc.	WAKE SUPPRESSION FOR AUDIO PLAYING AND LISTENING DEVICES	US	16/781,214	2020-02-04	2022-05-10

Schedule 8 - 1

SoundHound, Inc.	System and Method for Voice Morphing	US	16/578,386	2019-09-22	2021-12-21
SoundHound, Inc.	METHOD AND SYSTEM USING PHONEME EMBEDDING	US	16/543,483	2019-08-16	2022-08-09
SoundHound, Inc.	TRAINING A VOICE MORPHING APPARATUS	US	16/740,378	2020-01-10	2021-08-24
SoundHound, Inc.	?????????????????????????????????????????? ????????	JP	2019-192798	2019-10-23	2022-02-22

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	DYNAMIC WAKEWORDS FOR SPEECH- ENABLED DEVICES	US	16/704,944	2019-12-05	2022-04-05
SoundHound, Inc.	?? ?? ??, ?? ????? ??, ? ????	KR	1.0202E+12	2020-08-21	2022-09-26
SoundHound, Inc.	??????????????????????	JP	2019-152908	2019-08-23	2021-11-12
SoundHound, Inc.	SUPPORT FOR GRAMMAR INFLECTIONS WITHIN A SOFTWARE DEVELOPMENT FRAMEWORK	US	16/563,783	2019-09-06	2021-10-19
SoundHound, Inc.	Neural Network Training from Private Data	US	16/716,497	2019-12-17	2023-01-10
SoundHound, Inc.	Microphone Mask	US	16/838,219	2020-04-02	2022-03-08
SoundHound, Inc.	???	JP	2019-070725	2019-04-02	2020-11-05
SoundHound, Inc.	DYNAMIC INTERPOLATION FOR HYBRID LANGUAGE MODELS	US	16/529,730	2019-08-01	2022-04-05
SoundHound, Inc.	USING A VIRTUAL ASSISTANT TO STORE A PERSONAL VOICE MEMO AND TO OBTAIN A RESPONSE BASED ON A STORED PERSONAL VOICE MEMO THAT IS RETRIEVED ACCORDING TO A RECEIVED QUERY	US	16/255,674	2019-01-23	2021-12-28
SoundHound, Inc.	SYSTEM AND METHOD FOR CONTROLLING AN APPLICATION USING NATURAL LANGUAGE COMMUNICATION	US	16/388,867	2019-04-19	2022-07-19
SoundHound, Inc.	VISION-ASSISTED SPEECH PROCESSING	US	16/509,029	2019-07-11	2022-02-22
SoundHound, Inc.	?? ?? ??? ?? ??	KR	10-2019- 0085288	2019-07-15	2022-01-27
SoundHound, Inc.	????????????????	JP	2019-152251	2019-08-22	2021-07-19
SoundHound, Inc.	SYSTEM AND METHOD FOR DETECTION AND CORRECTION OF A QUERY	US	16/561,020	2019-09-05	2022-03-01
SoundHound, Inc.	????????????????????????	JP	2019-197520	2019-10-30	2022-05-02
SoundHound, Inc.	FACTORED NEURAL NETWORKS FOR LANGUAGE MODELING	US	16/228,278	2018-12-20	2021-08-24
SoundHound, Inc.	UNIFIED EMBEDDINGS FOR TRANSLATION	US	16/232,984	2018-12-26	2020-10-06

Schedule 8 - 1

SoundHound, Inc.	SYSTEM AND METHOD FOR DETECTION AND CORRECTION OF INCORRECTLY PRONOUNCED WORDS	US	16/212,695	2018-12-07	2021-06-22
SoundHound, Inc.	Synthesizing Speech Recognition Training Data	US	16/704,216	2019-12-05	2022-04-19
SoundHound, Inc.	FRAMEWORK FOR UNDERSTANDING COMPLEX NATURAL LANGUAGE QUERIES IN A DIALOG CONTEXT	US	16/363,929	2019-03-25	2021-09-28

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	Adapting An Utterance Cut-Off Period Based On Parse Prefix Detection	US	16/824,308	2020-03-19	2022-04-19
SoundHound, Inc.	Parse Prefix-Detection In A Human-Machine Interface	US	15/855,908	2017-12-27	2020-04-28
SoundHound, Inc.	??-?? ???????? ???? ???-??	KR	2018-0170779	2018-12-27	2021-05-04
SoundHound, Inc.	?????????????????????????????	JP	2018230121	2018-12-07	2022-11-16
SoundHound, Inc.	BIDIRECTIONAL PROBABILISTIC NATURAL LANGUAGE REWRITING AND SELECTION	US	15/726,394	2017-10-06	2020-03-24
SoundHound, Inc.	????????????????????	JP	2018189730	2018-10-05	2020-03-12
SoundHound, Inc.	?????????????????	JP	2018137103	2018-07-20	2021-03-03
SoundHound, Inc.	Dual Mode Speech Recognition	US	15/619,304	2017-06-09	2019-09-10
SoundHound, Inc.	Interpreting Expressions Having Potentially Ambiguous Meanings In Different Domains	US	15/942,875	2018-04-02	2021-09-07
SoundHound, Inc.	?????????????????????????????	JP	2019-014264	2019-01-30	2021-08-12
SoundHound, Inc.	SYSTEM AND METHOD FOR PROVIDING NATURAL LANGUAGE RECOMMENDATIONS	US	16/447,958	2019-06-20	2022-03-15
SoundHound, Inc.	NATURAL LANGUAGE RECOMMENDATION FEEDBACK	US	15/670,975	2017-08-07	2019-08-06
SoundHound, Inc.	PROVIDING A PLATFORM FOR CONFIGURING DEVICE-SPECIFIC SPEECH RECOGNITION AND USING A PLATFORM FOR CONFIGURING DEVICE-SPECIFIC SPEECH RECOGNITION	US	17/237,003	2021-04-21	2022-06-21
SoundHound, Inc.	CUSTOM ACOUSTIC MODELS	US	15/996,393	2018-06-01	2021-05-18
SoundHound, Inc.	?????????	JP	2019029710	2019-02-21	2021-04-23
SoundHound, Inc.	SPEECH-ENABLED SYSTEM WITH DOMAIN DISAMBIGUATION	US	15/456,354	2017-03-10	2019-03-12
SoundHound, Inc.	???????????????????? (Voice Response System Including Domain Disambiguation)	JP	2018043052	2018-03-09	2021-03-12

Schedule 8 - 1

SoundHound, Inc.	NATURAL LANGUAGE GRAMMAR ENABLEMENT BY SPEECH CHARACTERIZATION	US	15/411,567	2017-01-20	2019-07-09
SoundHound, Inc.	MANAGING AGENT ENGAGEMENT IN A MAN-MACHINE DIALOG	US	15/881,553	2018-01-26	2022-02-15
SoundHound, Inc.	???????????????????????????	JP	2018046634	2018-03-14	2020-12-02
SoundHound, Inc.	Managing Agent Engagement In A Man- Machine Dialog	GB	18167125.6	2018-04-12	2021-02-24

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	GESTION DE L'ENGAGEMENT D'UN AGENT DANS UN DIALOGUE HOMME- MACHINE	FR	18167125.6	2018-04-12	2021-02-24
SoundHound, Inc.	MANAGING AGENT ENGAGEMENT IN A MAN-MACHINE DIALOG	EP	18167125.6	2018-04-12	2021-02-24
SoundHound, Inc.	VERWALTUNG EINES AGENTENEINGRIFFS IN EINEM MENSCHMASCHINE- DIALOG	DE	18167125.6	2018-04-12	2021-02-24
SoundHound, Inc.	PRONUNCIATION GUIDED BY AUTOMATIC SPEECH RECOGNITION	US	15/439,883	2017-02-22	2019-06-11
SoundHound, Inc.	INTEGRATION OF THIRD PARTY VIRTUAL ASSISTANTS	US	16/246,543	2019-01-13	2020-09-22
SoundHound, Inc.	VIRTUAL ASSISTANT CONFIGURED BY SELECTION OF WAKE-UP PHRASE	US	15/294,234	2016-10-14	2019-02-26
SoundHound, Inc.	GEOGRAPHICAL MAPPING OF INTERPRETATIONS OF NATURAL LANGUAGE EXPRESSIONS	US	16/238,445	2019-01-02	2021-12-21
SoundHound, Inc.	PREDICTING HUMAN BEHAVIOR BY MACHINE LEARNING OF NATURAL LANGUAGE INTERPRETATIONS	US	15/425,099	2017-02-06	2019-05-21
SoundHound, Inc.	???????????????	CN	2.01711E+12	2017-09-18	2022-07-01
SoundHound, Inc.	??? ??? ???? ??? ??? ?? (Visually Presenting Information Relevant To A Natural Language Conversation)	KR	10-2019- 0031067	2019-03-19	2021-09-03
SoundHound, Inc.	???????????????????	JP	2019-136153	2019-07-24	2021-12-03
SoundHound, Inc.	TECHNIQUES FOR CONCURRENT PROCESSING OF USER SPEECH	US	16/388,526	2019-04-18	2020-06-30
SoundHound, Inc.	FULL-DUPLEX UTTERANCE PROCESSING IN A NATURAL LANGUAGE VIRTUAL ASSISTANT	US	15/389,122	2016-12-22	2019-06-04
SoundHound, Inc.	??? ?? ????? ??? ?? ?? ?? (Full-Duplex Utterance Processing In A Natural Language Virtual Assistant)	KR	10-2017- 0176870	2017-12-21	2020-12-10
SoundHound, Inc.	????????????????????????	JP	2017230590	2017-11-30	2020-07-03
SoundHound, Inc.	Full-Duplex Utterance Processing In A Natural Language Virtual Assistant	HK	18115644.8	2018-12-06	2021-03-19
SoundHound, Inc.	?????????????????	CN	2.01711E+11	2017-09-18	2021-03-19
SoundHound, Inc.	Systems And Methods For Granularizing Compound Natural Language Queries	US	16/226,372	2018-12-19	2021-06-01

Schedule 8 - 1

SoundHound, Inc.	Concept-Based Augmentation of Queries for Applying a Buyer-Defined Function	US	16/572,179	2019-09-16	2022-10-04
SoundHound, Inc.	AD BIDDING BASED ON A BUYER- DEFINED FUNCTION	US	15/293,931	2016-10-14	2019-10-22
SoundHound, Inc.	??????????? (Ad Bidding Based On A Buyer- Defined Function)	HK	18108323.1	2018-06-28	2022-09-02

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	??????????? (Ad Bidding Based On Buyer- Defined Function)	CN	2.01711E+12	2017-09-18	2022-05-24
SoundHound, Inc.	DYNAMIC CHOICE OF DATA SOURCES IN NATURAL LANGUAGE QUERY PROCESSING	US	15/342,970	2016-11-03	2020-03-10
SoundHound, Inc.	Text-to-Speech Adapted by Machine Learning	US	16/742,006	2020-01-14	2022-12-20
SoundHound, Inc.	PARAMETRIC ADAPTATION OF VOICE SYNTHESIS	US	15/406,213	2017-01-13	2020-03-10
SoundHound, Inc.	Modular Virtual Assistant Platform	US	16/128,227	2018-09-11	2021-10-12
SoundHound, Inc.	Natural Language Module Store	US	14/954,810	2015-11-30	2018-10-16
SoundHound, Inc.	User-Defined Extensions of the Command Input Recognized by a Virtual Assistant	US	16/206,963	2018-11-30	2021-01-19
SoundHound, Inc.	CONDITIONAL RESPONSES TO APPLICATION COMMANDS IN A CLIENT-SERVER SYSTEM	US	16/791,421	2020-02-14	2022-02-15
SoundHound, Inc.	SEMANTIC GRAMMAR EXTENSIBILITY WITHIN A SOFTWARE DEVELOPMENT FRAMEWORK	US	16/505,185	2019-07-08	2021-08-24
SoundHound, Inc.	SYSTEM AND METHODS FOR A VIRTUAL ASSISTANT TO MANAGE AND USE CONTEXT IN A NATURAL LANGUAGE DIALOG	US	15/163,485	2016-05-24	2019-09-17
SoundHound, Inc.	FRAMEWORK FOR IDENTIFYING DISTINCT QUESTIONS IN A COMPOSITE NATURAL LANGUAGE QUERY	US	16/292,190	2019-03-04	2021-10-05
SoundHound, Inc.	IDENTIFICATION OF CODE FOR PARSING GIVEN EXPRESSIONS	US	16/786,991	2020-02-10	2021-05-11
SoundHound, Inc.	System and Method for Interpreting Natural Language Commands with Compound Criteria	US	17/081,996	2020-10-27	2022-02-01
SoundHound, Inc.	ADVERTISEMENT SELECTION BY LINGUISTIC CLASSIFICATION	US	16/388,753	2019-04-18	2021-06-08
SoundHound, Inc.	METHOD AND SYSTEM FOR BUILDING AN INTEGRATED USER PROFILE	US	14/704,833	2015-05-05	2017-02-07
SoundHound, Inc.	METHOD AND SYSTEM FOR BUILDING AN INTEGRATED USER PROFILE	US	15/385,493	2016-12-20	2019-06-04
SoundHound, Inc.	Using Phonetic Variants in a Local Context to Improve Natural Language Understanding	US	16/529,689	2019-08-01	2022-04-05

Schedule 8 - 1

SoundHound, Inc.	METHOD FOR EMBEDDING VOICE MAIL IN A SPOKEN UTTERANCE USING A NATURAL LANGUAGE PROCESSING COMPUTER SYSTEM	US	14/170,574	2014-02-01	2016-03-22
SoundHound, Inc.	Method for Embedding Voice Mail in a Spoken Utterance Using a Natural Language Processing Computer System	US	15/017,484	2016-02-05	2017-03-21
SoundHound, Inc.	METHOD FOR COMBINING A QUERY AND A COMMUNICATION COMMAND	US	14/092,966	2013-11-28	2016-11-29

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
IN A NATURAL LANGUAGE COMPUTER SYSTEM
SoundHound, Inc.	PARSING TO DETERMINE INTERRUPTIBLE STATE IN AN UTTERANCE BY DETECTING PAUSE DURATION AND COMPLETE SENTENCES	US	16/243,920	2019-01-09	2020-11-10
SoundHound, Inc.	INTEGRATED PROGRAMMING FRAMEWORK FOR SPEECH AND TEXT UNDERSTANDING WITH MEANING PARSING	US	13/842,735	2013-03-15	2021-03-23
SoundHound, Inc.	INTEGRATED PROGRAMMING FRAMEWORK FOR SPEECH AND TEXT UNDERSTANDING WITH BLOCK AND STATEMENT STRUCTURE	US	16/209,854	2018-12-04	2021-05-04
SoundHound, Inc.	SYSTEM AND METHODS FOR OFFLINE AUDIO RECOGNITION	US	13/482,792	2012-05-29	2015-11-24
SoundHound, Inc.	SYSTEM AND METHODS FOR OFFLINE AUDIO RECOGNITION	US	14/884,650	2015-10-15	2017-04-11
SoundHound, Inc.	SYSTEM AND METHOD FOR TARGETING CONTENT BASED ON IDENTIFIED AUDIO AND MULTIMEDIA	US	13/468,975	2012-05-10	2015-05-19
SoundHound, Inc.	PROMOTIONAL CONTENT TARGETING BASED ON RECOGNIZED AUDIO	US	16/134,890	2018-09-18	2020-11-10
SoundHound, Inc.	SYSTEM AND METHOD FOR TARGETING CONTENT BASED ON IDENTIFIED AUDIO AND MULTIMEDIA	US	15/455,083	2017-03-09	2018-11-06
SoundHound, Inc.	SYSTEM AND METHOD FOR TARGETING CONTENT BASED ON IDENTIFIED AUDIO AND MULTIMEDIA	US	14/696,308	2015-04-24	2017-04-25
SoundHound, Inc.	SYSTEM AND METHOD FOR MATCHING A QUERY AGAINST A BROADCAST STREAM	US	13/401,728	2012-02-21	2015-06-02
SoundHound, Inc.	SYSTEM AND METHOD FOR MATCHING A QUERY AGAINST A BROADCAST STREAM	US	14/692,310	2015-04-21	2017-02-07
SoundHound, Inc.	SYSTEM AND METHOD FOR PERFORMING DUAL MODE SPEECH RECOGNITION	US	13/530,101	2012-06-21	2015-03-03
SoundHound, Inc.	System and Method for Performing Dual Mode Speech Recognition	US	15/085,944	2016-03-30	2017-06-27
SoundHound, Inc.	SYSTEM AND METHOD FOR PERFORMING DUAL MODE SPEECH RECOGNITION	US	14/621,024	2015-02-12	2016-05-03

Schedule 8 - 1

SoundHound, Inc.	DISPLAYING TEXT TO END USERS IN COORDINATION WITH AUDIO PLAYBACK	US	13/372,399	2012-02-13	2013-04-30
SoundHound, Inc.	SYSTEM AND METHODS FOR CONTINUOUS AUDIO MATCHING	US	13/193,514	2011-07-28	2016-07-12

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	SYSTEMS AND METHODS FOR PROVIDING IDENTIFICATION INFORMATION IN RESPONSE TO AN AUDIO SEGMENT	US	16/044,331	2018-07-24	2020-05-19
SoundHound, Inc.	System and Methods for Continuous Audio Matching	US	15/182,300	2016-06-14	2018-08-21
SoundHound, Inc.	SYSTEMS AND METHODS FOR DETERMINING UNDERPLAYED AND OVERPLAYED ITEMS	US	12/949,610	2010-11-18	2014-10-07
SoundHound, Inc.	SYSTEMS AND METHODS FOR SEARCHING DATABASES BY SOUND INPUT	US	12/861,775	2010-08-23	2014-04-08
SoundHound, Inc.	????????????????????	JP	2015514132	2013-05-21	2017-08-18
SoundHound, Inc.	SYSTEMS AND METHODS FOR ENABLING NATURAL LANGUAGE PROCESSING	US	13/480,400	2012-05-24	2014-04-08
SoundHound, Inc.	SYSTEMS AND METHODS FOR SEARCHING CLOUD-BASED DATABASES	US	13/890,194	2013-05-08	2016-07-12
SoundHound, Inc.	SYSTEMS AND METHODS FOR SEARCHING CLOUD-BASED DATABASES	US	13/481,514	2012-05-25	2016-05-31
SoundHound, Inc.	SYSTEMS AND METHODS FOR SOUND RECOGNITION	US	12/773,753	2010-05-04	2016-03-08
SoundHound, Inc.	SYSTEMS AND METHODS FOR SOUND RECOGNITION	US	13/480,445	2012-05-24	2014-04-01
SoundHound, Inc.	IDENTIFYING MUSIC FROM PEAKS OF A REFERENCE SOUND FINGERPRINT	US	12/629,821	2009-12-02	2013-05-28
SoundHound, Inc.	MELODIS CRYSTAL DECODER METHOD AND DEVICE FOR SEARCHING AN UTTERANCE BY ACCESSING A DICTIONARY DIVIDED AMONG MULTIPLE PARALLEL PROCESSORS	US	12/610,920	2009-11-02	2014-08-12
SoundHound, Inc.	VOICING DETECTION MODULES IN A SYSTEM FOR AUTOMATIC TRANSCRIPTION OF SUNG OR HUMMED MELODIES	US	12/263,827	2008-11-03	2013-06-18
SoundHound, Inc.	VIBRATO DETECTION MODULES IN A SYSTEM FOR AUTOMATIC TRANSCRIPTION OF SUNG OR HUMMED MELODIES	US	12/263,843	2008-11-03	2013-07-23

Schedule 8 - 1

SoundHound, Inc.	PITCH SELECTION MODULES IN A SYSTEM FOR AUTOMATIC TRANSCRIPTION OF SUNG OR HUMMED MELODIES	US	12/263,812	2008-11-03	2013-06-25
SoundHound, Inc.	SYSTEM AND METHOD FOR PRODUCING SCORED SEARCH RESULTS ON A DATABASE USING APPROXIMATE SEARCH QUERIES	US	11/778,752	2007-07-17	2010-04-13

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	SYSTEM AND METHOD FOR STORING AND RETRIEVING NON-TEXT-BASED INFORMATION	US	11/558,366	2006-11-09	2010-08-31
SoundHound, Inc.	????? ??? ???? ???? ???? ??	KR	10-2008- 7013972	2006-11-09	2011-11-10
SoundHound, Inc.	?????????????????????????????	JP	2008540354	2006-11-09	2013-08-02
SoundHound, Inc.	SYSTEM AND METHOD FOR STORING AND RETRIEVING NON-TEXT-BASED INFORMATION	US	13/275,193	2011-10-17	2015-06-09
SoundHound, Inc.	SYSTEM AND METHOD FOR STORING AND RETRIEVING NON-TEXT-BASED INFORMATION	US	12/578,531	2009-10-13	2011-10-18
SoundHound, Inc.	System And Method For Identifying Original Music	US	13/372,381	2012-02-13
SoundHound, Inc.	Systems and Methods for Generating and Using Shared Natural Language Libraries	US	14/028,166	2013-09-16
SoundHound, Inc.	METHOD AND SYSTEM FOR ASSOCIATING SOUND DATA WITH AN IMAGE	US	13/621,161	2012-09-15
SoundHound, Inc.	METHOD AND SYSTEM FOR PROVIDING REAL-TIME ASSISTANCE TO A TRAVELER	US	14/073,973	2013-11-07
SoundHound, Inc.	Systems and Methods for Sound Recognition	US	14/073,973	2013-11-07
SoundHound, Inc.	SYSTEM AND METHOD FOR CONTINUING AN INTERRUPTED BROADCAST STREAM	US	15/098,080	2016-04-13
SoundHound, Inc.	System and Method for Performing Dual Mode Speech Recognition	US	15/603,257	2017-05-23
SoundHound, Inc.	HANDS-FREE USER AUTHENTICATION	US	15/225,837	2016-08-02
SoundHound, Inc.	DISTINGUISHABLE OPEN SOUNDS	US	15/339,291	2016-10-31
SoundHound, Inc.	3-STAGE CONVERSATIONAL ARGUMENT PROCESSING METHOD FOR SEARCH QUERIES	US	15/486,073	2017-04-12
SoundHound, Inc.	VIRTUAL ASSISTANT WITH ERROR IDENTIFICATION	US	15/497,208	2017-04-26
SoundHound, Inc.	USER-PROVIDED TRANSCRIPTION FEEDBACK AND CORRECTION	US	16/147,889	2018-10-01
SoundHound, Inc.	USER SATISFACTION DETECTION IN A VIRTUAL ASSISTANT	US	16/147,892	2018-10-01

Schedule 8 - 1

SoundHound, Inc.	DETERMINING A COUNT OF OCCURRENCES OF EXPRESSED CONCEPTS WITHIN REGIONS	US	16/244,039	2019-01-09
SoundHound, Inc.	SPEECH-ENABLED SYSTEM WITH DOMAIN DISAMBIGUATION	US	16/245,153	2019-01-10

Schedule 8 - 1

Owner	Title	Country	App. / Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	USER AUTHENTICATION USING SPEECH RECOGNITION	US	16/355,844	2019-03-18
SoundHound, Inc.	Voice Characterization-Based Natural Language Filtering	US	16/421,306	2019-05-23
SoundHound, Inc.	Voice Characterization-Based Natural Language Filtering	US	16/421,325	2019-05-23
SoundHound, Inc.	ADAPTIVE END-OF-UTTERANCE TIMEOUT FOR REAL-TIME SPEECH RECOGNITION	US	15/959,590	2018-04-23
SoundHound, Inc.	VISUALLY PRESENTING INFORMATION RELEVANT TO A NATURAL LANGUAGE CONVERSATION	US	16/052,930	2018-08-02
SoundHound, Inc.	SYSTEM AND METHOD FOR PERFORMING AN INTELLIGENT CROSS- DOMAIN SEARCH	US	16/179,843	2018-11-02
SoundHound, Inc.	Information Retrieval According To A User Interest Model	US	16/822,933	2020-03-18
SoundHound, Inc.	Artificial Intelligence Generation of Advertisements	US	16/286,523	2019-02-26
SoundHound, Inc.	SYSTEM FOR DEVICEAGNOSTIC SYNCHRONIZATION OF AUDIO AND ACTION OUTPUT	US	16/410,826	2019-05-13
SoundHound, Inc.	GENERATION OF EDITED TRANSCRIPTION FOR SPEECH AUDIO	US	16/442,454	2019-06-15
SoundHound, Inc.	CONTENT FILTERING IN MEDIA PLAYING DEVICES	US	17/228,438	2021-04-12
SoundHound, Inc.	Pitch Dependent Speech Recognition Engine	US	11/971,070	2008-01-08

Schedule 8 - 1

Trademarks

Owner	Title	Country	App. No.	Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	ACTIVE ARBITRATION	US	97568867		2022-08-29
SoundHound, Inc.	SOUNDHOUND EDGELITE	US	97479096		2022-06-28
SoundHound, Inc.	SOUNDHOUND EDGE	US	97479097		2022-06-28
SoundHound, Inc.	MORE HUMAN	GB	1688673		2022-09-13
SoundHound, Inc.	MORE HUMAN	US	97470228		2022-06-22
SoundHound, Inc.	CAINET	US	97449175		2022-06-08
SoundHound, Inc.	SOUNDHOUND	IB	1687053		2022-06-21
SoundHound, Inc.	SOUNDHOUND	US	97444319		2022-06-06
SoundHound, Inc.	CAILAN	US	97440120		2022-06-02
SoundHound, Inc.	HOUND	IN	4426733		2020-01-31
SoundHound, Inc.	CONVERSATIONAL INTELLIGENCE THAT'S MORE HUMAN	US	97380394		2022-04-25
SoundHound, Inc.	MORE HUMAN	IB	1688673	1688673	2022-09-13	2022-09-13
SoundHound, Inc.	QUERY GLUE	US	90883922	6856346	2021-08-16	2022-09-27
SoundHound, Inc.	SOUNDHOUND	MX	2404625	2234365	2020-08-13	2021-04-20
SoundHound, Inc.	LIVELYRICS	JP	2019-111469	6331571	2019-08-20	2020-12-18
SoundHound, Inc.	LIVELYRICS	GB	UK009181012 94	UK0091810129 4	2019-07-29	2019-12-14
SoundHound, Inc.	LIVELYRICS	EM	18101294	18101294	2019-07-29	2019-12-14
SoundHound, Inc.	LIVELYRICS	KR	40-2019- 0113396	40-1615573	2019-07-22	2020-06-15
SoundHound, Inc.	SOUNDHOUND	IN	4129050	4129050	2019-03-26	2019-03-26
SoundHound, Inc.	Ring Logo	IN	4129056	4129056	2019-03-26	2020-01-02
SoundHound, Inc.	HOUND	IN	4129052	4129052	2019-03-26	2019-11-15

Schedule 8 - 2

SoundHound, Inc.	HOUNDIFY	IN	4129054	4129054	2019-03-26	2019-11-15
SoundHound, Inc.	Ring Logo	IN	4129055	4129055	2019-03-26	2021-02-22
SoundHound, Inc.	HOUNDIFY	IN	4129053	4129053	2019-03-26	2019-09-27
SoundHound, Inc.	SOUNDHOUND	IN	4129049	4129049	2019-03-26	2019-11-15
SoundHound, Inc.	SOUNDHOUND	RU	2019709185	731573	2019-03-01	2019-10-16

Schedule 8 - 2

Owner	Title	Country	App. No.	Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	SOUNDHOUND	MX	2171329	2008783	2019-02-22	2019-06-11
SoundHound, Inc.	Ring Logo	MX	2171340	2008786	2019-02-22	2019-06-11
SoundHound, Inc.	HOUNDIFY	MX	2171334	2008784	2019-02-22	2019-06-11
SoundHound, Inc.	HOUND	MX	2171336	2008785	2019-02-22	2019-06-11
SoundHound, Inc.	Ring Logo	RU	2019707684	723676	2019-02-22	2019-08-16
SoundHound, Inc.	HOUNDIFY	RU	2019707681	727474	2019-02-22	2019-09-11
SoundHound, Inc.	HOUND	RU	2019707682	766853	2019-02-22	2020-07-13
SoundHound, Inc.	Ring Logo	MX	2171337	2001914	2019-02-22	2019-05-20
SoundHound, Inc.	HOUNDIFY	MX	2171331	2092764	2019-02-22	2020-03-18
SoundHound, Inc.	SOUNDHOUND	BR	916778770	916778770	2019-02-19	2019-11-05
SoundHound, Inc.	Ring Logo	BR	916778959	916778959	2019-02-19	2019-11-05
SoundHound, Inc.	HOUNDIFY	BR	916778843	916778843	2019-02-19	2019-11-05
SoundHound, Inc.	HOUND	BR	916778894	916778894	2019-02-19	2019-11-05
SoundHound, Inc.	Ring Logo	BR	916778924	916778924	2019-02-19	2019-11-05
SoundHound, Inc.	HOUNDIFY	BR	916778819	916778819	2019-02-19	2019-11-05
SoundHound, Inc.	SOUNDHOUND	BR	916778746	916778746	2019-02-19	2019-11-05
SoundHound, Inc.	??	CN		36072262	2019-01-22	2019-09-07
SoundHound, Inc.	??	CN		36071912	2019-01-22	2019-09-07
SoundHound, Inc.	??	CN		36071913	2019-01-22	2019-09-07
SoundHound, Inc.	??	CN		36071914	2019-01-22	2019-09-07
SoundHound, Inc.	??	CN	36071915		2019-01-22	2020-08-07
SoundHound, Inc.	Microphone Logo	CN	2019Z11L0024 41	GZDZ-2019-F- 00742847	2019-01-14	2019-03-11

Schedule 8 - 2

SoundHound, Inc.	Ring Logo	CN	2019Z11L0024 35	GZDZ-2019-F- 00742849	2019-01-14	2019-03-11
SoundHound, Inc.	Fat S Logo	CN	2019Z11L0024 26	GZDZ- 2019-F- 00742848	2019-01-14	2019-03-11
SoundHound, Inc.	Ring Logo	CN	32665894	32665894	2018-08-03	2019-08-14
SoundHound, Inc.	Fat S Logo	JP	2017111430	6131622	2017-08-24	2019-03-22
SoundHound, Inc.	HOUNDIFY	JP	2017111426	6131618	2017-08-24	2019-03-22
SoundHound, Inc.	Ring Logo	JP	2017111428	6131620	2017-08-24	2019-03-22

Schedule 8 - 2

Owner	Title	Country	App. No.	Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	Microphone Logo	JP	2017111429	6131621	2017-08-24	2019-03-22
SoundHound, Inc.	SPEECH-TO-MEANING	JP	2017111427	6131619	2017-08-24	2019-03-22
SoundHound, Inc.	Fat S Logo	KR	4.02017E+12	40-1377316	2017-08-16	2018-07-12
SoundHound, Inc.	HOUNDIFY	KR	4.02017E+12	40-1386087	2017-08-16	2018-08-09
SoundHound, Inc.	Ring Logo	KR	4.02017E+12	40-1386089	2017-08-16	2018-08-09
SoundHound, Inc.	Microphone Logo	KR	4.02017E+12	40-1386088	2017-08-16	2018-08-09
SoundHound, Inc.	SPEECH-TO-MEANING	KR	4.02017E+12	40-1386086	2017-08-16	2018-08-09
SoundHound, Inc.	SPEECH-TO-MEANING	GB	UK009168919 05	UK0091689190 5	2017-06-19	2018-10-16
SoundHound, Inc.	Ring Logo	GB	UK009168844 47	UK0091688444 7	2017-06-19	2018-03-27
SoundHound, Inc.	Microphone Logo	GB	UK009168893 54	UK0091688935 4	2017-06-19	2019-08-03
SoundHound, Inc.	HOUNDIFY	GB	UK009168893 39	UK0091688933 9	2017-06-19	2018-03-27
SoundHound, Inc.	Fat S Logo	EM	16889371	16889371	2017-06-19	2018-03-27
SoundHound, Inc.	HOUNDIFY	EM	16889339	16889339	2017-06-19	2018-03-27
SoundHound, Inc.	Ring Logo	EM	16884447	16884447	2017-06-19	2018-03-27
SoundHound, Inc.	Microphone Logo	EM	16889354	16889354	2017-06-19	2019-08-03
SoundHound, Inc.	SPEECH-TO-MEANING	EM	16891905	16891905	2017-06-19	2018-10-16
SoundHound, Inc.	Fat S Logo	CA	1842056	TMA1,024,513	2017-06-12	2019-06-11
SoundHound, Inc.	HOUNDIFY	CA	1842055	TMA1082478	2017-06-12	2020-09-30
SoundHound, Inc.	Ring Logo	CA	1842058	TMA1082486	2017-06-12	2020-09-30
SoundHound, Inc.	SPEECH-TO-MEANING	CA	1842054	TMA1082477	2017-06-12	2020-09-30
SoundHound, Inc.	Fat S Logo	CN	24594159	24594159	2017-06-09	2018-10-28
SoundHound, Inc.	HOUNDIFY	CN	24594157	24594157	2017-06-09	2018-06-14

Schedule 8 - 2

SoundHound, Inc.	HOUNDIFY	CN	24594155	24594155	2017-06-09	2018-06-14
SoundHound, Inc.	SPEECH-TO-MEANING	CN	24594162	24594162	2017-06-09	2018-06-14
SoundHound, Inc.	SPEECH-TO-MEANING	CN	24594957		2017-06-09	2018-07-21
SoundHound, Inc.	SPEECH-TO-MEANING	CN	24594956		2017-06-09	2018-07-21
SoundHound, Inc.	SPEECH-TO-MEANING	CN	24594955		2017-06-09	2018-07-14
SoundHound, Inc.	COLLECTIVE AI	US	87313605	5571364	2017-01-25	2018-09-25

Schedule 8 - 2

Owner	Title	Country	App. No.	Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	DEEP MEANING UNDERSTANDING	US	87275397	5656376	2016-12-20	2019-01-15
SoundHound, Inc.	SPEECH-TO-MEANING	US	86649357	5407893	2015-06-02	2018-02-20
SoundHound, Inc.	SAY IT. GET IT.	US	86649327	5256786	2015-06-02	2017-08-01
SoundHound, Inc.	Ring Logo	US	86641719	5401993	2015-05-26	2018-02-13
SoundHound, Inc.	Microphone Logo	US	86641728	5401994	2015-05-26	2018-02-13
SoundHound, Inc.	HOUND	US	86621437	5125093	2015-05-06	2017-01-17
SoundHound, Inc.	HOUNDIFY	US	86621361	5009125	2015-05-06	2016-07-26
SoundHound, Inc.	HOUND	AU	1691412	1691412	2015-05-04	2017-05-01
SoundHound, Inc.	HOUND	GB	UK009140316 86	UK0091403168 6	2015-04-30	2015-11-17
SoundHound, Inc.	TRANSLATIONHOUND	US	86544603	5581099	2015-02-24	2018-10-09
SoundHound, Inc.	SPORTSHOUND	US	86522699	5590554	2015-02-03	2018-10-23
SoundHound, Inc.	FOODHOUND	US	86522734	5595931	2015-02-03	2018-10-30
SoundHound, Inc.	RECIPEHOUND	US	86523156	5595932	2015-02-03	2018-10-30
SoundHound, Inc.	FLIGHTHOUND	US	86523213	5595933	2015-02-03	2018-10-30
SoundHound, Inc.	RESTAURANTHOUND	US	86523221	5595934	2015-02-03	2018-10-30
SoundHound, Inc.	STOCKHOUND	US	86523231	5595935	2015-02-03	2018-10-30
SoundHound, Inc.	CALENDARHOUND	US	86523237	5581088	2015-02-03	2018-10-09
SoundHound, Inc.	HOTELHOUND	US	86522715	5595930	2015-02-03	2018-10-30
SoundHound, Inc.	WEATHERHOUND	US	86520161	5590550	2015-01-30	2018-10-23
SoundHound, Inc.	HOUNDIFY	US	86292211	5346550	2014-05-27	2017-11-28
SoundHound, Inc.	Fat S Logo	CA	1568656	TMA877485	2012-03-14	2014-05-08
SoundHound, Inc.	LIVELYRICS	CA	1567538	TMA856043	2012-03-07	2013-07-23

Schedule 8 - 2

SoundHound, Inc.	HOUND	CA	1567540	TMA877488	2012-03-07	2014-05-08
SoundHound, Inc.	HOUND	KR	45-2015- 0004055	45-0067236- 0000	2015-05-04	2016-08-16
SoundHound, Inc.	HOUND	JP	2015043208	5803074	2015-05-07	2015-10-30
SoundHound, Inc.	HOUND	EM	14031686	14031686	2015-04-30	2015-11-17
SoundHound, Inc.	HOUND	US	85976418	4129917	2010-10-01	2012-04-17
SoundHound, Inc.	SOUNDHOUND	CA	1482294	TMA852860	2010-05-21	2013-06-10

Schedule 8 - 2

Owner	Title	Country	App. No.	Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	Fat S Logo	GB	UK009094228 33	UK0090942283 3	2010-10-05	2011-02-18
SoundHound, Inc.	Fat S Logo	TR	201211186	201211186	2012-02-03	2013-09-26
SoundHound, Inc.	Fat S Logo	EM	9422833	9422833	2010-10-05	2011-02-18
SoundHound, Inc.	Fat S Logo	US	85009631	4491367	2010-04-08	2014-03-04
SoundHound, Inc.	Fat S Logo	US	85976115	4100310	2010-04-08	2012-02-14
SoundHound, Inc.	SOUNDHOUND	GB	UK008010450 14	UK0080104501 4	2010-05-20	2011-06-16
SoundHound, Inc.	SOUNDHOUND	TR	201211185		2012-02-03	2012-02-02
SoundHound, Inc.	SOUNDHOUND	SG	1045014		2010-05-20	2011-12-29
SoundHound, Inc.	SOUNDHOUND	RU	1045014		2010-05-20	2011-07-28
SoundHound, Inc.	SOUNDHOUND	NO	1045014	1045014	2010-05-20	2011-04-07
SoundHound, Inc.	SOUNDHOUND	KR	1045014	1045014	2010-05-20	2012-01-06
SoundHound, Inc.	SOUNDHOUND (?????????????)	JP	1045014	1045014	2010-05-20	2011-06-17
SoundHound, Inc.	SOUNDHOUND	IB	1045014	1045014	2009-11-24	2010-05-20
SoundHound, Inc.	SOUNDHOUND	EM	1045014	1045014	2010-05-20	2011-07-07
SoundHound, Inc.	SOUNDHOUND	CN	G1045014	G1045014	2010-05-20	2010-08-31
SoundHound, Inc.	SOUNDHOUND	CH	1045014	1045014	2010-05-20	2010-08-12
SoundHound, Inc.	SOUNDHOUND	AU	1045014	1045014	2010-05-20	2010-12-23
SoundHound, Inc.	LIVELYRICS	US	77879495	4372807	2009-11-24	2013-07-23
SoundHound, Inc.	LIVELYRICS	US	77983093	4150657	2009-11-24	2012-05-29
SoundHound, Inc.	SOUNDHOUND	US	77879505	4510988	2009-11-24	2014-04-08
SoundHound, Inc.	SOUNDHOUND	US	77982962	4109442	2009-11-24	2012-03-06
SoundHound, Inc.	MIDOMI	KR	4.12007E+12	410172989	2007-05-30	2008-08-22

Schedule 8 - 2

SoundHound, Inc.	MIDOMI (???)	JP	2007-041126	5198967	2007-04-24	2009-01-23
SoundHound, Inc.	MIDOMI	US	77068373	3640102	2006-12-20	2009-06-16
SoundHound, Inc.	Fat S Logo	GB	UK009168893 71	UK0091688937 1		2018-03-27
SoundHound, Inc.	MIDOMI	CA	1349982	TMA724405	2007-06-01
SoundHound, Inc.	SOUNDHOUND	CA	2213160		2022-06-21
SoundHound, Inc.	MORE HUMAN	CA	2215748		2022-09-13

Schedule 8 - 2

Owner	Title	Country	App. No.	Reg. No.	Filing Date	Issue Date
SoundHound, Inc.	SOUNDHOUND	IN	5669536		2022-06-21
SoundHound, Inc.	HOUND	MX	M2171335		2019-02-22
SoundHound, Inc.	SOUNDHOUND	MX	M2171328		2019-02-22
SoundHound, Inc.	SOUNDHOUND	MX	M2829402		2022-06-21
SoundHound, Inc.	MORE HUMAN	MX	M2836088		2022-09-13
SoundHound, Inc.	MORE HUMAN	MX	M2836089		2022-09-13

Schedule 8 - 2

Annex I ACKNOWLEDGMENT AND CONSENT
The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of April 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; each capitalized term not defined herein shall have the meaning assigned to it in the Agreement), made by SoundHound AI, Inc., a Delaware corporation, and the other Grantors party thereto for the benefit of ACP Post Oak Credit II LLC, as Collateral Agent for the ratable benefit of the Secured Parties. The undersigned agrees for the benefit of the Collateral Agent and the other Secured Parties as follows:

1.The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned as an Issuer of Pledged Securities.

2.The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 6.05(a) of the Agreement.

3.The terms of Sections 7.01(c) and 7.05 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 7.01(c) or 7.05 of the Agreement.

[NAME OF ISSUER]

By:      Name:      Title:

Address for Notices:

Fax:

Annex I - 1

EXHIBIT A

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”), dated as of [ ], 20[ ], is made by [GRANTOR] (the “Grantor”) in favor of ACP Post Oak Credit II LLC, as Collateral Agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

Recitals

The Collateral Agent, SoundHound AI, Inc. and the Lenders from time to time party thereto have entered into a Senior Secured Term Loan Credit Agreement, dated as of April 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the Credit Agreement and as a condition to the extension of credit by the Lenders under the Credit Agreement, the Grantor executed and delivered a Guarantee and Collateral Agreement, dated as of April 14, 2023 (the “Collateral Agreement”), in favor of the Collateral Agent for the ratable benefit of the Secured Parties.

The Grantor solely and exclusively owns the patents and patent applications listed on Schedule A attached hereto (the “Patents”), which Patents have been issued by or are pending applications in the United States Patent and Trademark Office.

This Agreement has been executed in conjunction with the security interest granted under the Collateral Agreement to the Collateral Agent for the ratable benefit of the Secured Parties. In the event that any provisions of this Agreement are deemed to conflict with the Collateral Agreement, the provisions of the Collateral Agreement shall govern.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.Definitions. Unless otherwise indicated, all capitalized terms not defined herein shall have the respective meaning given to them in the Collateral Agreement.

2.The Security Interest. The Grantor hereby pledges, assigns and transfers to the Collateral Agent, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property, now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interests and whether now existing or hereafter coming into existence: (1) any and all patents and patent applications, including the Patents; (2) all inventions and improvements described and claimed therein; (3) all reissues, divisionals, continuations, renewals, extensions and continuations-in-part thereof; (4) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (5) all rights to sue for past, present and future infringements thereof; (6) all rights corresponding to any of the foregoing throughout the world; and (7) all Proceeds of the foregoing.

3.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit A - 1

*******

Exhibit A - 2

IN WITNESS WHEREOF, the Grantor has executed this Agreement by its duly authorized representative as of the date first written above.

GRANTOR

[GRANTOR]

By:          Name:
Title:

[Signature Page to Patent Security Agreement]

Acknowledged and Agreed:

ACP POST OAK CREDIT II LLC
as Collateral Agent

By:          Name:
Title:

[Signature Page to Patent Security Agreement]

Schedule A

Patents

Title	Application No.	Date Filed	Patent No.	Date Issued

Schedule A - 1

EXHIBIT B

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of [ ], 20[ ], is made by [GRANTOR] (the “Grantor”) in favor of ACP Post Oak Credit II LLC, as Collateral Agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

Recitals

The Collateral Agent, SoundHound AI, Inc. and the Lenders from time to time party thereto have entered into a Senior Secured Term Loan Credit Agreement, dated as of April 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the Credit Agreement and as a condition to the extension of credit by the Lenders under the Credit Agreement, the Grantor executed and delivered a Guarantee and Collateral Agreement, dated as of April 14, 2023 (the “Collateral Agreement”), in favor of the Collateral Agent for the ratable benefit of the Secured Parties.

The Grantor solely and exclusively owns the trademarks and trademark applications listed on Schedule A attached hereto (the “Trademarks”), which Trademarks have been issued by or are pending applications in the United States Patent and Trademark Office.

This Agreement has been executed in conjunction with the security interest granted under the Collateral Agreement to the Collateral Agent for the ratable benefit of the Secured Parties. In the event that any provisions of this Agreement are deemed to conflict with the Collateral Agreement, the provisions of the Collateral Agreement shall govern.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.Definitions. Unless otherwise indicated, all capitalized terms not defined herein shall have the respective meaning given to them in the Collateral Agreement.

2.The Security Interest. The Grantor hereby pledges, assigns and transfers to the Collateral Agent, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property, now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interests and whether now existing or hereafter coming into existence: (1) any and all trademarks and trademark applications, including the Trademarks (except any “intent to use” Trademark applications pending under Section 1(b) of the Trademark Act for which a statement of use or an amendment to allege use has not been filed (but only until such statement or amendment is filed)); (2) all divisionals, continuations, renewals, extensions and continuations-in-part thereof; (3) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (4) all rights to sue for past, present and future infringements thereof;
(5) all goodwill of the business associated with the foregoing; (6) all rights corresponding to any of the foregoing throughout the world; and (7) all Proceeds of the foregoing.

Exhibit B - 1

3.Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

*******

Exhibit B - 2

IN WITNESS WHEREOF, the Grantor has executed this Agreement by its duly authorized representative as of the date first written above.

GRANTOR

[GRANTOR]

By:          Name:
Title:

[Signature Page to Trademark Security Agreement]

Acknowledged and Agreed:

ACP POST OAK CREDIT II LLC
as Collateral Agent

By:          Name:
Title:

[Signature Page to Trademark Security Agreement]

Schedule A

Trademarks

Title	Serial No.	Date Filed	Registration No.	Date Issued

Schedule A - 1

EXHIBIT C

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Agreement”), dated as of [ ], 20[ ], is made by [GRANTOR] (the “Grantor”) in favor of ACP Post Oak Credit II LLC, as Collateral Agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

Recitals

The Collateral Agent, SoundHound AI, Inc. and the Lenders from time to time party thereto have entered into a Senior Secured Term Loan Credit Agreement, dated as of April 14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the Credit Agreement and as a condition to the extension of credit by the Lenders under the Credit Agreement, the Grantor executed and delivered a Guarantee and Collateral Agreement, dated as of April 14, 2023 (the “Collateral Agreement”), in favor of the Collateral Agent for the ratable benefit of the Secured Parties.

The Grantor solely and exclusively owns the copyrights and copyright applications listed on Schedule A attached hereto (the “Copyrights”), which Copyrights have been issued by or are pending applications in the United States Copyright Office.

This Agreement has been executed in conjunction with the security interest granted under the Collateral Agreement to the Collateral Agent for the ratable benefit of the Secured Parties. In the event that any provisions of this Agreement are deemed to conflict with the Collateral Agreement, the provisions of the Collateral Agreement shall govern.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

4.Definitions. Unless otherwise indicated, all capitalized terms not defined herein shall have the respective meaning given to them in the Collateral Agreement.

5.The Security Interest. The Grantor hereby pledges, assigns and transfers to the Collateral Agent, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property, now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interests and whether now existing or hereafter coming into existence: (1) any and all copyrights, copyright licenses and copyright applications, including the Copyrights; (2) all reissues, divisionals, continuations, renewals, extensions and continuations-in-part thereof; (3) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (4) all rights to sue for past, present and future infringements thereof; (5) all rights corresponding to any of the foregoing throughout the world; and (6) all Proceeds of the foregoing.

6.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit C - 1

*******

Exhibit C - 2

IN WITNESS WHEREOF, the Grantor has executed this Agreement by its duly authorized representative as of the date first written above.

GRANTOR

[GRANTOR]

By:          Name:
Title:

[Signature Page to Copyright Security Agreement]

Acknowledged and Agreed:

ACP POST OAK CREDIT II LLC
as Collateral Agent

By:          Name:
Title:

[Signature Page to Copyright Security Agreement]

Schedule A

Copyrights

Title	Serial No.	Date Filed	Registration No.	Date Issued

Schedule A - 1

EXHIBIT G

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Unless otherwise defined herein, each capitalized term used herein has the meaning assigned to it in the Senior Secured Term Loan Credit Agreement identified below (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Credit Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.Assignor[s]:

2.Assignee[s]:
[and is an Affiliate/Approved Fund of [identify Lender]5]

3.Borrower:    SoundHound AI, Inc.

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.
5 Select as applicable.

Exhibit G-1

4.Administrative Agent:    ACP Post Oak Credit II LLC, as the administrative agent under the Credit Agreement

5.Credit Agreement:    Senior Secured Term Loan Credit Agreement, dated as of April
14, 2023, among SoundHound AI, Inc., the Lenders from time to time party thereto, and ACP Post Oak Credit II LLC, as Administrative Agent and Collateral Agent

6.Assigned Interest[s]:

Assignor[s ]	Assignee[s ]	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/L oans Assigned	Percentage Assigned of Commitment/Loan s6
		$	$	%
		$	$	%
		$	$	%

[7.    Trade Date:    ]7

Effective Date:     , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND
WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

6 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
7 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit G-2

ASSIGNOR[S]:

[NAME OF ASSIGNOR]

By:      Title:

ASSIGNEE[S]:

[NAME OF ASSIGNEE]

By:      Title:

[Consented to and Accepted]8:

ACP POST OAK CREDIT II LLC, as
Administrative Agent

By     Name:
Title:

8 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Exhibit G-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim[,]and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.01 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

Annex 1

3.General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1

EXHIBIT H-1

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (NON-U.S. LENDERS; NON-PARTNERSHIPS)

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Senior Secured Term Loan Credit Agreement, dated as of April
14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, each capitalized term used herein has the meaning assigned to it in the Credit Agreement), among SoundHound AI, Inc., as Borrower, ACP Post Oak Credit II LLC, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-“United States person” (as defined in Section 7701(a)(30) of the Code) status on IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date:     , 20[ ]

Exhibit H-1-1

EXHIBIT H-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN PARTICIPANTS; NOT PARTNERSHIPS)

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Senior Secured Term Loan Credit Agreement, dated as of April
14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, each capitalized term used herein has the meaning assigned to it in the Credit Agreement), among SoundHound AI, Inc., as Borrower, ACP Post Oak Credit II LLC, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-“United States person” (as defined in Section 7701(a)(30) of the Code) status on IRS Form W-8BEN (or IRS Form W- 8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and
(2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:     , 20[ ]

Exhibit H-2-1

EXHIBIT H-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN PARTICIPANTS; PARTNERSHIPS)

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Senior Secured Term Loan Credit Agreement, dated as of April
14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, each capitalized term used herein has the meaning assigned to it in the Credit Agreement), among SoundHound AI, Inc., as Borrower, ACP Post Oak Credit II LLC, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and
(v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:     , 20[ ]

Exhibit H-3-1

Exhibit H-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE (NON-U.S. LENDERS; PARTNERSHIPS)

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Senior Secured Term Loan Credit Agreement, dated as of April
14, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, each capitalized term used herein has the meaning assigned to it in the Credit Agreement), among SoundHound AI, Inc., as Borrower, ACP Post Oak Credit II LLC, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code,
(iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:
Name:
Title:
Date:     , 20[ ]

Exhibit H-4-1

EXHIBIT I

FORM OF PERFECTION CERTIFICATE

[See attached.]

Exhibit I-1

Execution Version

PERFECTION CERTIFICATE

April 14, 2023

Reference is hereby made to (i) that certain Senior Secured Term Loan Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among SoundHound AI, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and ACP Post Oak Credit II LLC, in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities, together with its successors and permitted assigns in such capacities, the “Agent”) and (ii) that certain Guarantee and Collateral Agreement, dated as of the date hereof (the “Security Agreement”), made by the Borrower and its Subsidiaries, in favor of the Collateral Agent.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

To the extent applicable, this Perfection Certificate shall be, and has been, completed pro forma for the formation of IPCo and IPHoldCo, and where applicable the undersigned shall, and has, indicated the current record owner of Intellectual Property and the pro forma owner of such Intellectual Property as of the Closing Date.

The undersigned, the Chief Executive Officer of the Borrower, hereby certifies to the Agent and each other Secured Party, in respect of the Borrower and each of its Subsidiaries as follows:

1.Names. (a) The exact legal name of the Borrower and each of its Subsidiaries, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). The Borrower and each of its Subsidiaries is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the jurisdiction of formation for the Borrower and each of its Subsidiaries.

(b)Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names the Borrower and each of its Subsidiaries has had in the past five years, together with the date of the relevant change.

(c)Set forth in Schedule 1(c) is a list of all other names used by each Loan Party, including trade names under which any Loan Party conducts business as of the date hereof, or any other business or organization to which each Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, and on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Loan Party has changed its jurisdiction of organization at any time during the past four months.

2.Current Locations.    (a) The chief executive office of each Loan Party is located at the address (including the county) set forth in Schedule 2(a) hereto.

(b) With respect to each Loan Party, set forth in Schedule 2(b) are (i) all locations where such Loan Party maintains any books or records relating to any Accounts and all locations where Inventory and Equipment are kept, and (ii) the name and address of any Person other than a Loan Party that has possession of any Collateral, including Inventory and Equipment (indicating whether such Person holds such Collateral subject to a Lien (including warehousemen’s, mechanics’ and other statutory liens)).

102073516

3.Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto, all of the Collateral has been originated by each Loan Party in the ordinary course of business or consists of goods which have been acquired by such Loan Party in the ordinary course of business from a person in the business of selling goods of that kind.

4.Real Property. Set forth on Schedule 4 is a true and correct list of (i) all real property owned or leased by each Loan Party and located in the United States as of the Closing Date, (ii) all real property owned or leased by each Loan Party and located outside of the United States, (iii) the exact legal name of the record owner of such real property, and (iv) the county recorder’s office in which a Mortgage with respect to such real property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein. Except as set forth on Schedule 6, no Loan Party has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or Loan Party with respect to any of the real property described in Schedule 6. Copies of any deeds, leases, subordination and non-disturbance agreements, title insurance policies, surveys and other records relating to such real property listed on Schedule 6 have been delivered to the Administrative Agent.

5.Subsidiary Ownership and Other Equity Interests. (a) Attached hereto as Schedule 5(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Subsidiary of a Loan Party and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests.

(b) Set forth in Schedule 5(b) is each equity investment of each Loan Party that represents 50% or less of the equity of the entity in which such investment was made.

6.Instruments and Tangible Chattel Paper. Attached hereto as Schedule 6 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Loan Party as of the date hereof, including all intercompany notes between or among any two or more Loan Parties or any of their Subsidiaries.

7.Intellectual Property. (a) Attached hereto as Schedule 7(a) is a schedule setting forth all of each Loan Party’s Patents and Trademarks (each as defined in the Security Agreement) applied for or registered with the United States Patent and Trademark Office, and all other Patents and Trademarks (each as defined in the Security Agreement), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each Patent or Trademark owned by each Loan Party.

(b)Attached hereto as Schedule 7(b) is a schedule setting forth all of each Loan Party’s United States Copyrights (each as defined in the Security Agreement), and all other Copyrights, including the name of the registered owner and the registration number of each Copyright owned by each Loan Party.

(c)Attached hereto as Schedule 7(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses, whether or not recorded with the United States Patent and Trademark Office or United States Copyright Office, as applicable, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

8.Commercial Tort Claims. Attached hereto as Schedule 8 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Loan Party, including a brief description thereof.

9.Letter-of-Credit Rights. Attached hereto as Schedule 9 is a true and correct list of all Letters of Credit issued in favor of each Loan Party.

10.Securities Accounts and Deposit Accounts. (a) Attached hereto as Schedule 10(a) is a true and correct list of all securities accounts in which each Loan Party customarily maintains securities or other assets, including the name and address of the intermediary institutions and the type of account.

(b) Attached hereto as Schedule 10(b) is a true and correct list of all depositary accounts maintained by each Loan Party, including the name and address of the depositary institution and type of account.

11.Insurance. Attached hereto as Schedule 11 is a true and correct list of all insurance policies and insurance contracts (and insurance receivables arising thereunder) which list includes for each such policy the name and address of the insurers of the relevant policy, the type of the policy, the date of the policy and the policy value.

12.Government Receivables. Except as set forth on Schedule 12, none of the Account Debtors in respect of any receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.

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IN WITNESS WHEREOF, the undersigned has signed this Perfection Certificate as of the date first written above.

SOUNDHOUND AI, INC.,
a Delaware corporation

By:         Name: Keyvan Mohajer
Title: Chief Executive Officer

[Signature Page to Perfection Certificate]